Exhibit 99.1

ASSIGNMENT, PURCHASE AND ASSUMPTION AGREEMENT

by and between

FIRST NIAGARA BANK, NATIONAL ASSOCIATION

and

COMMUNITY BANK, NATIONAL ASSOCIATION

DATED

JANUARY 19, 2012

AS AMENDED AND RESTATED AS OF JULY 19, 2012

TABLE OF CONTENTS

ARTICLE I DEFINITIONS; CONSTRUCTION...		2

Section 1.1	Definitions…………………………………………………………………………………………………………………………………………..............	2
Section 1.2	Interpretation…………………………………………………………………………………………………………………………………….................	20

ARTICLE II ASSIGNMENT AS TO PURCHASE AND SALE OF PURCHASED ASSETS AND ASSUMPTION OF ASSUMED LIABILITIES………..........................................		21

Section 2.1	Purchase and Sale of Transferred Business…………………………………………………………………………………….....................................	21
Section 2.2	Assumption of Liabilities…………………………………………………………………………………………………………………….....................	26
Section 2.3	Sale and Transfer of Servicing………………………………………………………………………………………………………………....................	27
Section 2.4	Effect of Assignment of Rights and Obligations…………………………………………………………………………………….............................	28

ARTICLE III CLOSING PAYMENT AND ADJUSTMENTS………………………………………………………………………………………………………….……...........................		28

Section 3.1	Closing Payment.……………………………………………………………………………………………………………………………………..........	28
Section 3.2	Closing Statement and Closing Payment.………………………………………………………………………………………………….……............	29
Section 3.3	Final Closing Statement, Allocation of Fees and Expenses, and Post-Closing Adjustment.…………………….…….....................……..............	30
Section 3.4	Allocation of Consideration.……………………………………………………………………………………………………………………………...	32

ARTICLE IV THE CLOSING……………………………………………………………………………………………………………………………………………………………………..		32

Section 4.1	Closing Time and Place……………………………………………………………………………………………………………………………………	32
Section 4.2	Closing Documents.……………………………………………………………………………………………………………………….........................	33
Section 4.3	Delivery of Purchased Assets…………………………………………………………………………………………………………………….….......	34

ARTICLE V REPRESENTATIONS AND WARRANTIES OF ASSIGNOR………………………………………………………………………………………………………................		34

Section 5.1	Organization………………………………………………………………………………………………………………………………………………...	34
Section 5.2	Authority; Capacity……………………………………………………………………………………………………………………………………......	35
Section 5.3	Consents and Approvals…………………………………………………………………………………………………………………………….........	35
Section 5.4	No Breaches; Defaults……………………………………………………………………………………………………………………………….........	35
Section 5.5	Compliance with Law.………………………………………………………………………………………………………………………………...........	35
Section 5.6	Litigation and Related Matters.…………………………………………………………………………………………………………………..............	36
Section 5.7	No Brokers or Finders………………………………………………………………………………………………………………………………..........	36
Section 5.8	Operations………………………………………………………………………………………………………………………………………………......	36
Section 5.9	Real Property Leases.………………………………………………………………………………………………………………………………...........	36
Section 5.10	Purchased Real Property.………………………………………………………………………………………………………………………….............	37
Section 5.11	Assumed Deposits…………………………………………………………………………………………………………………………………...........	37
Section 5.12	Purchased Loans.……………………………………………………………………………………………………………………………………..........	37
Section 5.13	[Intentionally Omitted]………………………………………………………………………………………………………………………….................	39
Section 5.14	Assumed Contracts…………………………………………………………………………………………………………………………………..........	39
Section 5.15	Regulatory Matters…………………………………………………………………………………………………………………………………...........	39
Section 5.16	Necessary Permits………………………………………………………………………………………………………………………………….............	39
Section 5.17	Business Employees, Affiliated Employees and Benefits.………………………………………………………………………….............................	39

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Section 5.18	Labor Contracts and Relations………………………………………………………………………………………………………………...................	40
Section 5.19	Environmental Matters………………………………………………………………………………………………………………………….................	40
Section 5.20	Books and Records………………………………………………………………………………………………………………………………...............	41
Section 5.21	Safe Deposit Boxes………………………………………………………………………………………………………………………………...............	41
Section 5.22	Insurance Coverage………………………………………………………………………………………………………………………………..............	41
Section 5.23	Taxes.……………………………………………………………………………………………………………………………………………………......	42
Section 5.24	Investment Products; Personnel…………………………………………………………………………………………………………........................	42
Section 5.25	Representations and Warranties Related to the Transferred Wealth Management Relationships….....................................................................	42
Section 5.26	The Primary Purchase Agreement………………………………………………………………………………………………………………………..	43
Section 5.27	Limitations on and Disclaimer of Representations and Warranties………………………………………………………………………..................	43

ARTICLE VI REPRESENTATIONS AND WARRANTIES OF PURCHASER……………………………………………………………………………………………………………...		43

Section 6.1	Organization………………………………………………………………………………………………………………………………………………..	43
Section 6.2	Authority; Capacity…………………………………………………………………………………………………………………………………….....	44
Section 6.3	Consents and Approvals.………………………………………………………………………………………………………………………………...	44
Section 6.4	No Breaches; Defaults…………………………………………………………………………………………………………………………………….	45
Section 6.5	Litigation and Related Matters…………………………………………………………………………………………………………………………...	45
Section 6.6	Compliance with Laws and Regulations…………………………………………………………………………………………………………………	45
Section 6.7	No Brokers or Finders……………………………………………………………………………………………………………………………………..	45
Section 6.8	Financing………………………………………………………………………………………………………………………………………………........	46
Section 6.9	Eligibility……………………………………………………………………………………………………………………………………………….........	46

ARTICLE VII GENERAL COVENANTS………………………………………………………………………………………………………………………………………………..............		46

Section 7.1	Access to Properties and Records Relating to the Transferred Business.……………………………………………………..................................	46
Section 7.2	Efforts; Regulatory Filings and Other Actions.………………………………………………………………………………………………………...	47
Section 7.3	Further Assurances………………………………………………………………………………………………………………………………………..	49
Section 7.4	Notice of Changes.………………………………………………………………………………………………………………………………………...	49
Section 7.5	Confidentiality……………………………………………………………………………………………………………………………………………..	49
Section 7.6	Publicity; Notices………………………………………………………………………………………………………………………………………….	50
Section 7.7	Restricted Assignments…………………………………………………………………………………………………………………………………..	50
Section 7.8	Transition Coordinators; Cooperation with Transition……………………………………………………………………………………………......	51
Section 7.9	Non-Competition and Non-Solicitation.…………………………………………………………………………………………………………………	51
Section 7.10	Distribution Agreements……………………………………………………………………………………………………………………………….....	54
Section 7.11	Arrangements with Respect to Employee Pension Plans, IRAs and Keogh Plans……………………………………………................................	54
Section 7.12	Updated Schedules.……………………………………………………………………………………………………………………………………….	55

ARTICLE VIII FURTHER AGREEMENTS………………………………………………………………………………………………………………………………………………..........		56

Section 8.1	Conduct of the Transferred Business Prior to the Closing.……………………………………………………………………………………….......	56
Section 8.2	Real Property Leases and ATM Leases.………………………………………………………………………………………………………………..	56
Section 8.3	Assignment and Other Documents.……………………………………………………………………………………………………………………..	58
Section 8.4	Letters of Credit…………………………………………………………………………………………………………………………………………....	59
Section 8.5	Form of Transfer……………………………………………………………………………………………………………………………………………	60

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SCHEDULES AND EXHIBITS

Schedules

Assignor Disclosure Schedules
Purchaser Disclosure Schedules

Exhibits

Exhibit A	Form of Transition Services Agreement

Exhibit B	Form of License Agreement

Exhibit C	Primary Purchase Agreement

Exhibit D	Form of HSBC Confirmation Letter

Exhibit E	Settlement Procedures Agreement

Exhibit 3.2	Form of Closing Statement

Exhibit 4.2(a)(4)	Form of Bill of Sale

Exhibit 4.2(a)(5)	Form of Assignment and Assumption Agreement

Exhibit 8.11	Categorized Customer Process

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This ASSIGNMENT, PURCHASE AND ASSUMPTION AGREEMENT, dated as of January 19, 2012, as amended and restated as of July 19, 2012, is between First Niagara Bank, National Association, a national banking association with its principal office in Buffalo, New York (“Assignor”), and Community Bank, National Association, a national banking association with its principal office in Dewitt, New York  (“Purchaser”).

RECITALS

WHEREAS, Assignor entered into the Purchase and Assumption Agreement dated as of July 30, 2011, as amended and restated as of May 17, 2012 (the “Primary Purchase Agreement”) by and among HSBC Bank USA, National Association, a national banking association (“HSBC”), HSBC Securities (USA) Inc., a Delaware corporation (“HSI”), and HSBC Technology & Services (USA) Inc., a Delaware corporation (“HTSI” and collectively with HSBC and HSI, the “HSBC Sellers”) and Assignor;

WHEREAS, pursuant to, and on the terms and conditions set forth in, the Primary Purchase Agreement, (i) Assignor agreed to purchase from the HSBC Sellers, and the HSBC Sellers agreed to sell to Assignor, those assets identified and defined in the Primary Purchase Agreement as the “Purchased Assets” and referred to and defined in this Agreement as the “Primary Purchased Assets” and (ii) the HSBC Sellers agreed to transfer to Assignor, and Assignor agreed to assume, those liabilities and obligations identified and defined in the Primary Purchase Agreement as the “Assumed Liabilities” and referred to and defined in this Agreement as the “Primary Assumed Liabilities”;

WHEREAS, the Primary Purchase Agreement permits Assignor, on the terms and conditions set forth therein, to assign its right to purchase a portion of the Primary Purchased Assets and its obligations to assume the related portion of the Primary Assumed Liabilities to a third party purchaser;

WHEREAS, the parties entered into an Assignment, Purchase and Assumption Agreement dated as of January 19, 2012 as amended on May 17, 2012 (the “Original Agreement”), pursuant to which Assignor agreed to assign its right to purchase a portion of the Primary Purchased Assets and its obligations to assume the related portion of the Primary Assumed Liabilities to Purchaser, and Purchaser agreed to acquire such portion of the Primary Purchased Assets and to assume the related portion of the Primary Assumed Liabilities, on the terms and conditions set forth in the Original Agreement; and each of the HSBC Sellers has consented to such assignment, subject to the terms of such consent and to the rights of the HSBC Sellers to consent to any future amendment of the Original Agreement, as provided in Section 14.1 hereof;

WHEREAS, Assignor’s assignment of rights and obligations to Purchaser under the Original Agreement and Purchaser’s acquisition of such rights and assumption of such obligations (i) are not intended to, and shall not diminish, the rights of Assignor or the HSBC Sellers under the Primary Purchase Agreement or the obligations of Assignor to the HSBC Sellers, or of the HSBC Sellers to Assignor, under the Primary Purchase Agreement and (ii) are not intended to, and shall not vest in, Purchaser any rights, claims for indemnification or other claims against any HSBC Seller and no HSBC Seller shall have any liability of any kind to Purchaser;

WHEREAS, the assets, rights and liabilities subject to assignment, purchase and assumption in the Original Agreement consist solely of the Assignor’s rights under the Primary Purchase Agreement with respect to the portion of the Primary Purchased Assets and the related portion of the Primary Assumed Liabilities provided hereby and, except as otherwise set forth herein, do not include any other assets, rights or liabilities of Assignor or its Affiliates (whether now existing or hereafter acquired);

WHEREAS, in accordance with Section  14.1 thereof, the parties wish to amend and restate the Original Agreement in its entirety, as set forth herein; and

WHEREAS, concurrent with the execution and delivery of this Agreement the HSBC Sellers have executed the confirmation letter in substantially the form attached as Exhibit D hereto.

NOW, THEREFORE, in consideration of and subject to each of the covenants, representations, warranties, terms and conditions hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS; CONSTRUCTION

Section 1.1 Definitions.  For purposes of this Agreement, the parties covenant and agree to the following definitions and other terms:

“Accrued Interest and Fees” shall mean (i) with respect to the Assumed Deposits, the interest, fees, costs, and other charges (whether billed or unbilled) that have been accrued but not yet paid, credited or charged to the Assumed Deposits; and (ii) with respect to the Purchased Assets, the interest, dividends, fees, costs, and other charges (whether billed or unbilled) that have been accrued but not yet paid, credited or charged to the Purchased Assets, in each case as set forth in the general ledger of the applicable HSBC Seller maintained in the ordinary course of business of the HSBC Sellers in accordance with the internal controls and procedures of the HSBC Sellers, consistently applied.

“Adjustment Payment Date” shall have the meaning specified in Section 3.3(d).

“Affiliate” shall mean, with respect to any Person, any other Person that directly, or through one or more intermediaries, Controls, is Controlled by or is under common Control with, such Person.

“Affiliated Employees” shall mean the employees of any Affiliate of HSBC, so identified on Schedule 1.1(c)(ii) (as updated pursuant to Section 7.12).

“Aggregate Asset Amount” shall have the meaning specified in Section 3.1(b)(2).

“Agreement” shall mean this Assignment, Purchase and Assumption Agreement, including the Schedules and Exhibits (excluding Exhibit C) hereto, as may be amended and/or restated from time to time.

“Allocation Statement” shall have the meaning specified in Section 3.4(a).

“Applicable Law” shall mean any federal, state, local, domestic or foreign law, including common law, statute, ordinance, rule, regulation, code, order, judgment, injunction or decree enacted, issued, promulgated, enforced or entered by, or any formal interpretive letter issued by, a Government Entity.

“Appraised Value” shall mean, with respect to any real property, the fair market value (assuming current use) of such real property as determined by the appraisal of an independent third-party appraiser in accordance with the Primary Purchase Agreement.  The portion of the appraisal fees allocated to Assignor under the Primary Purchase Agreement with respect to the real property included within the Purchased Assets shall be split fifty percent/fifty percent (50%/50%) between Assignor and Purchaser.

“Assignment and Assumption Agreement” shall have the meaning specified in Section 4.2(a)(5).

“Assignor” shall have the meaning specified in the Preamble.

“Assignor Designated Footprint” shall mean those areas that are within five (5) miles of any of the Banking Centers.

“Assignor Indemnified Parties” shall have the meaning specified in Section 13.3(a).

“Assignor Regulatory Approvals” shall have the meaning specified in Section 5.3.

“Assumed Agreements” shall have the meaning specified in Section 2.1(a)(9).

“Assumed Contracts” shall have the meaning specified in Section 2.1(a)(9).

“Assumed Deposits” shall mean deposits (as defined in 12 U.S.C. § 1813(l)) that are held by HSBC or any of its Subsidiaries in connection with the Transferred Business, including demand deposits, savings accounts, money market deposit accounts, mutual fund and reserve fund sweep accounts, negotiable order of withdrawal accounts, certificates of deposit, deposits acquired through the telephone or the internet or other electronic media and, subject to Section 7.11, IRA, Employee Pension Plan and Keogh accounts, including any debit accounts related thereto, in each case, that are listed on Schedule 1.1(a)(1) (as updated pursuant to Section 7.12), excluding: (a) structured deposits; (b) brokered deposits; (c) unclaimed deposits subject to unclaimed property statute/escheatment; (d) deposits constituting money orders, certified and official checks and other items in the process of clearing; (e) deposits by state, county and municipal governments, government agencies and authorities, school districts, public or quasi-public authorities, taxing districts and other Governmental Entities, (collectively “Government Deposits”) except such Government Deposits that are booked at the Banking Centers listed on Schedule 1.1(b)(2); and (f) deposits that constitute Excluded Deposits.

“Assumed Liabilities” shall have the meaning specified in Section 2.2(a).

“ATM” shall mean an automated teller machine.

“ATM Real Property Leases” shall have the meaning specified in Section 2.1(a)(5).

“Banking Centers” shall mean the branches and offices, including any related drive-thru teller facilities, of HSBC and its Subsidiaries listed on Schedule 1.1(b).

“Banking Center Customers” shall mean, individually and collectively, (i) the Persons named as the owners of the deposit accounts relating to the Assumed Deposits, (ii) customers related to the Transferred Business Banking Relationships and the Transferred Wealth Management Relationships, (iii) the primary obligors under the Purchased Loans, and (iv) other Persons who are customers of the Transferred Business, including, in each case, Banking Center customers who conduct activities or receive Banking Related Services through the internet or other electronic media.

“Banking Receivables” shall have the meaning specified in Section 2.1(a)(13).

“Banking Related Services” shall mean banking and banking-related services, brokerage, custody, financial planning, insurance, estate planning, tax planning, liquidity or cash management, lending (including commercial real estate lending), issuance of credit cards and similar products, investment advisory, investment banking, asset management and trust and fiduciary services.

“Bill of Sale” shall have the meaning specified in Section 4.2(a)(4).

“Business Banking” shall mean the business of providing Banking Related Services through the Banking Centers to business organizations, that are not Specified Enterprises.

“Business Day” shall mean any day excluding Saturday, Sunday and any day on which banking institutions located in New York State are authorized or required by Applicable Law or other governmental action to be closed.

“Business Employees” shall mean, as of any particular date:  (i) the persons actively employed as of such date by HSBC or any of its Subsidiaries principally in connection with the Transferred Business; and (ii) the persons employed as of such date by HSBC or any of its Subsidiaries principally in connection with the Transferred Business who are absent from work on account of vacation, jury duty, funeral leave, personal day, sickness, short-term disability, workers compensation leave, military leave, leave under the Family Medical Leave Act or other approved leave of absence or for whom an obligation to return to active employment exists under a contractual obligation or law, in each case, that are listed on Schedule 1.1(c)(i) (as updated pursuant to Section 7.12).

“Business Material” shall have the meaning specified in Section 8.7(b).

“Business Premises” shall mean, as applicable, the Purchased Real Property and/or the real property subject to a Real Property Lease.

“Cash on Hand” shall have the meaning specified in Section 2.1(a)(12).

“Categorized Customer” shall have the meaning specified in Exhibit 8.11.

“Claim Notice” shall have the meaning specified in Section 13.4(a).

“Close of Business” shall mean the local time that the Banking Centers close to the public.

“Closing” shall have the meaning specified in Section 4.1.

“Closing Date” shall have the meaning specified in Section 4.1.

“Closing Date Deposit Balance” shall have the meaning specified in Section 8.2(e).

“Closing Payment” shall have the meaning specified in Section 3.1(b).

“Closing Statement” shall have the meaning specified in Section 3.2(a).

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Comparable Job Offer” shall mean an offer of employment with Purchaser or an Affiliate of Purchaser that sets forth the following terms of employment from the Closing Date through at least December 31, 2012:  (i) a position requiring substantially comparable skills and abilities as the employee’s position immediately prior to the Closing Date (it being understood that whether a position is managerial or non-managerial shall not in and of itself preclude an offer from being a Comparable Job Offer), (ii) does not involve a significant change in work schedule, (iii) has benefits that are no less favorable, in the aggregate, to those in effect immediately prior to the Closing Date, (iv) has an annual aggregate total compensation (the combination of annual base salary or rate of pay and incentive and commission arrangements) opportunity per performance period that is substantially the same as the annual aggregate total compensation (the combination of annual base salary or rate of pay and incentive and commission arrangements) opportunity in effect for such employee immediately prior to the Closing, (v) is at a work location not more than thirty-five (35) miles from such employee’s work location immediately prior to the Closing Date, and (vi) includes a work status (full or part-time) that is not changed from that in effect immediately prior to the Closing Date.

“Confidentiality Agreement” shall mean the confidentiality agreement, dated August 10, 2011 among Assignor, HSBC North America Holdings Inc. and Purchaser.

“Contract” shall mean any written agreement, contract, arrangement, bond note, commitment, franchise, indemnity, indenture, instrument, lease or license, together with any exhibits, schedules or documents executed or delivered in connection therewith and any modifications, amendments, restatements or other supplements thereto.

“Control” and the correlative terms “Controlling” and “Controlled” shall mean, as used with respect to any Person, possession of the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Controlled Group Liability” shall mean any and all liabilities (i) under Title IV of ERISA, (ii) under Section 302 of ERISA, (iii) under sections 412, 430 and 4971 of the Code, and (iv) as a result of a failure to comply with the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code.

“Conversion” shall mean the conversion of the processing, reporting, payment and other systems associated with the Transferred Business from the systems of the HSBC Sellers to the systems of Purchaser.

“Conversion Plan” shall have the meaning specified in Section 8.6(c)(1).

“Conversion Project Manager” shall have the meaning specified in Section 8.6(a).

“CRA” shall mean the Community Reinvestment Act of 1977, as amended.

“CRA Assets” shall have the meaning specified in Section 2.1(a)(8).

“Credit Documents” shall mean all credit support, reimbursement agreements and related documents (including, but not limited to, any collateral documents) related to the Letters of Credit and all documents evidencing or securing a Purchased Loan or In-Process Loan in the possession of HSBC or its Subsidiaries (regardless of where located, including in file or imaging systems of HSBC or its Subsidiaries), including, without limitation, all original notes, reimbursement agreements, security agreements, deeds of trust, mortgages, loan agreements, and corresponding reports, certifications and disclosures required by Applicable Law, guarantees, sureties and insurance policies (including title insurance policies), applications and credit information, financial information, insurance information, signature cards, all information on obligors and borrowers and guarantors, taxpayer identification number certifications and records relating thereto, and all modifications, waivers and consents relating to any of the foregoing.

“Damages” shall mean all actions, costs, damages, disbursements, obligations, penalties, liabilities, losses, expenses, assessments, judgments, settlements or deficiencies (including any interest, penalties, investigation, legal, accounting and other reasonable out-of-pocket costs and expenses incurred in the investigation, collection, prosecution and defense of any action, suit, proceeding or claim and amounts paid in settlement, but not including indirect, incidental, exemplary, special, consequential or punitive damages that are imposed upon or otherwise incurred by the indemnified party).

“de minimis loss” shall have the meaning specified in Section 13.2(b).

“Designated Footprint” shall mean all of the State of New York, except for the following counties: Bronx, Kings, Nassau, New York, Putnam, Queens, Richmond, Rockland, Suffolk and Westchester.

“Designated Loan Losses” shall mean any Losses, including but not limited to, enforcement and collection costs and expenses and any amounts not recovered by the holder of a Designated Purchased Loan under a Designated Purchased Loan after the due date thereof, in each case arising out of, related to or resulting from, the failure of Assignor to deliver (or to cause the HSBC Sellers to deliver) an accurate original or copy of the relevant promissory note, together with any and all amendments thereto.

“Designated Purchased Loan” shall have the meaning specified in Section 8.3(c).

“Designated Purchased Loan Schedule” shall have the meaning specified in Section 8.14.

“Designated Purchased Overdraft” shall mean any Purchased Overdraft that is  (i) overdrawn by more than $1,000 and not in accordance with a plan or contract between an HSBC Seller (or its Subsidiary or Affiliate) and the applicable Banking Center Customer that provides overdraft protection, unless such Purchased Overdraft was made as a convenience or courtesy overdraft and (ii) is more than 14 days old as of the Closing Date.

“Direct Banking Business” shall mean the business conducted by HSBC or its Affiliates of providing Banking Related Services through the telephone or the internet or other electronic media, including, but not limited to, internet-only checking accounts, savings accounts and certificates of deposit.

“Disclosure Schedule” shall mean, with respect to Purchaser or Assignor, a schedule delivered by it or them to the other upon the execution and delivery of this Agreement setting forth, among other things, items the disclosure of which is required under this Agreement, either in response to an express disclosure requirement contained in a provision of this Agreement or as an exception to one or more of the representations and warranties or covenants contained in this Agreement; provided that the mere inclusion of an item in a Disclosure Schedule as an exception to a representation will not be considered an admission by the disclosing party that such item (or any non-disclosed item or information of comparable or greater significance) represents a material exception or fact, event or circumstance or that such item has had or is expected to result in a Material Adverse Effect, as the case may be; provided, further, that an item disclosed by either party in such party’s Disclosure Schedule shall be deemed to be a disclosure against any other representation, warranty or covenant of such party in this Agreement if such disclosure would reasonably appear on its face to be a disclosure thereunder if repeated thereunder.

“Eligible Customer” shall mean (i) a Banking Center Customer whose primary mailing address is located in Westchester County or (ii) a Banking Center Customer who is designated by the HSBC Sellers’ internal classification system as a “Premier International” customer and who is registered for the HSBC Sellers’ “Global View/Global Transfer” functionality or who is registered on the HSBC Sellers’ “Global Customer Directory.”

“Employee Pension Plan” shall mean any employee pension plan for which HSBC serves as a trustee, including, but not limited to, employee pension benefit plans as defined in Section 3(2) of ERISA, retirement plans qualified under the requirements of Section 401(a) of the Code, nonqualified deferred compensation plans, excess benefit plans and supplemental executive retirement plans.

“Employee Plans” shall have the meaning specified in Section 5.17(b) of the Primary Purchase Agreement.

“Environment” shall mean any soil, surface waters, wetlands, groundwaters, sediments, surface or subsurface strata, ambient air and any other environmental medium.

“Environmental Law” shall mean any law, statute, regulation, rule, ordinance, by-law, order or other binding decision of any Governmental Entity regarding the protection of the Environment.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

“ERISA Affiliate” shall mean, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same “controlled group” as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

“Excluded Assets” shall have the meaning specified in Section 2.1(b).

“Excluded Contracts” shall mean any and all Contracts of the HSBC Sellers and their respective Affiliates that are not Assumed Contracts, including, but not limited to, all Contracts that apply primarily to operations of the HSBC Sellers or their respective Affiliates other than the Transferred Business and all data processing Contracts, regardless of scope.

“Excluded Deposits” shall mean any and all deposits of HSBC and its Affiliates that are not Assumed Deposits, including, but not limited to: (i) any proprietary deposits of HSBC of any of its Affiliates booked at the Banking Centers, (ii) any deposits associated with the Retained Businesses (including deposits booked at the Banking Centers), (iii) deposits acquired through the telephone or the internet or other electronic media from Persons with primary addresses located in the Designated Footprint that are not Banking Center Customers, (iv) any deposits that become Excluded Deposits pursuant to Section 7.11, (v) any deposits of Retained Employees,(vi) deposits that, as of the date that is three (3) Business Days prior to the Closing Date, are subject to a legal hold or levy, including those holds or levies placed on such deposits as a result of an attachment, garnishment, in-arrears child support order and other legal actions, (vii) deposits held in an account designated by HSBC’s internal classification system as a “Premier” deposit account if the relationship manager assigned to such deposit account is located in a branch of Seller other than a Banking Center and (viii) deposits of Banking Center Customers who (a) have a primary mailing address (based on the HSBC Sellers’ records) within a country listed on Schedule 1.1(p) or  (b) have a primary mailing address (based on the HSBC Sellers’ records) outside the United States and not having a United States tax identification number recorded on the HSBC Sellers’ account records for such Banking Center Customer.

“Excluded In-Market Customer” shall mean a Person named as the owner of a deposit account booked at a branch or office of the HSBC Sellers other than a branch or office that is a Banking Center (as such term is defined in the Primary Purchase Agreement) and whose primary mailing address is located within the Designated Footprint or Expanded Footprint (as such term is defined in the Primary Purchase Agreement).

“Excluded Liabilities” shall have the meaning specified in Section 2.2(b).

“Excluded Taxes” shall mean (A) any Income Taxes of any of the HSBC Sellers or Assignor or any of their respective Subsidiaries (whether or not relating to the Transferred Business), (B) any Income Taxes of any member of an affiliated, consolidated, combined, or unitary group of which any of the HSBC Sellers or Assignor or any of their respective Subsidiaries was a member on or prior to the Closing Date, including pursuant to Treasury Regulation Section 1.1502-6 or any analogous or similar state, local or non-U.S. law or regulation, (C) any Income Taxes of any other Person imposed on any of the HSBC Sellers or Assignor or any of their respective Subsidiaries as a transferee or successor, by contract or pursuant to any law, rule or regulation and (D) any Non-Income Taxes relating to the Transferred Business for any Pre-Closing Period, provided that the allocation of the amount of Non-Income Taxes between the Pre-Closing Period and the Post-Closing Period shall be determined (i) with respect to Transfer Taxes in accordance with ARTICLE X, (ii) with respect to real and personal property and other Non-Income Taxes imposed on a time basis (other than any Transfer Taxes) by allocating pro rata on a time basis and (iii) with respect to any Non-Income Taxes not imposed on a time basis, on a closing of the books method.

“FDI Act” shall mean the Federal Deposit Insurance Act, as amended.

“FDIC” shall mean the Federal Deposit Insurance Corporation.

“Federal Funds Rate” shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) equal to the average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that, if such day is not a Business Day or the Federal Funds Rate is not so published for any day, the Federal Funds Rate for such day shall be such rate on such transactions on the next Business Day as so published on the next succeeding Business Day.

“Final Closing Statement” shall have the meaning specified in Section 3.3(a).

“Final Schedules” shall have the meaning specified in Section 7.12(a).

“FINRA” shall mean the Financial Industry Regulatory Authority.

“GAAP” shall mean generally accepted accounting principles in the United States of America consistently applied.

“Government Deposits” shall have the meaning specified in the definition of “Assumed Deposits”.

“Governmental Entity” shall mean any federal, state, local, domestic or foreign agency, court, tribunal, administrative body, arbitration panel, department or other legislative, judicial, governmental, quasi-governmental entity or Self-Regulatory Organization.

“Hazardous Material” shall mean any pollutant, contaminant, hazardous substance, hazardous material or hazardous waste as defined under any Environmental Law, including any petroleum product, asbestos-containing material, polychlorinated biphenyl or radon.

“HSBC” shall have the meaning specified in the Preamble.

“HSBC Entity Names” shall mean the names “HSBC,” “HSBC Premier,” the hexagon logo and any Trademark, name or logo related thereto, or employing the word “HSBC,” “HSBC Premier,” the hexagon logo or any derivation, variation, translation or adaptation thereof, and any Trademark, word, name or logo confusingly similar thereto or embodying any of the foregoing, whether alone or in combination with any other words, names, logos or trademarks, and whether registered or unregistered, including, but not limited to, the items listed on Schedule 2.1(b)(6).

“HSBC Seller Name License” shall have the meaning specified in Section 8.7(b).

“HSBC Sellers” shall have the meaning specified in the Preamble.

“HSBC’s Savings Plan” shall have the meaning specified in Section 9.1(e).

“HSI” shall have the meaning specified in the Preamble.

“HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

“HTSI” shall have the meaning specified in the Preamble.

“Income Tax” shall mean any federal, state, local, or non-U.S. income Tax.

“Indemnified Parties” shall have the meaning specified in Section 13.3(a).

“Indemnifying Party” shall have the meaning specified in Section 13.4(a).

“Information” shall have the meaning specified in Section 7.5.

“In-Process Loans” shall mean all applications (and related documentation) for Loans from the HSBC Sellers that would otherwise constitute Purchased Loans if, pursuant to such applications, credit were extended, or the commitment to extend credit became legally binding, prior to the Closing Date, other than the Retained In-Process Loans. To avoid doubt, In-Process Loans shall not include applications for Student Loans, Loans to Retained Employees or Mortgage Loans guaranteed by the Veterans’ Administration or the Federal Housing Administration or for loans to HSBC or its Subsidiaries or any of their Affiliates.

“Intellectual Property” shall mean (i) all intellectual property, industrial property, proprietary and similar rights in any jurisdiction owned or held for use under license, whether or not subject to statutory registration or protection, and whether now known or hereafter recognized in any jurisdiction, including such rights in and to: (A) Trademarks; (B) inventions and discoveries (whether or not reduced to practice), all improvements thereto, all patents (including utility and design patents, industrial designs and utility models), registrations, invention disclosures and applications therefor, including divisions, revisions, supplementary protection certificates, continuations, continuations-in-part and renewal applications, and including renewals, extensions, reissues and re-examinations thereof; (C) published and unpublished works of authorship (including databases and other compilations of information, computer and electronic data processing programs, software, both source code and object code, flow charts, diagrams, descriptive texts and similar items), copyrights therein and thereto, and registrations and applications therefor, and all renewals, extensions, restorations and reversions thereof; (D) trade secrets, confidential business and technical information and any other confidential information (including ideas, research and development, know-how, formulae, drawings, prototypes, models, designs, technology, compositions, manufacturing, production and other processes and techniques, schematics, technical data, engineering, production and other designs, drawings, engineering notebooks, industrial models, software and specifications, business methods, customer lists, representative lists and supplier lists, and any other information meeting the definition of a trade secret under the Uniform Trade Secrets Act or similar laws) and (E) moral rights, design rights, mask works and rights of privacy and publicity;  and (ii) in the case of (i)(A) through (i)(E), all benefits, privileges, causes of action and remedies relating to any of the foregoing, whether before or hereafter accrued (including the rights to sue for all past, present or future infringements or other violations of any rights in the assigned and to settle and retain proceeds from any such actions).

“Interim Processing Agreement” shall have the meaning specified in Section 8.4.

“IRA” shall mean an account created by a trust for the benefit of an individual or his or her beneficiary and that complies with the provisions of Section 408 or 408A of the Code.

“Keogh” shall mean an account created by a trust for the benefit of employees (some or all of whom are owner-employees) and that complies with the provisions of Section 401 of the Code.

“Knowledge” shall mean (i) with respect to Purchaser, the actual knowledge, without independent investigation, of the officers of Purchaser listed on Schedule 1.1(e) and (ii) with respect to Assignor, the actual knowledge, without independent investigation, of the officers of Assignor listed on Schedule 1.1(f).  For purposes of this definition, an officer shall, in addition to such officer’s actual knowledge, be deemed to have actual knowledge of facts that would be reasonably expected to come to the attention of such officer in the course of the management reporting practices of Purchaser or Assignor, as applicable, and, with respect to Assignor, an officer shall also be deemed to have actual knowledge of facts set forth in the written representations and warranties, and in any officer’s certificates or written verifications made by the HSBC Sellers in or pursuant to the Primary Purchase Agreement.

“Landlord Consent” shall mean the consent (or waiver) of a landlord under a Real Property Lease or ATM Real Property Lease, as applicable, as shall be required pursuant to the terms of such Real Property Lease or ATM Real Property Lease, as applicable, to assign or sublease the subject Business Premises or ATM, as applicable, to Purchaser or its designated Subsidiary.

“Letter of Credit” shall mean letters of credit, including any standby letters of credit, issued by HSBC in connection with the Transferred Business, in each case that are listed on Schedule 2.1(b)(12); provided the Letters of Credit shall not include any letter of credit under which a draw has been made and which has not, within 60 days of such draw, been reimbursed by the customer.

“Liabilities” shall mean any and all debts, liabilities, commitments and obligations of any kind, whether fixed, contingent or absolute, matured or unmatured, liquidated or unliquidated, accrued or not accrued, asserted or not asserted, known or unknown, determined, determinable or otherwise, whenever or however arising (including whether arising out of any contract or tort based on negligence or strict liability) and whether or not the same would be required by GAAP to be reflected in financial statements or disclosed in the notes thereto.

“License Agreement” shall mean the license agreement between the relevant HSBC Seller or Affiliate of HSBC and Purchaser, substantially in the form attached as Exhibit B hereto, with such changes as the parties may agree.

“Lien” shall mean any mortgage, deed of trust, easement, declaration, restriction, pledge, hypothecation, assignment, deposit arrangement, option, equity interest, encumbrance, lien (statutory or other), preference, participation interest, priority or other security agreement or preferential arrangement of any kind or nature whatsoever relating to that property, including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC or comparable law of any jurisdiction to evidence any of the foregoing; provided, however, that no Lien shall be deemed to be created by this Agreement or the Primary Purchase Agreement.

“Loans” shall mean all loans or other extensions of credit, including, but not limited to, loans which have been partially charged off, interests in loan participations and assignments, customer liabilities on bankers acceptances as well as legally binding commitments and obligations to extend credit (including any unfunded or partially funded revolving loans, lines of credit, overdraft lines of credit and courtesy extensions or similar arrangements, and including short-term municipal investments (such as bond anticipation notes and revenue anticipation notes)), excluding (i) any loans made by HSBC or its Subsidiaries to HSBC  or any of its Affiliates, (ii) Student Loans and (iii) loans originated with or guaranteed by the Veterans’ Administration or the Federal Housing Administration.

“Losses” shall have the meaning specified in Section 13.2(a).

“Material Adverse Effect” shall mean any circumstance or change in or effect on the Purchased Assets or the Assumed Liabilities that, individually or in the aggregate, with all other circumstances, changes or effects is materially adverse to, or would reasonably be expected to have a materially adverse effect on (a) the business, assets, properties, operations, results of operations or financial condition of the Purchased Assets or Transferred Business, taken as a whole (provided, however, that with respect to this clause (a) “Material Adverse Effect” shall not include effects to the extent resulting from (i) changes after the date of this Agreement in general economic, legal, regulatory or political conditions (including the outbreak or escalation of hostilities or acts of terrorism to the extent not directly impacting Purchased Assets or facilities or systems of the Transferred Business); (ii) changes after the date of this Agreement in general financial and capital market conditions, including changes generally in prevailing interest rates; (iii) changes after the date of this Agreement in general industry conditions affecting financial institutions, including banks and broker-dealers; (iv) changes after the date of this Agreement in law, International Financial Reporting Standards, GAAP or regulatory accounting principles, or authoritative interpretations thereof; (v) any action or omission required to be taken or omitted to be taken pursuant to the express terms of this Agreement; and (vi) the public announcement of this Agreement, including the impact thereof on customers, suppliers and employees and others having business relationships with the Banking Centers and, in the case of clauses (i) through (iv), only to the extent that such items do not have a disproportionate adverse effect on the Purchased Assets, the Assumed Liabilities or the Transferred Business, taken as a whole); or (b) the ability of Assignor to perform its obligations under this Agreement or the other Transaction Documents, or timely consummate the transactions contemplated hereby and thereby.

“Middle-Market and Large Corporate Banking Business” shall mean the business of providing Banking Related Services to Specified Enterprises, including existing and future Relationships with Specified Enterprises.

“Mortgage Loan” shall mean a Loan secured by a first or second mortgage, any home equity loan or any home equity line of credit.

“Net Book Value” shall mean the book value net of any associated allowance, reserve or other contra-asset account, as reflected in the applicable HSBC Seller’s books and records, determined in accordance with GAAP consistently applied; provided, however, that no Federal, state, local, or foreign income tax assets or tax liabilities shall be reflected; provided, further, that for purposes of the Closing Payment the Net Book Value of fixed assets shall reflect the depreciation of such fixed assets in accordance with GAAP, consistently applied, until the Closing Date, as if held-for-sale accounting treatment with respect to such fixed assets did not apply, regardless of the treatment of such fixed assets on the applicable HSBC Seller’s books and records.

“90th Day Deposit Balance” shall have the meaning specified in Section 8.2(e).

“Non-Assigned Transferred Business” shall mean the entirety of the Transferred Business (as the term “Transferred Business” is defined in the Primary Purchase Agreement, and not as such term is defined in this Agreement) excluding the portion thereof that consists solely of the Transferred Business (as the term “Transferred Business” is defined in this Agreement).

“Non-Competition Period” shall have the meaning specified in Section 7.9(e).

“Non-Income Taxes” shall mean Taxes other than Income Taxes.

“Nonperforming Loan” shall mean, as of the Close of Business on the Closing Date, any Loan with respect to which (i) any principal or interest on such loan or receivable shall be due and unpaid by the obligor thereunder for sixty (60) days or more prior to the Closing Date, (ii) an obligor has filed or has had filed against such obligor proceedings in bankruptcy, trusteeship or receivership, (iii) the Loan has been completely charged off, (iv) the balance is no longer owed by the obligor whether or not as a result of a settlement agreement between the obligor and HSBC or any of its Subsidiaries or (v) in the case of a Mortgage Loan, the Mortgage Loan has been repurchased by HSBC or any of its Subsidiaries.

“Notice Period” shall have the meaning specified in Section 13.4(a).

“Original Agreement” shall have the meaning specified in the Recitals.

“Original Date” shall mean January 19, 2012.

“Outside Date” shall mean July 30, 2012, provided, that if on the Outside Date all conditions to closing contained in ARTICLE XI that are capable of being completed prior to the Closing Date, other than the completion of the activities necessary to effect the Conversion, have been satisfied or waived, Assignor may, in its sole discretion upon written notice to Purchaser, automatically extend the Outside Date to August 31, 2012; and provided further that Assignor shall make such extension under the foregoing circumstances if the Outside Date, as such term is defined in the Primary Purchase Agreement, has been extended to September 30, 2012 or to a later date. If Assignor extends the Outside Date, as aforesaid, all references in this Agreement to the “Outside Date” will be to the Outside Date as extended.

“Permitted Liens” shall mean (i) Liens for Taxes, assessments or governmental charges or levies not yet due and payable or which although delinquent can be paid without penalty or are being contested in good faith by appropriate proceedings and for which adequate provision has been made on HSBC’s books and records; (ii) Liens resulting from a filing by a lessor as a precautionary filing for a lease; (iii) Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens and other similar liens arising in the ordinary course which secure payment of obligations not more than thirty (30) days past due or which are being contested in good faith by appropriate proceedings and for which adequate provision has been made on HSBC’s books and records; (iv) purchase money security interests for the purchase or leasing of office equipment, computers, vehicles and other items of tangible personal property so long as the existence of such lease or other financing arrangement has been disclosed to the party to whom the applicable representation is made by express reference in the Disclosure Schedule and for which adequate provision has been made on HSBC’s books and records; (v) in the case of real property, zoning, building, subdivision, environmental regulations, entitlement or other land use regulations; (vi) in the case of real property, easements, quasi-easements, encumbrances, licenses, covenants, rights-of-way, rights of re-entry or other restrictions, including any other agreements, conditions or restrictions or Liens, that would be shown by a current title report or any conditions that would be shown by a current survey or physical inspection; and (vii) any other Liens affecting the Purchased Assets which do not impede the ownership, operation or value of such Purchased Assets, taken as a whole, in any material respect.

“Permitted Lien Reduction Amount” shall have the meaning specified in Section 3.1(e).

“Person” shall mean an individual, a corporation, a partnership, an association, a limited liability company, a Government Entity, a trust or other entity or organization.

“Personal Property Leases” shall have the meaning specified in Section 2.1(a)(4).

“Post-Closing Period” shall mean any taxable period (or portion thereof) beginning after a Closing Date.

“Pre-Closing Period” shall mean any taxable period (or portion thereof) ending on (and including) a Closing Date or ending prior to a Closing Date.

“Prepaid Expenses” shall have the meaning specified in Section 2.1(a)(14).

“Previously Disclosed” means, as of any given date, that the existence of a fact or condition was disclosed by one party to the other party through a Disclosure Schedule.

“Primary Closing Date” shall have the meaning specified in the Primary Purchase Agreement.

“Primary Purchased Assets” shall have the meaning specified in the Preamble.

“Primary Assumed Liabilities” shall have the meaning specified in the Preamble.

“Private Banking Business” shall mean the business of providing private banking and personal trust and investment services (including, but not limited to, brokerage, custody, insurance, investment banking, financial planning, estate planning, tax planning, liquidity management, lending, investment advisory, asset management and trust and fiduciary services) and Banking Related Services to Persons (including their Related Persons) with at least four million dollars ($4,000,000) in total investible assets or classified, as of the date hereof, as “Private Bank” customers pursuant to HSBC’s internal customer classifications.

“Purchased Assets” shall have the meaning specified in Section 2.1(a).

“Purchased ATMs” shall have the meaning specified in Section 2.1(a)(5).

“Purchased Loans” shall have the meaning specified in Section 2.1(a)(6).

“Purchased Overdrafts” shall mean overdrafts (whether specifically extended or courtesy) of the book balance of any accounts listed on Schedule 1.1(h) (as updated pursuant to Section 7.12).

“Purchased Personal Property” shall have the meaning specified in Section 2.1(a)(3).

“Purchased Real Property” shall have the meaning specified in Section 2.1(a)(1).

“Purchaser” shall have the meaning specified in the Preamble.

“Purchaser Indemnified Parties” shall have the meaning specified in Section 13.2(a).

“Purchaser Objection” shall have the meaning specified in Section 3.3(c).

“Purchaser Premium” shall have the meaning specified in Section 3.1(d).

“Purchaser Regulatory Approvals” shall have the meaning specified in Section 6.3(a).

“Real Property Leases” shall have the meaning specified in Section 2.1(a)(2).

“Regulatory Approvals” shall mean, collectively, Assignor Regulatory Approvals and the Purchaser Regulatory Approvals.

“Related Person” shall mean, with respect to a Person, any other Person that is (i) an Affiliate of such Person, (ii) established for the benefit of such Person, or (iii) a member of such Person’s immediate family.

“Relationships” shall mean any existing and future banking or other financial relationships with an identified Person or group of Persons and their Related Persons, including, but not limited to, any deposit, lending, investment, investment banking, asset management or financial advisory relationships and any accounts related thereto.

“Release” shall mean any release, migration, seepage, discharge, or disposal into the Environment, including, without limitation, as any of the foregoing may be defined in or pursuant to any Environmental Laws.

“Repurchase Price” shall mean, with respect to any Designated Purchased Loan, the unpaid principal balance of the Designated Purchased Loan plus accrued interest and penalties, if any, as reflected in Purchaser’s books and records; provided, however, that no Federal, state, local, or foreign income tax assets or tax liabilities shall be reflected; provided, further, that the treatment of the  Designated Purchased Loans on the books and records of Purchaser shall be in a manner consistent with the treatment of other similar loans on the books and records of Purchaser.

“Required Government Approvals” shall have the meaning specified in Section 11.1(b).

“Restricted Entities” shall have the meaning specified in Section 7.9(e).

“Restricted Items” shall have the meaning specified in Section 7.7.

“Retained Businesses” shall mean the following businesses (wherever conducted by HSBC and its Affiliates, including within the Designated Footprint) and the current and future Relationships associated therewith: (i) the Middle-Market and Large Corporate Banking Business, (ii) the Private Banking Business, (iii) the Student Loan Business, (iv) the Direct Banking Business, and (v) the business of providing Banking Related Services to Categorized Customers and Eligible Customers whose Relationships are excluded from the Transferred Business pursuant to the processes referred to in Section 8.11 and Section 8.12, respectively.  “Retained Businesses” shall also include the business of providing other financial services (including Banking Related Services) to customers of such Retained Businesses and their Related Persons.

“Retained Employees” shall mean those employees of the HSBC Sellers or any of their Affiliates that will not or do not become Transferred Business Employees (as defined herein) on the Closing Date.

“Retained In-Process Loans” shall mean all applications (and related documentation) for Mortgage Loans, including the potential Mortgage Loan associated therewith, that have been submitted to the HSBC Sellers after June 11, 2012.

“Safe Deposit Agreements” shall have the meaning specified in Section 2.1(a)(7).

“SBA” shall mean the United States Small Business Administration.

“SBA Loan” shall mean a Purchased Loan that is secured by an SBA guaranty whether in whole or in part; provided that no SBA Loan shall be considered a Purchased Loan unless and until such time as any required third-party (including the SBA) consents related to the transfer of such SBA Loan have been obtained.

“Self-Regulatory Organization” shall mean FINRA, the National Futures Association, the Chicago Board of Trade, the New York Stock Exchange, any national securities exchange (as defined in the Securities Exchange Act of 1934, as amended), any other securities exchange, futures exchange, contract market, any other exchange or corporation or similar self-regulatory body or organization.

“Settlement Procedures Agreement” shall mean the agreement attached to this Agreement as Exhibit E.

“Signage” shall mean any proprietary display, including a display bearing an HSBC Entity Name, used by any HSBC Seller or its Affiliates at the Banking Centers to identify the applicable HSBC Seller’s or its Affiliates’ place(s) of business or to advertise any HSBC Seller’s or its Affiliates’ products, services or brand.

“Specified Enterprise” shall mean (x) a business organization that (i) had annual revenues greater than thirty million dollars ($30,000,000) in any of its last five (5) fiscal years and any Affiliate of such a business organization; (ii) is a business organization or an Affiliate of a business organization whose head office is located outside of the United States; (iii) had annual revenues greater than fifteen million dollars ($15,000,000), at least thirty percent (30%) of which in any of the last five (5) fiscal years was attributable to activities outside of the United States or sales to Persons located outside of the United States; (iv) has a Relationship with any non-U.S. Affiliate of the HSBC Sellers; or (v) is classified, as of the date hereof, as a “Middle Market Enterprise” or a “Global Banking and Markets” customer pursuant to HSBC’s internal customer classifications; or (y) a Person listed on Schedule 1.1(k).

“Split Customer” means a customer with at least one account that will be transferred to Purchaser and at least one account that that either has been transferred to Assignor or will remain with the HSBC Sellers.

“Stand-by Facility” shall have the meaning specified in Section 8.4.

“Student Loan Business” shall mean the business of HSBC and its Affiliates of making Student  Loans to any Person, regardless of location.

“Student Loans” shall mean loans under the Federal Family Education Loan Program authorized by Part B, Title IV of the Higher Education Act of 1965, as amended or under the Department of Education’s Direct Loan Program (including the published rules, regulations and interpretations of the Department of Education thereunder or thereof) or any other similar federal, state or private loans, including, but not limited to, private or alternative loans (such as undergraduate loans, graduate loans, health professional loans and continuing education loans).

“Sublease Agreement” shall have the meaning specified in Section 8.2(a).

“Subsidiary” of a Person shall mean any other Person, of which such Person, directly or indirectly, owns securities or other ownership interest having (i) a majority of the economic interests of such entity or (ii) the ordinary voting power to elect a majority of the board of directors or such Person performing similar functions.

“Tax” shall mean any tax of any kind, including any federal, state, local and foreign income, profits, license, severance, occupation, windfall profits, capital gains, capital stock, transfer, registration, social security (or similar), production, franchise, gross receipts, payroll, sales, employment, use, property, excise, value added, estimated, stamp, alternative or add-on minimum, environmental, withholding and any other tax or like assessment, together with all interest, penalties and additions imposed with respect to such amounts and including any obligation to indemnify or otherwise assume or succeed to the tax liability of any other Person.

“Tax Return” shall mean any return, declaration, report, claim for refund or information return or statement filed or required to be filed with any Taxing Authority relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Taxing Authority” shall mean any Governmental Entity having or purporting to exercise jurisdiction with respect to any Tax.

“Third-Party Claim” shall have the meaning specified in Section 13.4(a).

“Trademarks” shall mean trademarks, service marks, certification marks, collective marks, Internet domain names, e-mail addresses, logos, product names and slogans, symbols, trade dress, assumed names, fictitious names, trade names, d/b/a’s, brand names, business names, corporate names and any and every other form of trade identity and other indicia of origin, whether registered or unregistered, all applications and registrations for the foregoing, including all renewals of same, and all goodwill associated therewith and symbolized thereby.

“Transfer Date” shall mean August 17, 2012.

“Transfer Taxes” shall mean all U.S. federal, state and local and all foreign or other excise, sales, use, value added, transfer (including real property transfer or gains), stamp, documentary, filing, recordation and other similar taxes and fees that may be imposed or assessed in connection with the transfer of the Transferred Business as contemplated under the Primary Purchase Agreement or this Agreement, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

“Transferred Business” shall mean the following businesses, in each case as conducted as of July 30, 2011 by the HSBC Sellers or any of their respective Subsidiaries through the Banking Centers: (i) the consumer banking business serving the retail market (including deposit taking, lending, securities brokerage, insurance brokerage and other consumer banking business conducted in the Banking Centers), including the business relating to the Assumed Deposits and Purchased Loans; (ii) Business Banking; (iii) the Wealth Management Business; and (iv) the other business and operations conducted in or through the Banking Centers; provided, however, that the term “Transferred Business” shall not include (i) any businesses or operations primarily related to the Retained Businesses or (ii) any businesses or operations related to (x) any of the branches and offices, including related drive-thru teller facilities, of the HSBC Sellers and their Subsidiaries or of Assignor and its Subsidiaries, other than the Banking Centers, or (y) any of the Primary Purchased Assets or Primary Assumed Liabilities, other than the Purchased Assets and Assumed Liabilities.  For the avoidance of doubt, the reference above in this definition of Transferred Business to “July 30, 2011” shall not be construed as limiting the assets and liabilities that are included in the Transferred Business to those that actually existed at July 30, 2011.

“Transferred Business Banking Relationships” shall mean the Business Banking Relationships held by HSBC and its Subsidiaries that are listed on Schedule 1.1(l) (as updated pursuant to Section 7.12).

“Transferred Business Employees” shall mean the Business Employees and the Affiliated Employees who accept Purchaser’s offer of employment.

“Transferred Wealth Management Relationships” shall mean the Relationships listed on Schedule 1.1(m), as well as all assets under management associated with each of such Relationships.

“transition coordinators” shall have the meaning specified in Section 7.8.

“Transition Services Agreement” shall mean the Transition Services Agreement among the HSBC Sellers, Purchaser and Assignor, substantially in the form attached as Exhibit A, with such changes as the parties thereto may agree.

“Transitional Period” shall have the meaning specified in Section 8.7(b).

“UCC” shall mean the Uniform Commercial Code, as in effect in New York State or any other applicable state.

“Update Date” shall have the meaning specific in Section 7.12.

“WARN Act” shall mean the federal Worker Adjustment and Retraining Notification Act, as amended, or any similar state, local, or foreign laws with respect to any event affecting Business Employees or Affiliated Employees.

“Wealth Management Business” shall mean the business of providing financial planning, insurance, investment advisory and similar services through financial advisors or licensed bankers located in the Banking Centers (regardless of where the customer is located), other than to Retained Employees.

“Wealth Management Employees” shall have the meaning specified in Section 5.17(a) of the Primary Purchase Agreement and identified on Schedule 1.1(c)(ii).

Section 1.2 Interpretation.

(a) Unless the context otherwise requires:

(1) references herein to specific Articles, Sections, Subsections, Exhibits or Schedules shall refer, respectively, to Articles, Sections, Subsections, Exhibits or Schedules of this Agreement;

(2) references to any agreement or other document are to such agreement or document as amended, modified, supplemented or replaced from time to time;

(3) references to any statute or regulation refer to such statute or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under the statute) and references to any Section of any statute or regulation include any successor to such section;

(4) references to any Government Entity include any successor to such Government Entity;

(5) the words “hereof,” “herein,” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement;

(6) the terms defined in the singular have a comparable meaning when used in the plural, and vice versa;

(7) the terms “Dollars” and “$” mean U.S. Dollars;

(8) wherever the word “include,” “includes,” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”;

(9) references herein to any gender include the other gender; and

(10) the phrase “date hereof” or “date of this Agreement” shall be deemed to refer to the Original Date.

(b) The table of contents and headings contained in this Agreement are for reference purposes only and do not limit or otherwise affect any of the provisions of this Agreement.

(c) The parties to this Agreement have participated jointly in the negotiation and drafting of this Agreement.  In the event of an ambiguity or a question of intent or interpretation, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

ARTICLE II

ASSIGNMENT AS TO PURCHASE AND SALE OF PURCHASED ASSETS AND ASSUMPTION OF ASSUMED LIABILITIES

Section 2.1 Purchase and Sale of Transferred Business.

(a) Purchased Assets.  At the Closing, and subject to the terms and conditions set forth herein, and consistent with Sections 2.5, 8.9 and 14.2 of the Primary Purchase Agreement, Assignor will direct the applicable HSBC Sellers to sell, assign, transfer, convey and deliver, or cause one or more of its Subsidiaries to sell, assign, transfer, convey and deliver, free and clear of Liens (other than Permitted Liens) to Purchaser, and Purchaser will purchase, acquire and accept from each applicable HSBC Seller or its applicable Subsidiaries, a portion of the Primary Purchased Assets, consisting solely of all right, title, interest and obligations of each applicable HSBC Seller or its applicable Subsidiaries in, to, and under the following assets, properties, rights, Contracts and claims of each applicable HSBC Seller or its applicable Subsidiaries, wherever located, whether tangible or intangible, real, personal or mixed (the “Purchased Assets”):

(1) the real property listed on Schedule 2.1(a)(1) and related improvements and fixtures, together with all assignable real property rights, benefits and appurtenances pertaining thereto (the “Purchased Real Property”);

(2) subject to the receipt of any required third-party consents, the real property leases, subleases, licenses or other Contracts listed on Schedule 2.1(a)(2) (the “Real Property Leases”);

(3) the furniture, equipment, leasehold improvements, materials and supplies owned by the HSBC Sellers and their respective Subsidiaries as of the Closing Date and located at the Business Premises, but excluding all proprietary systems or proprietary materials located in the Business Premises (collectively, the “Purchased Personal Property”);

(4) subject to the receipt of any required third-party consents, the leases, subleases, licenses or other contracts associated with the furniture, equipment, materials and supplies leased by the HSBC Sellers and their respective Subsidiaries as of the Closing Date and located at the Business Premises (collectively, the “Personal Property Leases”);

(5) (i) the ATM units and the real property on which such ATMs are located that are owned by HSBC or any of its Subsidiaries in connection with the Transferred Business, a list of which, as of the date hereof, is set forth on Schedule 2.1(a)(5)(i) (the “Purchased ATMs”), and (ii) the ATM units owned by HSBC or any of its Subsidiaries located on any real property leased, subleased, or licensed by HSBC or its Subsidiaries in connection with the Transferred Business and, subject to the receipt of any required third-party consents, all of HSBC’s or HSBC’s Subsidiaries’ rights with respect to the leases, subleases, licenses or other contracts pursuant to which HSBC or any of its Subsidiaries leases real property on which such ATMs are located, in connection with the Transferred Business, a list of which leases, as of the date hereof, is set forth on Schedule 2.1(a)(5)(ii) (the “ATM Real Property Leases”);

(6) (i) the Loans (including any servicing and other rights relating thereto of HSBC or any of its Subsidiaries) made or purchased by HSBC or any of its Subsidiaries in connection with the Transferred Business that are listed on Schedule 2.1(a)(6), together with all Contracts evidencing or executed and delivered in connection with such Loans and including all obligations to make additional extensions of credit thereunder and all related collateral, excluding Nonperforming Loans and Mortgage Loans originated with or guaranteed by the Veterans Administration or the Federal Housing Administration (collectively, the “Purchased Loans”) and (ii) In-Process Loans.  The parties agree that no Nonperforming Loans or Mortgage Loans originated with or guaranteed by the Veterans’ Administration or the Federal Housing Administration shall be included in the Purchased Loans;

(7) all safe deposit Contracts and leases for safe deposit boxes located at the Banking Centers (the “Safe Deposit Agreements”);

(8) the CRA-eligible loans, other than any Nonperforming Loans, listed on Schedule 2.1(a)(8) (the “CRA Assets”);

(9) subject to the receipt of any required third-party consents, the rights of the HSBC Sellers or their respective Subsidiaries with respect to the operating Contracts under which goods or services are provided exclusively in connection with the Transferred Business as conducted at the Banking Centers (the “Assumed Contracts,” and together with the  Real Property Leases, ATM Real Property Leases and Personal Property Leases, the “Assumed Agreements”);

(10) all books, records and other data relating primarily to the Transferred Business, including all files (including suspicious activity reports to the extent permitted by Applicable Law), customer and supplier lists, mailing lists, accounting records, documentation or records primarily relating to the Transferred Business (other than those primarily relating to the Excluded Assets or Excluded Liabilities) or the administration of the Assumed Agreements and the Assumed Deposits, real property files with respect to Purchased Real Property and Real Property Leases (including lease documentation, maintenance records, plans and permits, to the extent in the possession of the HSBC Sellers or any of their respective Subsidiaries), catalogs, printed materials and all technical and other data relating to the Transferred Business other than (i) corporate minute books and, except for Forms W-8 and W-9 and similar tax forms provided to the HSBC Sellers or any of their respective Subsidiaries by customers of the Transferred Business, income tax records of the HSBC Sellers or any of their respective Subsidiaries, (ii) personnel files and records and (iii) books and records to the extent relating to accounts that have terminated prior to Closing; provided, however, that the HSBC Sellers and their respective Subsidiaries shall have the right to retain copies of all such books, records and other data that are part of the Purchased Assets to the extent reasonably necessary for, and solely for use in connection with, tax, regulatory, litigation or other legitimate, non-competitive purposes;

(11) any and all rights of the HSBC Sellers and their respective Subsidiaries that are by their terms transferrable and that have arisen, or that arise, under or pursuant to warranties, representations, indemnifications, reimbursement agreements, letters of credit, insurance policies to the extent held for the benefit of the HSBC Sellers and their respective Subsidiaries in connection with the Transferred Business or guaranties in favor of the HSBC Sellers and their respective Subsidiaries or made for the benefit of the HSBC Sellers and their respective Subsidiaries by their respective customers, predecessors in interest, suppliers, vendors, or Affiliates of any of the foregoing, to the extent relating to the Purchased Assets or the Assumed Liabilities, in either case with respect to the period following the Closing;

(12) all U.S. cash on hand at the Banking Centers at the Close of Business on the Closing Date, including vault cash, petty cash, tellers’ cash, prepaid postage, bank orders, checks, certified checks and cash equivalents (exclusive of the contents of any safe deposit boxes) located at the Banking Centers, as determined by a cash count to be mutually conducted jointly by HSBC, Assignor and Purchaser but excluding any cash contained in ATMs not physically located at the Banking Centers and cash contained in security vehicles or otherwise maintained in vaults by vendors on behalf of HSBC or HSBC’s Subsidiaries, whether or not associated with the Transferred Business (the “Cash on Hand”);

(13) accrued income receivable and accounts receivable of the HSBC Sellers and their respective Subsidiaries to the extent arising from the Transferred Business and existing as of the Closing Date (the “Banking Receivables”), as set forth on the general ledger of the applicable HSBC Seller maintained in the ordinary course of business of the HSBC Sellers in accordance with the internal controls and procedures of the HSBC Sellers, consistently applied.

(14) all prepaid charges and fees of the HSBC Sellers and their respective Subsidiaries to the extent arising in the Transferred Business and existing as of the Closing Date (the “Prepaid Expenses”), as set forth on the general ledger of the applicable HSBC Seller maintained in the ordinary course of business of the HSBC Sellers in accordance with the internal controls and procedures of the HSBC Sellers, consistently applied;

(15) the Purchased Overdrafts;

(16) subject to the receipt of any required third-party consents, any income, commissions, compensation or allowances receivable or payable after the Closing Date in respect of annuities (including additional premium payments thereto after the Closing Date) and interests in mutual funds sold by the HSBC Sellers or any of their respective Subsidiaries in the conduct or operation of the Transferred Business on or prior to the Close of Business on the Closing Date;

(17) the benefits, rights, rights of action and claims (express or implied) related to the Purchased Assets and Assumed Liabilities acquired and assumed by Purchaser pursuant to the terms of this Agreement; and

(18) subject to the receipt of any required third-party consents, the Transferred Wealth Management Relationships and the Transferred Business Banking Relationships.

(b) Excluded Assets.  Notwithstanding anything to the contrary contained in Section 2.1(a), Purchaser will not purchase, assume or otherwise acquire any assets of the HSBC Sellers or any of their respective Affiliates that are not expressly included in the Purchased Assets (collectively, the “Excluded Assets”), including, by way of example only, the following assets, properties, rights, Contracts and claims, wherever located, whether tangible or intangible, real, personal or mixed:

(1) all assets, properties, rights, Contracts and claims, including Loans and extensions of credit in process, wherever located, whether tangible or intangible, real, personal or mixed, primarily related to the Retained Businesses;

(2) other than the Real Property Leases and ATM Real Property Leases, all leases, subleases, licenses or other Contracts pursuant to which the HSBC Sellers or any of their respective Affiliates leases, subleases or licenses real property;

(3) all Nonperforming Loans, Loans to Retained Employees and Loans originated with or guaranteed by the Veterans’ Administration or the Federal Housing Administration;

(4) the Excluded Contracts;

(5) all assets related to employee benefit arrangements of any HSBC Seller or any of their respective Affiliates, including the Employee Plans;

(6) all Intellectual Property of the HSBC Sellers and their respective Affiliates, including all right, title and interest in and to all proprietary or licensed software, systems or programs or computer software agreements of the HSBC Sellers and their respective Affiliates, including any rights (ownership, licensed or otherwise) to any of the HSBC Entity Names and any other Trademarks of the HSBC Sellers or their respective Affiliates, including those identified on Schedule 2.1(b)(6);

(7) all books, records and other data that cannot, without unreasonable effort or expense, be separated from books and records maintained by the HSBC Sellers or their respective Affiliates in connection with the Retained Businesses or to the extent that such books, records and other data relate to Excluded Assets, Excluded Liabilities or Business Employees or Affiliated Employees who do not become Transferred Business Employees, and all personnel files and records; provided that, to the extent permitted under, and in accordance with, Section 7.1(c), Assignor shall use commercially reasonable efforts to cause the HSBC Sellers to provide Purchaser with access to any such books, records and other data for which the above-referenced separation would cause the HSBC Sellers to incur unreasonable effort or expense;

(8) all licenses, charters, and legal entities of the HSBC Sellers or their respective Affiliates;

(9) the Retained In-Process Loans;

(10) all credit card accounts and receivables;

(11) the Restricted Items;

(12) the Letters of Credit.

(c) Purchaser understands, acknowledges and agrees that the assignment by Assignor pursuant to this Agreement relates solely to, and Purchaser, pursuant to this Agreement, is purchasing only, the Purchased Assets (and assuming only the Assumed Liabilities) specified in this Agreement and, except as may be expressly provided for in this Agreement, Purchaser has no interest in any other Relationship which the HSBC Sellers, Assignor or any of their respective Affiliates has or may have with any Banking Center Customer (subject to Section 7.9) or any other customer of any HSBC Seller, Assignor or any of their respective Affiliates.  Purchaser further understands, acknowledges and agrees that each HSBC Seller and its Affiliates are retaining any and all rights and claims which any of them may have, including, but not limited to, indemnification or reimbursement rights, with respect to the Purchased Assets and the Assumed Liabilities, to the extent that such rights or claims relate to the conduct of the Transferred Business prior to the Closing Date, unless such rights or claims relate to liabilities, duties, responsibilities and obligations of any HSBC Seller, Assignor or any of their Affiliates arising or accruing on or prior to the Closing Date which are included in the Assumed Liabilities.

Section 2.2 Assumption of Liabilities.

(a) Assumed Liabilities.  From and after the Closing, and subject to the terms and conditions set forth herein, and consistent with Sections 2.5, 8.9 and 14.2 of the Primary Purchase Agreement, Purchaser will assume, and will pay, perform and discharge as they become due, all of the following liabilities and obligations of the HSBC Sellers solely to the extent such liabilities and obligations are required to be satisfied, paid or performed after the Closing Date (collectively, the “Assumed Liabilities”):

(1) the Assumed Deposits;

(2) the Assumed Agreements, except for any liability or obligation under such Assumed Agreements (i) to be performed prior to the Closing Date or (ii) arising from a breach of, or default under, any such Assumed Agreements by the HSBC Sellers or their respective Affiliates;

(3) all liabilities and obligations accruing after the Closing Date that relate to or arise from the employment of the Transferred Business Employees by Purchaser after the Closing Date, including all compensation, benefits, severance, workers’ compensation and welfare benefit claims and employment-related liabilities incurred after the Closing Date;

(4) any Accrued Interest and Fees on the Assumed Deposits, where such Accrued Interest and Fees is not otherwise deducted in determining the Net Book Value of any Purchased Asset; and

(5) any Liability, duty or obligation of any nature whatsoever, whether accrued, absolute, primary or secondary, contingent or otherwise, direct or indirect, asserted or unasserted, known or unknown that arises based on the conduct of the Transferred Business after the Closing Date relating to the Transferred Business, the Purchased Assets or the Assumed Liabilities, of whatever kind or nature, primary or secondary, direct or indirect.

Purchaser’s obligations under this Section 2.2(a) shall not be subject to offset or reduction by reason of any actual or alleged breach of any representation, warranty or covenant contained in this Agreement or the Primary Purchase Agreement or any document delivered in connection herewith or any right or alleged right to indemnification hereunder or thereunder.  All periodic fees or charges shall be shared on a proportionate basis as of the Closing Date in accordance with Section 3.3(b).

(b) Excluded Liabilities.  Notwithstanding anything to the contrary set forth in Section 2.2(a),  other than the Assumed Liabilities, neither Purchaser nor any of its Subsidiaries will assume or be bound by any Liability, duty or obligation of any of the HSBC Sellers, Assignor or any of their respective Affiliates (collectively, the “Excluded Liabilities”), including, by way of example only, the following Liabilities of the HSBC Sellers and their respective Affiliates (and, if applicable, Assignor):

(1) any Liability, duty or obligation of any of the HSBC Sellers or their respective Affiliates of any nature whatsoever, whether accrued, absolute, primary or secondary, contingent or otherwise, direct or indirect, asserted or unasserted, known or unknown, that is primarily related to the Retained Business;

(2) any Liability, duty or obligation of any of the HSBC Sellers, Assignor or their respective Affiliates of any nature whatsoever, whether accrued, absolute, contingent or otherwise, asserted or unasserted, known or unknown, to the extent relating to or arising from or in connection with any Excluded Asset;

(3) the Excluded Deposits;

(4) any compensation or benefit Liabilities to Business Employees or Affiliated Employees with respect to services provided to HSBC or its Affiliates prior to the Closing Date (including, without limitation, all liabilities for accrued but unused paid time off) and any Liabilities under the Employee Plans, incurred prior to the Closing Date, whether or not such claims are submitted for payment or reimbursement on or before the Closing Date, except to the extent otherwise provided under Section 9.1;

(5) any Controlled Group Liability arising under any Employee Plan or any employee benefit plan sponsored, maintained or contributed to or by any current or former ERISA Affiliate of the HSBC Sellers or any of their respective Subsidiaries; and

(6) any liability for Excluded Taxes (whether or not relating to the Transferred Business).

Notwithstanding anything in Section 13.9 to the contrary, in no event shall ARTICLE XIII limit the retention by, as applicable, the HSBC Sellers or Assignor of Excluded Liabilities as between Purchaser and Assignor and/or the HSBC Sellers; provided that, in accordance with Section 13.12, nothing herein shall provide Purchaser with any right or claim against the HSBC Sellers, including for indemnification.

Section 2.3 Sale and Transfer of Servicing.  Purchased Loans shall be sold by the HSBC Sellers on a servicing-released basis (and without limitation, any related escrow deposits shall be transferred to Purchaser). As of the Closing Date, all rights, obligations, liabilities and responsibilities with respect to the servicing of the Purchased Loans after the Closing Date will be assumed by Purchaser.

Section 2.4 Effect of Assignment of Rights and Obligations

.  Assignor and Purchaser acknowledge and agree (i) that Purchaser shall not have any rights, claims for indemnification or other claims against any HSBC Seller (except claims against any HSBC Seller who is a party to the Transition Services Agreement arising out of a breach thereof), (ii) that no HSBC Seller shall have any liability of any kind to Purchaser as a result of the transactions provided for in this Agreement except and unless and then only to the extent an HSBC Seller expressly agrees in writing and (iii) that neither HSBC nor any of its Affiliates is a party to this Agreement.

ARTICLE III

CLOSING PAYMENT AND ADJUSTMENTS

Section 3.1 Closing Payment.

(a) On the Closing Date, and pursuant to the Assignment from Assignor, Purchaser shall acquire the Purchased Assets and shall assume the Assumed Liabilities.

(b) Pursuant to Section 3.2(a), on the Closing Date, Assignor shall pay to Purchaser (or, in the event that the payment calculated pursuant hereto is a negative number, Purchaser shall pay to Assignor the absolute value of such figure) by electronic wire transfer in an amount in U.S. dollars (the “Closing Payment”) equal to:

(1) an amount equal to the aggregate Net Book Value, as set forth on the Closing Statement (as defined in Section 3.2(a)), of the sum of (i) the Assumed Deposits, plus Accrued Interest and Fees thereon and (ii) the other Assumed Liabilities, MINUS

(2) an amount (the “Aggregate Asset Amount”) equal to the sum of the following, as set forth on the Closing Statement (as defined in Section 3.2(a)):

    (i) the aggregate face amount of Cash on Hand as of the Close of Business on the Closing Date; PLUS

    (ii) the aggregate Appraised Value of the Purchased Real Property; PLUS

    (iii) the sum of the aggregate Net Book Values, as of the Close of Business on the Closing Date, of each of the following: the Purchased Personal Property; the Purchased ATMs and the Purchased Overdrafts, in each case, plus Accrued Interest and Fees thereon; and the Prepaid Expenses.  (Notwithstanding the foregoing, in computing the Aggregate Asset Amount and all Designated Purchased Overdrafts shall be assigned a zero value); PLUS

(iv) the unpaid principal balance, as of the Close of Business on the Closing Date, of the Purchased Loans plus accrued interest thereon, as reflected in the Closing Statement; MINUS

(v) the Permitted Lien Reduction Amount.

(c) The parties agree that the commercial intention of the calculation of the Closing Payment as set out in this Section 3.1 is that the Transferred Business sold pursuant to this Agreement has sufficient assets (cash or otherwise) to cover its liabilities.

(d) On the Closing Date, Purchaser shall pay to Assignor, by electronic wire transfer an amount (the “Purchaser Premium”) in U.S. dollars equal to 3.89% of the average daily balance (including Accrued Interest and Fees) of the Assumed Deposits (other than (i) certificates of deposit and (ii) Government Deposits) for the calendar month immediately preceding the month in which the Closing occurs and this amount shall be subject to adjustment (and adjusted) as indicated in Section 3.2.

(e) In the event that on or before delivery to Purchaser of the Final Closing Statement pursuant to Section 3.3(a), Purchaser identifies in a writing delivered to Assignor any fixed and non-contingent payment obligations that do not constitute Assumed Liabilities and are secured by a Permitted Lien on Purchased Real Property or Purchased Personal Property and that will not be paid by the HSBC Sellers or Assignor or otherwise bonded over, then, if such payment obligations have not otherwise been factored into the computation of the Aggregate Asset Amount in respect of the applicable Purchased Real Property or Purchased Personal Property (as the case may be) encumbered by the Permitted Lien, then the amount of such payment obligations, to the extent not so factored into the computation of the Aggregate Asset Amount, shall constitute a “Permitted Lien Reduction Amount.”  In no event shall a Permitted Lien Reduction Amount on account of a Permitted Lien exceed the Appraised Value or Net Book Value (as the case may be) of the Purchased Real Property or Purchased Personal Property that is encumbered by the Permitted Lien.

Section 3.2 Closing Statement and Closing Payment.

(a) Closing Statement.  Assignor shall prepare a statement substantially in the form of Exhibit 3.2 (the “Closing Statement”) showing the Aggregate Asset Amount and the calculation thereof, reflecting the Purchased Assets and Assumed Liabilities, which shall be prepared based on the draft Closing Statement as of the Update Date, provided to Assignor by the HSBC Sellers.

(b) Closing Payment; Purchaser Premium.  At the Closing, Assignor shall pay to Purchaser (or, if applicable, Purchaser shall pay to Assignor) the Closing Payment, calculated pursuant to Section 3.1(b), as reflected on the Closing Statement.  The amount paid at the Closing shall be subject to subsequent adjustment based on the Final Closing Statement, prepared pursuant to Section 3.3.  In addition, at the Closing, Purchaser shall pay to Assignor the Purchaser Premium calculated pursuant to Section 3.1(d) based on the Closing Statement.  The amount of the Closing Payment paid at the Closing and the amount of the Purchaser Premium paid at the Closing shall be subject to adjustment based on the Final Closing Statement with the Purchaser Premium computed based on the average daily balance (including Accrued Interest and Fees) of the Assumed Deposits for the thirty (30) calendar days preceding and including the Closing Date, calculated as follows: (i) the average daily balance (including Accrued Interest and Fees) for the calendar days of the month during which the Closing Date occurs; and (ii) to the extent there are less than thirty (30) calendar days in the period specified in clause (i), the average daily balance (including Accrued Interest and Fees) for the calendar month immediately preceding the month in which the Closing Date occurs shall be the average daily balance (including Accrued Interest and Fees) for each day not included in clause (i) .

Section 3.3 Final Closing Statement, Allocation of Fees and Expenses, and Post-Closing Adjustment.

(a) Final Closing Statement.  Not later than three (3) Business Days after Assignor has received the Final Closing Statement (as defined in the Primary Purchase Agreement and with respect to the Banking Centers), Assignor shall deliver to Purchaser a statement, as of the Close of Business on the Closing Date, and prepared in accordance with GAAP applied consistently with the practices used in the preparation of the Closing Statement except as and to the extent that this Agreement provides for different valuation methodologies for particular categories of Purchased Assets and Assumed Liabilities, showing the Aggregate Asset Amount and the calculation thereof, reflecting the Purchased Assets and Assumed Liabilities, as of the Close of Business on the Closing Date (as reflected on the Final Schedules), and reflecting such other adjustments as are appropriate in accordance with Section 3.3(b) (the “Final Closing Statement”).  For purposes of calculating the Purchaser Premium, the Final Closing Statement shall also set forth the average daily balance (including Accrued Interest and Fees) of the Assumed Deposits for the applicable period specified in Section 3.2(b).  Assignor shall afford Purchaser and its accountants and attorneys the opportunity to review all work papers and documentation used by Assignor in preparing the Final Closing Statement.

(b) Allocation of Fees and Expenses.  Except as otherwise provided herein, to effect the intention of the parties that the economics of the Transferred Business (except to the extent of the Banking Receivables and the Prepaid Expenses purchased by Purchaser pursuant to Section 2.1(a)(13) and Section 2.1(a)(14), respectively) shall be for the account of the applicable HSBC Seller up to the Close of Business on the Closing Date and thereafter shall be for the account of Purchaser (as assignee of a portion of Assignor’s rights under the Primary Purchase Agreement) all fees and expenses with respect to the Transferred Business that relate to both the period before and the period after the Closing Date, shall reflect a proration between Purchaser (as assignee of a portion of Assignor’s rights under the Primary Purchase Agreement), on the one hand, and the applicable HSBC Seller, on the other hand, based on the full amount of the latest available bills or statements on the basis of a three hundred sixty-five (365)-day calendar year (except to the extent accrued on a three hundred sixty (360)-day calendar year, in which case proration shall be based on a three hundred sixty (360)-day calendar year) as of the Close of Business on the Closing Date.  In furtherance of the foregoing, all operating expenses related to the Transferred Business, as the case may be, including, but not limited to, rent, utility, maintenance, and service expenses attributable to operations of the Transferred Business until the Close of Business on the Closing Date shall be paid by and shall be the obligation of the applicable HSBC Seller in accordance with the Primary Purchase Agreement.  All of such expenses attributable to operations of the Transferred Business after the Close of Business on the Closing Date shall be paid by and be the obligation of Purchaser.  All real and personal property, use and other Taxes imposed on a time basis with respect to the Transferred Business shall reflect a proration between Purchaser (as assignee of a portion of Assignor’s rights under the Primary Purchase Agreement), on the one hand, and the applicable HSBC Seller, on the other hand, in the same manner based on the full amount of the Tax for the relevant period, unless such amount is not reasonably ascertainable, in which case the full amount of the Tax for the prior period shall be used.  Any rental income from subtenants or other third-party occupants of real property shall also reflect a proration between Purchaser (as assignee of a portion of Assignor’s rights under the Primary Purchase Agreement), on the one hand, and the applicable HSBC Seller, on the other hand, as of the Close of Business on the Closing Date.  To the extent that any Tax, fees or expenses described in this Section 3.3(b) are not discovered or the actual amount thereof is not known prior to the final determination of the Final Closing Statement, the parties shall cooperate with one another so that the applicable HSBC Seller and Purchaser each pays its appropriate share of any such fee or expense, depending upon whether such fee or expense relates to the period before or after the Close of Business on the Closing Date.  The parties intend that the pro rations provided for in this Section 3.1(b) shall be calculated in the same manner as provided for in Section 3.3(b) of the Primary Purchase Agreement, and Purchaser shall pay to Assignor (or to the applicable HSBC Seller if so directed by Assignor) any pro rations payable by Purchaser hereunder and Assignor shall pay (or shall use commercially reasonable efforts to cause HSBC to pay directly to Purchaser) any pro rations owing to Purchaser.

(c) Except as otherwise expressly provided herein, the determination of the Final Closing Statement shall be final and binding on the parties hereto, unless, within thirty (30) days after receipt by Purchaser of the Final Closing Statement, Purchaser shall notify Assignor and HSBC in writing of its disagreement with any amount included therein or omitted therefrom (a “Purchaser Objection”), in which case, if the parties are unable to resolve the disputed items within ten (10) Business Days of the receipt by Assignor and HSBC of notice of such disagreement, such items shall be determined by a nationally recognized independent accounting firm selected by mutual agreement between Assignor, HSBC and Purchaser; provided, however, that in the event the fees of such firm as estimated by such firm would exceed fifty percent (50%) of the net amount in dispute, the parties agree that such firm will not be engaged by either party and that such net amount in dispute will be equally apportioned between Assignor and Purchaser.  Such accounting firm shall be instructed to resolve the disputed items within ten (10) Business Days of engagement, to the extent reasonably practicable.  The determination of such accounting firm shall be final and binding on the parties hereto.  The fees of any such accounting firm shall be divided equally between Assignor and Purchaser.

(d) Not later than the Close of Business on the second (2nd) Business Day following the final determination of the Final Closing Statement, pursuant to Section 3.3(c) (the “Adjustment Payment Date”), Assignor and Purchaser shall effect the transfer of any funds as may be necessary to reflect changes in the Purchased Assets and Assumed Liabilities (including without limitation, changes in the average daily balance (including Accrued Interest and Fees) of the Assumed Deposits for the applicable period upon which the Purchaser Premium is calculated) between the Closing Statement and the Final Closing Statement and resulting changes in the Closing Payment and/or Purchaser Premium, together with interest thereon computed from the Closing Date up to, but not including, the Adjustment Payment Date, at the Federal Funds Rate; provided, however, that if a Purchaser Objection is timely made, within two (2) Business Days of the date of such Purchaser Objection, Assignor and Purchaser shall effect the transfer of any funds as may be necessary to reflect the undisputed portion of the changes in the Purchased Assets and Assumed Liabilities or the undisputed portion of the Purchaser Premium between the Closing Statement and the Final Closing Statement and resulting adjustments to the Closing Payment and/or Purchaser Premium, together with interest thereon computed from the Closing Date up to, but not including, the date of such payment at the Federal Funds Rate.

Section 3.4 Allocation of Consideration.

(a) Promptly upon Assignor’s receipt from HSBC of the draft allocation statement prepared by HSBC pursuant to Section 3.4 of the Primary Purchase Agreement, Assignor shall deliver to Purchaser a draft allocation statement setting forth the proposed calculation of the aggregate amount of consideration paid by Purchaser in respect of the Transferred Business, together with such adjustments as are appropriate to take into consideration the difference, if any, between the amount of the Purchaser Premium under this Agreement and the amount of the Premium and the Liquidity Payment (each as defined in the Primary Purchase Agreement) allocable to the Transferred Business under the Primary Purchase Agreement (the “Allocation Statement”) and the proposed allocation in the form required in Section 1060 of the Code of such aggregate amount among the Purchased Assets.  If within twenty (20) days after Purchaser’s receipt of the draft Allocation Statement, Purchaser shall not have objected in writing to such draft statement, then such draft statement shall become the Allocation Statement.  In the event that Purchaser objects in writing within such twenty (20) day period, Assignor and Purchaser shall negotiate in good faith, including with HSBC, to resolve the dispute, provided, however, that Purchaser acknowledges that the methodology used to prepare the Allocation Statement in connection with the Primary Closing (as defined in the Primary Purchase Agreement) shall govern the preparation of the Allocation Statement under this Agreement.

(b) The parties hereto agree to report the allocation of the total consideration among the Purchased Assets in a manner consistent with the Allocation Statement, and agree to act consistently in the preparation and filing of all Tax Returns (including filing Form 8594 with their respective federal income Tax Returns for the taxable year that includes the Closing Date and any other forms or statements required by the Code, Treasury regulations, the Internal Revenue Service or any applicable state or local Taxing Authority) and in the course of any Tax audit, Tax review or Tax litigation relating thereto; provided that neither Assignor nor any of its Affiliates nor Purchaser or any of its Affiliates will be obligated to litigate any challenge to such allocation of the aggregate consideration by a Taxing Authority.

ARTICLE IV

THE CLOSING

Section 4.1 Closing Time and Place.  The consummation of the transfer of the Transferred Business, including the Purchased Assets and the Assumed Liabilities, and the payment of the Closing Payment, in each case as contemplated by this Agreement, shall take place at a closing (the “Closing”), to be held at 10:00 a.m., New York time, at the offices of Assignor at 726 Exchange Street, Suite 618 Buffalo, NY 14210, on the date  as Purchaser and Assignor agree in writing, following the satisfaction or waiver of all conditions set forth in ARTICLE XI in consultation with, and subject to the prior approval of, the HSBC Sellers (the “Closing Date”).  The Closing shall be deemed effective as of 11:59 p.m., New York time, on the Closing Date.  If the Closing Date occurs on a day other than a Business Day, any wire transfers that otherwise would have been made on the Closing Date shall be evidenced on the Closing Date through arrangements mutually agreed by the parties, and such wire transfers shall occur on the first Business Day following the Closing Date.

Section 4.2 Closing Documents.

(a) Deliveries of Assignor.  At the Closing, Assignor shall deliver or cause the applicable HSBC Sellers to deliver the following documents to Purchaser, all of which shall be in a form reasonably satisfactory to Purchaser:

(1) the updated Schedules contemplated by Section 7.12;

(2) the officers’ certificates contemplated by Section 11.3(c);

(3) a bargain and sale deed without a covenant against grantor’s acts (or its substantive equivalent) for the Purchased Real Property;

(4) a bill of sale, in substantially the form attached hereto as Exhibit 4.2(a)(4) (the “Bill of Sale”), executed by the HSBC Sellers transferring to Purchaser free and clear of Liens (other than Permitted Liens) all of the right, title and interest of the HSBC Sellers and their respective Subsidiaries in and to the Purchased Assets;

(5) a duly executed Assignment and Assumption Agreement, in substantially the form attached hereto as Exhibit 4.2(a)(5) (the “Assignment and Assumption Agreement”), assigning the right, title and interest of the HSBC Sellers and their respective Subsidiaries in and to the Purchased Assets, free and clear of Liens (other than Permitted Liens) and providing for the Assumed Liabilities;

(6) an affidavit pursuant to Section 1445 of the Code certifying to the non-foreign status of Assignor and each HSBC Seller and each of their respective Subsidiaries, as applicable, conveying real property located in the United States hereunder;

(7) subject to Section 8.3(c), the Purchased Loans;

(8) subject to the relevant provisions of Exhibit A, possession of, or access to, all Credit Documents in whatever form or medium (including imaged documents), all collateral in the custody or possession of HSBC or its Subsidiaries, and all funds held in escrow, in each case, relating to the Purchased Loans;

(9) a duly executed Stand-By Facility and Interim Processing Agreement; and

(10) all other documents and instruments reasonably necessary to (i) transfer the Purchased Assets to Purchaser, (ii) reflect the assumption of the Assumed Liabilities by Purchaser or (iii) effectuate the other transactions to be taken by the HSBC Sellers contemplated by this Agreement; and

(11) a certificate, dated the Closing Date and validly executed on behalf of Assignor by a appropriate officer certifying that the conditions specified in Section 11.4(a) of the Primary Purchase Agreement have been satisfied.

(b) Deliveries of Purchaser.  At the Closing, Purchaser shall deliver the following documents to the HSBC Seller and to Assignors, all of which shall be in form reasonably satisfactory to Assignor:

(1) the officer’s certificate contemplated by Section 11.2(c) ;

(2) a duly executed Assignment and Assumption Agreement;

(3) an executed Bill of Sale;

(4) a duly executed Stand-By Facility and Interim Processing Agreement; and

(5) all other documents and instruments reasonably necessary to (i) receive the Purchased Assets from the HSBC Sellers or any of their respective Subsidiaries, (ii) assume the Assumed Liabilities from the HSBC Sellers or any of their respective Subsidiaries or (iii) effectuate the other transactions to be taken by Purchaser contemplated by this Agreement.

Section 4.3 Delivery of Purchased Assets.  Assignor shall or shall cause the HSBC Sellers to deliver to Purchaser at the Close of Business on the Closing Date (or at such other date if mutually agreed to by Purchaser and Assignor) all of the fixed assets and other tangible personal property to the extent not located on or at the Business Premises (including real property files, Cash on Hand, and keys to safe deposit boxes) constituting Purchased Assets hereunder being purchased at such Closing.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF ASSIGNOR

Except as Previously Disclosed, Assignor represents and warrants to Purchaser, as of the Original Date (or as of such other date as may be expressly provided in any representation or warranty), as follows:

Section 5.1 Organization.  Assignor is a national bank duly organized, validly existing and in good standing under the laws of the United States.

Section 5.2 Authority; Capacity.  Assignor has the power and authority to enter into and perform this Agreement and any other documents executed pursuant hereto. This Agreement and any other documents or instruments executed pursuant hereto and the execution, delivery and performance hereof and thereof have been duly authorized and approved by all necessary corporate action on the part of Assignor, and this Agreement and the instruments and documents executed pursuant hereto constitute, or when executed will constitute, the valid and binding obligations of Assignor, enforceable against Assignor in accordance with their terms, except as enforcement may be limited by receivership, conservatorship and supervisory powers of bank regulatory agencies generally as well as by bankruptcy, insolvency, reorganization, moratorium or other laws of general applicability relating to or affecting creditors’ rights, or the limiting effect of rules of law governing specific performance, equitable relief and other equitable remedies or the waiver of rights or remedies.

Section 5.3 Consents and Approvals.  None of Assignor or any of its Subsidiaries, nor, to the Knowledge of Assignor, the HSBC Sellers or any of their respective Subsidiaries is required to obtain any order, permit, consent, approval or authorization of, or required to make any declaration or filing with, any Governmental Entity or third party in connection with the execution and delivery of this Agreement and the transactions contemplated hereby, except (i) compliance with the applicable requirements of the HSR Act and the approvals or non-objections of the Governmental Entity listed on Schedule 5.3 (the “Assignor Regulatory Approvals”) and (ii) other consents or approvals, the failure of which to obtain would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

Section 5.4 No Breaches; Defaults.  Assuming the receipt of all regulatory approvals referenced in Section 5.3, the execution and delivery of this Agreement and any instruments or other documents executed pursuant hereto by Assignor do not and the consummation of the transactions contemplated by this Agreement, will not constitute:  (i) a breach or violation of or default under any law, rule, regulation, judgment, order, governmental permit or license of Assignor or to which Assignor is subject, which breach, violation or default would prevent or materially delay Assignor from being able to perform its obligations under this Agreement in all material respects, or (ii) a breach or violation of or a default by Assignor under the articles of association (or certificate of incorporation, as applicable) or bylaws of Assignor or of the Primary Purchase Agreement.

Section 5.5 Compliance with Law.

(a) Each HSBC Seller and its Subsidiaries: (i) is in compliance in all material respects with Applicable Law applicable to the Purchased Assets, Assumed Liabilities and Transferred Business; (ii) has conducted and is conducting the Transferred Business (including, without limitation, all matters relating to the Business Employees, Affiliated Employees and the Business Premises) in compliance in all material respects with Applicable Law; and (iii) has properly administered in all material respects all accounts within the Transferred Business for which any of them acts as a fiduciary, including accounts for which any of them serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the agreements governing such accounts and Applicable Law, provided that the environmental matters addressed by Section 5.19 shall be governed exclusively by Section 5.19 and not this Section 5.5 and compliance with law matters specifically addressed elsewhere in this ARTICLE V shall be governed by such specific representations and not this Section 5.5.

(b) Except as disclosed on Schedule 5.5(b), Assignor and its Subsidiaries have conducted and are conducting their business in all material respects in compliance with all Applicable Law, including, without limitation, all regulations, orders, and opinions of the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System and the Federal Deposit Insurance Corporation, and, except as would not, individually or in the aggregate, result in a material adverse effect, neither Assignor nor any of its Subsidiaries is subject to any order or ruling directed to it by, or memorandum of understanding with, any Governmental Entity.

Section 5.6 Litigation and Related Matters.

(a) Except as disclosed on Schedule 5.6, to the Knowledge of Assignor, as of the date of this Agreement, there are no actions, suits, or proceedings, whether civil, criminal or administrative, pending, or threatened related to the Transferred Business, Purchased Assets or Assumed Liabilities, against or affecting any HSBC Seller which would (i) reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect or (ii) prevent or materially delay an HSBC Seller from being able to perform the material obligations of such HSBC Seller under the Primary Purchase Agreement.

(b) There are no actions, suits, or proceedings, whether civil, criminal or administrative, pending or, to the Knowledge of Assignor, threatened against or affecting Assignor which would materially impede, delay or prevent Assignor or any of its Subsidiaries from entering into this Agreement or performing its terms.

Section 5.7 No Brokers or Finders

.  Except for Goldman, Sachs & Co. and Sandler O’Neill & Partners, L.P., whose fees will be paid by Assignor, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Assignor or any of its Affiliates who might be entitled to any fee or commission from Assignor or its Affiliates in connection with the transactions contemplated hereby.

Section 5.8 Operations

.  Since March 31, 2011, and except as otherwise expressly contemplated by this Agreement and to the Knowledge of Assignor, the HSBC Sellers and their respective Subsidiaries have in all material respects conducted the Transferred Business only in, and have not engaged in any material transaction with respect to the Transferred Business other than in, the ordinary course of business consistent with past practice.  Since March 31, 2011, there has not been any event, occurrence or circumstance that has had or that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.  As of the date of this Agreement, Assignor has not agreed to any waiver or amendment of Section 8.1(b) of the Primary Purchase Agreement.

Section 5.9 Real Property Leases.

(a) Assignor has provided Purchaser with true and correct copies of all Real Property Leases and a list of all of the tenants or other occupants of the Business Premises subject to a Real Property Lease as of the date set forth on such list.

(b) Each Real Property Lease is in full force and effect in all material respects, and, to the Knowledge of Assignor, neither any HSBC Seller nor the landlord is in default under any of its respective obligations thereunder.

(c) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, to the Knowledge of Assignor, none of the HSBC Sellers or any of their respective Subsidiaries has received any written notice of a condemnation proceeding relating to any real property that is subject to a Real Property Lease that would materially affect a property or its intended use.

Section 5.10 Purchased Real Property.

(a) On the Closing Date, Assignor shall cause the applicable HSBC Seller or its applicable Subsidiaries to convey good and marketable title to the Purchased Real Property free and clear of all Liens, except for Permitted Liens.

(b) Except as disclosed on Schedule 5.10, to the Knowledge of Assignor none of the HSBC Sellers or any of their respective Subsidiaries has received any written notice of a condemnation proceeding relating to the Purchased Real Property.

(c) Neither Assignor nor, to the Knowledge of Assignor, any HSBC Seller or any of its Subsidiaries, has any outstanding agreements, options, rights of first refusal or commitments of any nature obligating Assignor, any HSBC Seller or any of their respective Subsidiaries to transfer any of the Purchased Real Property or rights or interests therein to any other Person.

Section 5.11 Assumed Deposits.  The HSBC Sellers have the right to transfer or assign each of the Assumed Deposits to Purchaser. The Assumed Deposits have been solicited, originated and administered in accordance with the terms of the respective governing documents and all Applicable Law and regulations, in each case, in all material respects. The Assumed Deposits are insured by the FDIC to the fullest extent permitted in accordance with the FDI Act and the HSBC Sellers and their Subsidiaries have paid all assessments due thereunder. Each of the agreements relating to the Assumed Deposits is valid, binding, and enforceable upon its respective parties in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting creditors’ rights, and by the exercise of judicial discretion in accordance with general principles applicable to equitable and similar remedies.

Section 5.12 Purchased Loans.

(a) Each Purchased Loan (i) is evidenced by notes, agreements, or other evidences of indebtedness that are true, genuine and what they purport to be, materially complete and correct sets of originals of which (or, to the extent an original is not necessary for the enforcement thereof, true, correct and complete copies thereof) are included in the Credit Documents which will be delivered, or made available, to Purchaser pursuant to Section 2.1(a)(6); (ii) constitutes a legal, valid and binding obligation of the respective borrower(s) or obligor(s), enforceable, to the Knowledge of Assignor, by the holder thereof in accordance with its terms subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization, liquidation and other similar laws and equitable principles relating to or affecting the enforcement of creditors’ rights generally, (iii) is free from all material claims, defenses, rights of rescission, any discount, allowance, set-off, counterclaim, presently pending bankruptcy or other defenses by the borrower, and (iv) complies in all material respects with Applicable Law, including all applicable lending laws and regulations.

(b) Each Purchased Loan (i) was originated by an HSBC Seller or a Subsidiary of an HSBC Seller (or, in the case of a Purchased Loan that was purchased by any HSBC Seller or a Subsidiary of an HSBC Seller, by the Person making such Purchased Loan): (x) in the ordinary course of business at the time such Purchased Loan was made; and (y) in accordance with Applicable Law, in all material respects; and (ii) to the extent it is identified as secured in Schedule 2.1(a)(6), is secured by a valid, perfected and enforceable Lien on the secured property described in the applicable security agreement.

(c) Each Purchased Loan has been originated, created, maintained, serviced and administered in all material respects in accordance with (i) Applicable Law; (ii) the applicable HSBC Seller’s or its applicable Subsidiaries’ written loan servicing and operating procedures as in effect from time to time; and (iii) the respective Credit Documents governing each Purchased Loan.

(d) Immediately following the sale of each Purchased Loan, Purchaser will own such Purchased Loan free and clear of any encumbrance, equity, participation interest, Lien, pledge, charge, claim or security interest.

(e) To the Knowledge of Assignor, neither the borrower nor any guarantor of any of the Purchased Loans is in bankruptcy and, there are no facts, circumstances or conditions with respect to any such Purchased Loans, the collateral therefor or the borrower’s credit standing, that could reasonably be expected to cause any such Purchased Loans to become delinquent or adversely affect the collectability, the value or the marketability of such Purchased Loans.

(f) To the Knowledge of Assignor, none of the rights or remedies under the Credit Documents relating to the Purchased Loans has been amended, modified, waived, subordinated or otherwise altered by any HSBC Seller or any Subsidiary of an HSBC Seller, except as evidenced by a written instrument which is a part of the file with respect to the Purchased Loan and appropriately recorded as necessary to establish all rights of mortgagee into assignee.

(g) The HSBC Sellers may transfer or assign the Purchased Loans to Purchaser without the approval or consent of any obligor thereunder and without creating any breach of any agreement pursuant to which another party has purchased a participating interest in the Purchased Loan.

(h) Subject to obtaining any required consent from any third party, including the SBA, with respect to each SBA Loan that is subject to a guaranty, such guaranty is in full force and effect and is freely transferrable as an incident to the sale of each SBA Loan.

(i) None of the Purchased Loans are serviced by third parties, and there are no obligations, agreements or understandings that could result in any Purchased Loan becoming subject to any such third party servicing.

(j) Except as set forth in this Section 5.12, Assignor does not make any representation or warranty to Purchaser relating to the Purchased Loans.

Section 5.13 [Intentionally Omitted]

Section 5.14 Assumed Contracts

.  To the Knowledge of Assignor, each party to any Assumed Contract to which an HSBC Seller or any of its Subsidiaries is a party has performed in all material respects its obligations thereunder to the extent that such obligations to perform have accrued, no party is in default under such Assumed Contracts, and none of such Assumed Contracts was entered into outside the ordinary course of business of any applicable HSBC Seller or its Subsidiaries. Each such Assumed Contract constitutes the legal, valid and binding obligation of the applicable HSBC Seller or its Subsidiaries, and, to the Knowledge of Assignor, the respective third party, and is enforceable in accordance with its terms subject as to enforcement, to applicable bankruptcy, insolvency, reorganization, liquidation and other similar laws and equitable principles relating to or affecting the enforcement of creditors’ rights generally.

Section 5.15 Regulatory Matters

.  There are no pending, or to the Knowledge of Assignor, threatened disputes or controversies between Assignor or any HSBC Seller, and any federal, state or local governmental authority, that (i) would reasonably be expected to prevent or materially delay Assignor from being able to perform its obligations under this Agreement or  (ii) would reasonably be expected to impair the validity or consummation of this Agreement or the transactions contemplated hereby.  Neither Assignor nor, to the Knowledge of Assignor, any HSBC Seller has received any notice from any Governmental Entity indicating that such Governmental Entity would oppose or not promptly grant or issue its consent or approval, if requested, with respect to the transactions contemplated hereby and has no reason to believe that, if requested, any Governmental Entity required to approve the transactions contemplated hereby would oppose or not promptly grant or issue its consent or approval.

Section 5.16 Necessary Permits

.  Except as set forth on Schedule 5.16, the HSBC Sellers and their respective Subsidiaries have all material permits, licenses, orders, ratings and approvals of all Governmental Entities necessary for them to operate the Transferred Business substantially as presently operated (the “Necessary Permits”), and (i) all of the Necessary Permits are in full force and effect in all material respects, and (ii) to the Knowledge of Assignor, no suspension or cancellation of any Necessary Permit has been threatened.

Section 5.17 Business Employees, Affiliated Employees and Benefits.

(a) Schedule 1.1(c)(i) and Schedule 1.1.(c)(ii) list, as of December 22, 2011, all Business Employees (excluding Retained Employees) who are identified as employed in the Transferred Business by the internal records of the HSBC Sellers, and the Affiliated Employees, respectively, as well as the position, corporate and functional title, status as exempt or non-exempt, identification number, hire date, status as full or part-time, status as active or on leave, if on leave, the date leave commenced, geographic location and remuneration (including base salary, base wage, commission schedule and prior year’s incentive award, in each case, as applicable) of each such Business Employee or Affiliated Employee. Schedule 1.1(c)(ii) will separately identify the Affiliated Employees who are employed by HSI in connection with the Wealth Management Business (the “Wealth Management Employees”). Within five (5) Business Days prior to the Closing Date, and at such other dates as reasonably requested by the Purchaser, but no more frequently than once every thirty (30) days, Assignor shall update Schedule 1.1(c)(i) and Schedule 1.1(c)(ii) in electronic format, to reflect any newly hired Business Employees, any additional hired or identified Affiliated Employees, those Business Employees or Affiliated Employees whose employment has terminated, and any other change in the other information on Schedule 1.1(c)(i) or Schedule 1.1.(c)(ii), respectively; provided, however, that no updated information shall be provided with respect to those Business Employees or Affiliated Employees previously listed on Schedule 1.1(c)(i) or Schedule 1.1.(c)(ii), respectively, who have rejected a Comparable Job Offer or who have not received a Comparable Job Offer from Purchaser as of such date.

(b) Schedule 5.17(b) lists all of the material employee benefit and compensation plans, programs, agreements and arrangements, including all pension, retirement, retiree medical, profit-sharing, thrift, savings, deferred compensation, compensation, incentive, equity-based, change in control, severance, welfare, fringe benefit, perquisite and similar plans sponsored, maintained or contributed to by the HSBC Sellers or any of their respective Affiliates and in which any Business Employee or Affiliated Employee is eligible to participate, excluding any nonqualified deferred compensation plan under which benefits, other than interest credits, are no longer being earned or accrued or to which contributions are no longer being made (the “Employee Plans”). Assignor has made available to Purchaser copies of the most recent summary plan descriptions and annual enrollment guides with respect to the Employee Plans.

Section 5.18 Labor Contracts and Relations.  Except as set forth on Schedule 5.18, with respect to Business Employees or Affiliated Employees, none of the HSBC Sellers or any of their respective Subsidiaries is a party to any collective bargaining agreement, contract, or other agreement or understanding with a labor union or labor organization, and none of the HSBC Sellers or any of their respective Subsidiaries is the subject of a proceeding asserting it has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages and conditions of employment, nor, to the Knowledge of Assignor, is any such proceeding threatened, nor is there any strike or other labor dispute by the Business Employees or Affiliated Employees pending or threatened, nor does Assignor or any HSBC Seller have Knowledge of any activity involving any Business Employees or Affiliated Employees seeking to certify a collective bargaining unit or engaging in union organizational activity.

Section 5.19 Environmental Matters.  Except as set forth on Schedule 5.19:

(a) To the Knowledge of Assignor, each HSBC Seller and its respective Subsidiaries is currently in compliance in all material respects with all Environmental Laws applicable to any Business Premises, and with respect to any operations or activities conducted by any HSBC Seller or any of its Subsidiaries on such Business Premises. Neither Assignor nor any of the HSBC Sellers or their respective Subsidiaries has received any written notice that there has been any failure to comply with Environmental Laws applicable to the Purchased Real Property, and with respect to any operations or activities conducted by any HSBC Seller or any of its Subsidiaries on such premises except any such notice with respect to a failure to comply which has been fully resolved.

(b) To the Knowledge of Assignor, the HSBC Sellers and their respective Subsidiaries have all material environmental permits and approvals required under Environmental Laws for all facilities and improvements and any operations activities presently conducted by the HSBC Sellers and their respective Subsidiaries on the Purchased Real Property, and, to the Knowledge of Assignor, each HSBC Seller and its Subsidiaries is currently in compliance with all such permits and approvals.

(c) There is no suit, claim, demand, action, consent order, or proceeding pending or, to the Knowledge of Assignor, threatened in which Assignor or any HSBC Seller or any of their respective Subsidiaries or, with respect to threatened proceedings, could reasonably be expected to be named as a defendant, responsible party or potentially responsible party (i) for alleged noncompliance, with any Environmental Laws or (ii) relating to the Release into or presence in the Environment of any Hazardous Materials, in either case at or on any Purchased Real Property.

(d) To the Knowledge of Assignor, there have been no Releases into the Environment of any Hazardous Materials in, on, from, under or affecting any Business Premises which would reasonably be expected to have a material adverse impact on such Business Premises.

Section 5.20 Books and Records.  With respect to each Assumed Agreement and all accounts related thereto, to the Knowledge of Assignor, the accounting, financial and other books and records kept by the HSBC Sellers and their Subsidiaries are in all material respects complete and accurate and have been maintained in the ordinary course of business and in compliance with in all material respects with Applicable Law. The books and records included within the Purchased Assets include all customary branch, customer and customer-related information reasonably necessary to service the Assumed Deposits and Purchased Loans on an ongoing basis, and to otherwise operate the Transferred Business being acquired under this Agreement in substantially the manner currently operated by the HSBC Sellers.

Section 5.21 Safe Deposit Boxes.  Each HSBC Seller and its Subsidiaries is in compliance, in all material respects, with the terms and conditions of the Safe Deposit Agreements.

Section 5.22 Insurance Coverage.  The business and operations of the Transferred Business are insured against such risks and in such amounts and with such coverage deemed appropriate by management of the HSBC Sellers and not in a manner materially inconsistent with industry practice for a global financial institution. Since January 1, 2010, all premiums payable under all insurance policies and fidelity bonds that currently cover the assets, business, operations and employees of the Transferred Business have been timely paid in all material respects, and the HSBC Sellers and their respective Subsidiaries have otherwise complied in all material respects with the terms and conditions of all such policies and bonds. Since January 1, 2010, there is no material claim by the HSBC Sellers or any of their respective Subsidiaries related to the Transferred Business pending under any such policies or bonds as to which coverage has been denied by the underwriters of such policies or bonds applicable to the Transferred Business. To the Knowledge of Assignor, no insurer has threatened a termination of coverage under any such policies or bonds, except notices required to be given by Applicable Law prior to the expiration of any policy or bond advising that coverage will terminate by its terms if such policy or bond is not renewed.

Section 5.23 Taxes.

(a) All Tax Returns required to have been filed with respect to the Transferred Business (such Tax Returns, the “Tax Returns”) have been filed with the appropriate Taxing Authority; each such Tax Return is true, complete and correct in all material respects. All Taxes shown to be due on such Tax Returns, and all Taxes due and attributable to the Transferred Business, have been timely paid, withheld and timely paid to the appropriate Taxing Authority, or reflected in an appropriate tax reserve in accordance with GAAP on the financial statements of the applicable HSBC Sellers, other than those Taxes the failure of which to be paid would not result in a Lien on the Purchased Assets or become a liability of Purchaser.

(b) No notice of deficiency or assessment of Taxes has been received from any Taxing Authority with respect to the Transferred Business. There is no material dispute or claim concerning any Tax relating to the Transferred Business either (A) claimed or raised by any Taxing Authority in writing or (B) of which Assignor has Knowledge. There are no Liens on any of the Purchased Assets that arose in connection with any failure (or alleged failure) to pay any Tax (whether or not such Tax relates to the Transferred Business).

Section 5.24 Investment Products; Personnel.  Each Business Employee or Affiliated Employee who is required by Applicable Law to be licensed to sell non-deposit investment products, including insurance and securities, is validly licensed and in good standing with each applicable regulator, including FINRA and the state insurance regulators.

Section 5.25 Representations and Warranties Related to the Transferred Wealth Management Relationships.

(a) Customer Relationships.

(1) Each Transferred Wealth Management Relationship has been in all material respects originated and serviced (i) to the Knowledge of the Assignor in conformity with applicable policies of HSI, (ii) in accordance with the terms of any applicable instrument or agreement governing the relationship with such customer, (iii) in accordance with any instructions received from such customers and (iv) in compliance with Applicable Law. To the Knowledge of Assignor, each instrument or agreement governing a Transferred Wealth Management Relationship has been duly and validly executed and delivered by HSI and, the other contracting parties, and each such instrument or agreement constitutes a valid, binding and enforceable obligation of the parties thereto, subject as to enforcement, to applicable bankruptcy, insolvency, reorganization, liquidation and other similar laws and equitable principles relating to or affecting the enforcement of creditors’ rights generally.

(2) As of the date hereof and to the Knowledge of Assignor, HSI has not received any written notice from any customer related to the Transferred Wealth Management Relationships that it intends to bring a claim against HSI or any of its Affiliates in connection with the Transferred Wealth Management Relationships.

(b) Conduct of the Wealth Management Business.  To the Knowledge of Assignor, HSI currently has in place an effective system of policies and procedures and a supervisory system reasonably designed to achieve and maintain material compliance with all applicable federal and state securities laws (and the rules of any applicable Self-Regulatory Organization). To Assignor’s Knowledge, the Affiliated Employees associated with the Transferred Wealth Management Relationships, in their capacities as employees, have complied in all material respects with Applicable Laws.

(c) Financial Advisors.  Schedule 5.25(c) lists each Affiliated Employee who, as of the date hereof, is a financial advisor associated with the Transferred Wealth Management Relationships, the assets under management attributable to each such financial advisor and the Banking Center(s) in which each such financial advisor is located. As of the date hereof, to the Knowledge of Assignor, HSI has not received any notice that any financial advisor listed in Schedule 5.25(c) has terminated or intends to terminate his or her employment.

Section 5.26 The Primary Purchase Agreement.  Exhibit C is a true, correct and complete copy of the Primary Purchase Agreement and all of the Exhibits and Schedules thereto.  As of the date of this Agreement, Assignor has no Knowledge of any breach of any representation or warranty made by an HSBC Seller in the Primary Purchase Agreement or of any breach of any covenant or agreement of an HSBC Seller in the Primary Purchase Agreement.

Section 5.27 Limitations on and Disclaimer of Representations and Warranties.  Except for its representations and warranties expressly set forth in this Agreement, Assignor makes no representations or warranties, express or implied, as to the Transferred Business, the Banking Centers, the Purchased Assets or the Assumed Liabilities. Purchaser acknowledges that notwithstanding the representations or warranties in this Agreement or in the Primary Purchase Agreement, neither HSBC nor any of its Affiliates makes any representations or warranties whatsoever to Purchaser, either express or implied.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Except as Previously Disclosed, Purchaser hereby represents and warrants to Assignor, as of the Original Date (or as of such other date as may be expressly provided in any representation or warranty), as follows:

Section 6.1 Organization.  Purchaser is a national bank duly organized, validly existing and in good standing under the laws of the United States.  Purchaser has all the requisite corporate power and corporate authority, as well as all requisite licenses, franchises, permits, qualifications and similar permissions and authorities, to own the Purchased Assets, assume the Assumed Liabilities and to carry on the Transferred Business and is duly qualified to do business in and is in good standing as a foreign corporation or other entity in each jurisdiction where the ownership of the Purchased Assets and the conduct of the Transferred Business requires such qualification, except where the failure to be so qualified or be in good standing would not, individually or in the aggregate, have a material adverse effect on Purchaser.

Section 6.2 Authority; Capacity.  Purchaser has the power and authority to enter into and perform this Agreement and any instruments or other documents executed by Purchaser pursuant hereto.  This Agreement and any instruments or other documents executed by Purchaser pursuant hereto, and the execution, delivery and performance hereof and thereof have been duly authorized and approved by all necessary corporate action on the part of Purchaser, and this Agreement and the instruments and documents executed by Purchaser pursuant hereto constitutes, or when executed will constitute, the valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with its terms, except as enforcement may be limited by receivership, conservatorship and supervisory powers of bank regulatory agencies generally as well as bankruptcy, insolvency, reorganization, moratorium or other laws of general applicability relating to or affecting creditors’ rights, or the limiting effect of rules of law governing specific performance, equitable relief and other equitable remedies or the waiver of rights or remedies.

Section 6.3 Consents and Approvals.

(a) Neither Purchaser nor any of its Affiliates is required to obtain any order, permit, consent, approval or authorization of, nor required to make any material declaration or filing with, any Governmental Entity or third-party in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except compliance with the applicable requirements of the HSR Act and the approvals or non-objections of the Governmental Entities set forth on Schedule 6.3(a) (such approvals, the “Purchaser Regulatory Approvals”).

(b) There are no pending, or to the Knowledge of Purchaser, threatened disputes or controversies between Purchaser or any of its Affiliates and any Governmental Entity, including, without limitation, with respect to capital requirements, that (i) would reasonably be expected to prevent or delay Purchaser from being able to perform its obligations under this Agreement or (ii) would reasonably be expected to impair the validity or consummation of this Agreement or the transactions contemplated hereby.  Purchaser has not received any indication from any Governmental Entity that such Governmental Entity would oppose or refuse to grant or issue its consent or approval, if required, with respect to the transactions contemplated hereby and has no reason to believe that, if requested, any Governmental Entity required to approve the transactions contemplated hereby would oppose or not promptly grant or issue its consent or approval.

(c) As of the date hereof, both currently and after giving effect to the transactions contemplated hereby (on a pro forma basis):  (i) Purchaser is and will be at least “well-capitalized”, as defined in the FDI Act; and (ii) Purchaser meets all capital requirements, standards and ratios required by each state or federal bank regulator with jurisdiction over Purchaser, including, without limitation, any such higher requirement, standard or ratio as applied to Purchaser by state or federal bank regulator, and no such regulator has indicated that it will condition any of the Purchaser Regulatory Approvals upon an increase in Purchaser’s capital or compliance with any capital requirement, standard or ratio.

(d) The deposits of Purchaser and its Subsidiaries are insured by the FDIC to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due by Purchaser.

(e) Purchaser was rated at least satisfactory following its most recent CRA examination by the regulatory agency responsible for its supervision and has no reason to believe that it will not maintain at least a satisfactory rating following its next CRA examination.  Purchaser has received no notice of and has no Knowledge of any planned or threatened objection by any community group to the transactions contemplated hereby.

Section 6.4 No Breaches; Defaults.  Assuming the receipt of all regulatory approvals referenced in Section 6.3(a), the execution and delivery of this Agreement and any instruments or other documents executed pursuant hereto by Purchaser do not and the consummation of the transactions contemplated by this Agreement, will not constitute:  (i) a breach or violation of or default under any law, rule, regulation, judgment, order, governmental permit or license of Purchaser or to which it is subject, which breach, violation or default would prevent or materially delay Purchaser from being able to perform its obligations under this Agreement in all material respects, or (ii) a breach or violation of or a default under the articles of association (or certificate of incorporation, as applicable) or bylaws of Purchaser.

Section 6.5 Litigation and Related Matters.  There are no actions, suits, or proceedings, whether civil, criminal or administrative, pending or, to the Knowledge of Purchaser threatened against or affecting Purchaser which could materially impede, delay or prevent Purchaser or any of its Subsidiaries from entering into this Agreement or performing its terms.

Section 6.6 Compliance with Laws and Regulations.  Except as set forth in Schedule 6.6, Purchaser and its Subsidiaries have conducted and are conducting their business in all material respects in compliance with all Applicable Law, including, without limitation, all regulations, orders, and opinions of the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System and the Federal Deposit Insurance Corporation, and, except as would not, individually or in the aggregate, result in a material adverse effect, none of Purchaser or its Subsidiaries is subject to any order or ruling directed to it by, or memorandum of understanding with, any Governmental Entity.

Section 6.7 No Brokers or Finders.  Except for RBC Capital Markets, whose fees will be paid by Purchaser, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Purchaser or any of its Affiliates who might be entitled to any fee or commission from Purchaser or any of its Affiliates in connection with the transactions contemplated hereby.

Section 6.8 Financing.  On the Closing Date, Purchaser will have sufficient cash, available lines of credit or other sources of immediately available funds to enable it to make the Closing Payment and to promptly pay any other amounts to be paid by it under this Agreement on the Closing Date.

Section 6.9 Eligibility.  As of the date hereof, Purchaser satisfies, and as of the Closing Date will satisfy, all clearing standards and requirements under Applicable Law to (1) acquire the Transferred Wealth Management Relationships and (2) employ the financial advisors associated with the Transferred Wealth Management Relationships.

ARTICLE VII

GENERAL COVENANTS

Section 7.1 Access to Properties and Records Relating to the Transferred Business.

(a) To the extent permitted by Applicable Law, from the date hereof until the earlier of the Closing Date and the termination of this Agreement, Assignor will provide or cause the HSBC Sellers to provide to Purchaser and to its officers, accountants, counsel, and other representatives reasonable access during the normal business hours of the HSBC Sellers to the properties, books, contracts and records of the HSBC Sellers and their respective Subsidiaries relating primarily to the Transferred Business for purposes related to the consummation of the transactions contemplated by this Agreement; provided, however, that such access shall be at reasonable times and upon reasonable prior notice and shall not disrupt the personnel and operations of the HSBC Sellers and their respective Subsidiaries; and provided further that Purchaser’s access to Tax Returns filed by or otherwise relating to the HSBC Sellers or any of their respective Subsidiaries shall be governed by ARTICLE X.  All requests for access to such offices, properties, books, and records shall be made to Assignor and Assignor will in turn either provide such access to Purchaser (if Assignor has copies of the applicable items) or make such requests to such representatives of the HSBC Sellers as the HSBC Sellers shall designate, who shall be responsible for coordinating such requests and all permitted access.

(b) Following the Closing, Purchaser will grant Assignor and any HSBC Seller and their respective representatives reasonable access during Purchaser’s normal business hours to all books, records and other data related to the Transferred Business and to the Transferred Business Employees (including making such persons reasonably available to Assignor or any Affiliate or to an HSBC Seller or any Affiliate for depositions, witness preparation, trial preparation and fact-gathering, but excluding any proceedings, or threatened proceedings, between Assignor or an HSBC Seller, or an Affiliate of either of them, and Purchaser or an Affiliate of Purchaser) at reasonable times and upon reasonable prior notice, and provided such access shall not disrupt the personnel and operations of Purchaser and its Subsidiaries, if such access is reasonably deemed necessary or desirable by Assignor or any HSBC Seller or any of its Subsidiaries in connection with its tax, regulatory, litigation, contractual or other legitimate, non-competitive matters, including for purposes of handling claims related to Section 2.2  for which Transferred Business Employees may have relevant information.  Nothing in the foregoing shall prevent Assignor or any HSBC Seller or any of their respective Subsidiaries from seeking to make such persons available via subpoena or other legal or similar process. To the extent that such books, records and other data that are related to the Transferred Business relate to Banking Center Customers, Purchaser shall maintain such books, records and other data in accordance with its record retention policies, but in no event for a period less than seven (7) years from the Closing Date.

(c) If the HSBC Sellers do not deliver books, records and other data pursuant to Section 2.1(b)(7) that are otherwise required to be delivered pursuant to Section 2.1(a)(10), in accordance with Exhibit A, the Assignor will use commercially reasonable efforts to cause the HSBC Sellers to hold such books, records and other data as custodians for Purchaser and, in their capacity as custodians, to provide to Purchaser access to such books, records and other data in the manner provided in Exhibit A.

(d) Purchaser will review with Assignor and HSBC Purchaser’s information security controls of the system or systems used by Purchaser to maintain the security of customer data, including providing reasonable access to Purchaser’s owned facilities and data centers and, to the extent permitted under the relevant contract, to third-party facilities and data centers.

Section 7.2 Efforts; Regulatory Filings and Other Actions.

(a) Each of the parties hereto agrees to use its reasonable best efforts to take, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated hereby and to cooperate with the other parties in connection with the foregoing.  Without limiting the generality of the foregoing, each of the parties shall use its reasonable best efforts: (i) to obtain all Regulatory Approvals as promptly as practicable, (ii) to lift or rescind as promptly as practicable any injunction or restraining order or other order adversely affecting the ability of the parties hereto to consummate the transactions contemplated hereby, (iii) to effect all necessary registrations and filings, if any, and (iv) to fulfill all of the conditions to the obligations of the parties to consummate the transactions contemplated by this Agreement set forth in ARTICLE XI.

(b) In furtherance, and not in limitation, of the covenants set forth in Section 7.2(a), each of the parties hereto agrees to use its reasonable best efforts to take or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to obtain the Required Government Approvals as promptly as practicable, and within thirty (30) days after the date hereof, each party will file any application, notice or report required to be filed by such party with any Governmental Entity with respect to any Regulatory Approval or otherwise required in connection with the transactions contemplated hereby and will use its reasonable best efforts to obtain a waiver from any applicable waiting period, and will make any further filings pursuant thereto that may be necessary in connection therewith.

(c) Each party shall, subject to Applicable Law, (i) permit counsel for the other party, as well as counsel to HSBC, to review in advance, and consider in good faith the views of the other party in connection with, any proposed written communication to any Governmental Entity in connection with the transactions contemplated hereby, and (ii) provide counsel for the other party and counsel for HSBC with copies of all filings made by such party, and all material correspondence between such party (and its advisors) with any Governmental Entity and any other information supplied by such party and such party’s Affiliates to a Governmental Entity or received from such a Governmental Entity in connection with the transactions contemplated hereby; provided, however, that materials may be redacted (x) to remove references concerning the valuation of the Transferred Business (or any aspect thereof), (y) as necessary to comply with contractual arrangements, and (z) as necessary to address reasonable privilege or confidentiality concerns (including with respect to the Retained Businesses).  Each party agrees that it will use reasonable best efforts to keep the other party and HSBC fully informed with respect to all applications and developments related thereto and, where reasonably practicable under the circumstances, give the other party reasonable advance notice of, and whenever appropriate, invite the other party and HSBC (and give due consideration in good faith to any reasonable request of the other party) to participate in, any meetings or discussions held with any Governmental Entity; provided that such participation is not objected to by such Governmental Entity.  The parties further covenant and agree to mutually identify the most expedient method of effecting, as promptly as practicable, the legal transfer of all of the Purchased Assets and the Assumed Liabilities to Purchaser, and each party further covenants and agrees to use its reasonable best efforts to so effectuate such transfer.  The parties further covenant and agree not to extend any waiting period associated with any Regulatory Approval or enter into any agreement with any Governmental Entity not to consummate the transactions contemplated by this Agreement, except with the prior written consent of the other party hereto and HSBC.

(d) Each party further covenants and agrees that (i) with respect to any threatened or pending preliminary or permanent injunction or other order, decree or ruling or statute, rule, regulation or executive order that would adversely affect such party’s ability to consummate the transactions contemplated hereby, to use its best efforts to prevent the entry, enactment or promulgation thereof, as the case may be, and (ii) in the event that any action, suit, proceeding or investigation is commenced after the date hereof challenging such party’s rights to consummate the transactions contemplated by this Agreement, such party shall use its best efforts, and take all actions necessary and appropriate, to contest such action, suit, proceeding or investigation.

(e) Promptly upon the execution of this Agreement and subject to Applicable Law, Purchaser and Assignor will reasonably coordinate in good faith with each other and HSBC in respect of any communications with parties whose consent is required.  Assignor and Purchaser, in consultation with each other and HSBC, shall as promptly as practicable following the date hereof develop a communications and action plan (which plan shall be designed to communicate promptly and follow up with all such parties with respect to, and to obtain, all such required consents), and shall keep each other and HSBC reasonably informed regarding the progress and status of such efforts.

(f) Each party represents, warrants and agrees that any information furnished by it for inclusion in any regulatory application will to its Knowledge be true and complete in all material respects as of the date so furnished.

(g) Notwithstanding anything in this Section 7.2 or this Agreement to the contrary, in the event any Governmental Entity objects to Purchaser’s acquisition of one or more Banking Centers (or the assets or liabilities thereof), and such objection cannot be satisfied other than by a commitment of Purchaser to divest such Banking Center or Centers following the Closing or to undertake other remedial action of a material burdensome nature, the parties agree that this Agreement and the Schedules shall be amended to eliminate such Banking Center or Centers (and all related assets and liabilities) for all purposes of this Agreement, it being agreed that such Banking Center or Centers (and all related assets and liabilities) shall not become part of the Transferred Business.  In such event, the parties shall negotiate in good faith to (i) identify one or more other branches of Assignor (other than branches that Assignor has acquired or agreed to acquire under the Primary Purchase Agreement) of comparable value to be substituted for the Banking Center or Centers which have been eliminated from this Agreement and (ii) amend that certain Purchase and Assumption Agreement made on even date herewith by and between Purchaser and Assignor or enter into a new agreement to provide for the purchase and sale of such substituted branches (and related  assets and liabilities) as mutually agreed by the parties.  For the avoidance of doubt, it is the intention of the parties that Purchaser shall not be obligated to agree or commit to divest any Banking Center (or any assets or liabilities thereof), or to undertake any other material burdensome remedial action with respect to a Banking Center (or any assets or liabilities thereof) in order to obtain any Regulatory Approval.

Section 7.3 Further Assurances.  The parties agree that, from time to time, whether before, on or after the Closing Date, each of them will execute and deliver, and Assignor will use commercially reasonable efforts to cause HSBC to execute and deliver, such further instruments of assignment and directions for conveyance and transfer and take such other action as may be reasonably necessary to carry out the purposes and intents of this Agreement.

Section 7.4 Notice of Changes.

(a) Purchaser shall promptly advise Assignor and HSBC, and Assignor shall promptly advise Purchaser and HSBC of (i) any change or event that would or would be reasonably likely to cause or constitute a material breach of any of Purchaser’s or Assignor’s, as applicable, representations, warranties or covenants contained herein, or (ii) to the extent permitted by Applicable Law and to the Knowledge of Purchaser or Assignor, as applicable, any governmental complaints, any change or event, including investigations or hearings (or communications indicating that the same may be contemplated) or the institution or the threat of significant litigation, that would reasonably be expected to prevent or materially delay the consummation of the transactions contemplated hereby.

(b) Notwithstanding anything to the contrary herein, a party’s good-faith failure to comply with its obligations under this Section 7.4 shall not provide the other party hereto or any of such other party’s Affiliates with a right not to effect the transactions contemplated by this Agreement, except, in each case, to the extent that the underlying material breach of a representation, warranty or covenant would independently provide such right.

Section 7.5 Confidentiality.  Each party to this Agreement shall hold, and shall cause its respective directors, officers, employees, agents, consultants and advisors to hold, in strict confidence, except to the extent necessary to discharge obligations pursuant to Section 7.2 or unless compelled to disclose by judicial or administrative process or, based on the advice of its counsel, by other requirements of Applicable Law or the applicable requirements of any regulatory agency or relevant stock exchange, all non-public records, books, contracts, instruments, computer data and other data and information (collectively, “Information”) concerning the other party or concerning HSBC (or, if required under a contract with a third party, such third party) furnished to it by such other party or by HSBC or its representatives pursuant to the Confidentiality Agreement or otherwise in connection with the transactions contemplated by this Agreement (except to the extent that such information can be shown to have been (i) previously known by such party on a non-confidential basis, (ii) in the public domain through no fault of such party or (iii) later lawfully acquired from other sources by the party to which it was furnished), and neither Assignor nor Purchaser shall release or disclose such Information to any other person (other than HSBC), except its auditors, attorneys, financial advisors, bankers, other consultants and advisors with a duty of confidentiality and, to the extent permitted above, any Governmental Entity.  To the extent permitted by Applicable Law, each party will notify the other party and HSBC promptly upon becoming aware that any of the Confidential Information has been disclosed to or obtained by a third party (otherwise than as permitted by this Section 7.5).  The Confidentiality Agreement is hereby terminated between Assignor and Purchaser, it being understood, that the Confidentiality Agreement shall continue in full force and effect as between Purchaser and HSBC.

Section 7.6 Publicity; Notices.  Until the Closing Date, the parties hereto shall coordinate with each other and with HSBC as soon as practicable in advance as to (i) the form and content of any external communication, including any communication intended for dissemination or to reach, or reasonably expected to be disseminated or to reach, members of the public or Banking Center Customers regarding the transactions contemplated by this Agreement and (ii) the form and content of any communication from Purchaser to the Business Employees or Affiliated Employees.  Neither party shall disseminate any such communication without adequate advance notice and the prior review of the other party and of HSBC, which review shall not be unreasonably delayed, except that nothing contained in this Agreement shall prevent the parties hereto from publishing any press release or from making any and all public disclosures which it reasonably determines to be legally required to comply with any applicable securities laws or regulations or requests of governmental agencies or authorities; provided that, to the extent possible under the circumstances, the party making such disclosure consults with the other party and with HSBC, and considers in good faith the views of the other party and of HSBC, before doing so.

Section 7.7 Restricted Assignments.  Notwithstanding anything in this Agreement to the contrary, this Agreement shall not constitute an agreement to assign any Purchased Asset, Assumed Agreement, Assumed Deposits or other Assumed Liability, or any claim or right or any benefit arising thereunder or resulting therefrom if an attempted assignment thereof, without the consent of a third party thereto, would constitute a breach thereof or in any way affect the rights of an HSBC Seller or its Subsidiaries thereunder or be contrary to Applicable Law (any item so restricted from transfer or assignment, a “Restricted Item”).  If any such consent or approval is not obtained, Assignor will use commercially reasonable efforts to cause the HSBC Seller to use its reasonable best efforts (which shall not require Assignor or such HSBC Seller to pay any money or other consideration to any Person or to initiate any claim or proceeding against any Person) to secure an arrangement reasonably satisfactory to Purchaser ensuring that Purchaser will receive the benefits under the agreement for which such consent is being sought following the Closing; provided, however, that Assignor shall have no obligation to obtain or to cause the HSBC Seller to obtain such consent or approval or to provide or cause an HSBC Seller to provide such an alternative arrangement other than the undertaking to use reasonable best efforts to obtain or provide the same as set forth in this Section 7.7 and Purchaser shall remain obligated to close the transactions contemplated herein, subject to the other provisions hereof, and shall have no remedy for failure of Assignor or the HSBC Seller to obtain any such consent or approval or to provide any such alternative arrangement and (except in the case of the right to occupy Business Premises, which situation is covered by the provisions of Section 8.2(d) below) the Closing Payment or the Purchaser Premium shall be computed to exclude the amount thereof attributable to any Purchased Asset, Assumed Agreement, Assumed Deposit or Assumed Liability which cannot be transferred or whose benefits cannot be conveyed in all material respects to Purchaser at the Closing; provided, that if such consent or approval is obtained after Closing then Purchaser shall thereupon remit to Assignor the amount withheld pursuant to the foregoing provisions.

Section 7.8 Transition Coordinators; Cooperation with Transition.  Subject to Applicable Law, from the date hereof until the earlier of the Closing Date and the termination of this Agreement, Assignor  will cooperate with Purchaser and use commercially reasonable efforts to cause the HSBC Sellers to cooperate with Purchaser to provide current information regarding material activities of the Transferred Business, and Purchaser and Assignor shall cooperate with and assist each other and HSBC in planning and implementing necessary and appropriate policies and procedures in connection with the transition of the ownership of the Transferred Business from the HSBC Sellers to Purchaser.  In connection therewith, Assignor and Purchaser shall each as promptly as practicable after the execution of this Agreement designate certain of their respective employees as “transition coordinators.”

Section 7.9 Non-Competition and Non-Solicitation.

(a) Except as set forth on Schedule 7.9(a), Assignor will not agree to an amendment to or waiver of any HSBC Seller’s covenants under Section 7.9 of the Primary Purchase Agreement with respect to any of the following counties in New York State without the written consent of Purchaser insofar as any such amendment or waiver would adversely affect the Transferred Business: Chautaugua, Erie, Cattaraugus, Livingston, Ontario, Wayne, Yates, Seneca, Schuyler, Oswego, Jefferson, Lewis, Clinton, and St. Lawrence. In the event Purchaser provides Assignor with written notification setting forth in detail any breaches by any HSBC Seller of its covenants under Section 7.9 of the Primary Purchase Agreement as pertaining to the Purchased Assets, Assignor shall use its reasonable best efforts to enforce such covenants on Purchaser’s behalf and with Purchaser’s reasonable cooperation.

(b) From the date hereof until the Closing Date, Purchaser and its Affiliates shall not, directly or indirectly, solicit for employment (other than as expressly permitted by this Agreement) or hire (i) any Business Employees and Wealth Management Employees who are not hourly wage (non-exempt) employees, (ii) any employees of the HSBC Sellers or their Affiliates who are or will be engaged in the preparation for or implementation of any Conversion or the transfer of any of the Transferred Business, Purchased Assets or Assumed Liabilities, or who are or will be otherwise involved in providing services under the Transition Services Agreement, (iii) any employees of HSBC Mortgage Corp. who are not otherwise identified on Schedule 7.9(b) and (iv) employees of HSBC Sellers or their Affiliates as of the date hereof who become or who are expected to become employees of Assignor before the Closing Date.  For purposes of monitoring Section 7.9(b)(i), (ii) and (iv), all individuals described in (i), (ii) and (iv) are identified on a Schedule 7.9(b) previously delivered to Assignor thirty (30) calendar days following the execution of the Primary Purchase Agreement and which may be updated from time to time by HSBC Sellers.  The updated Schedule 7.9(b) shall be promptly provided to Purchaser upon receipt by Assignor.

(c) During the period beginning on the Closing Date and ending on the first (1st) anniversary of the Closing Date:

(1) Purchaser and its Affiliates shall not, directly or indirectly, solicit for employment or hire any Retained Employee or any employees of Assignor; provided that this Section 7.9(c)(1) shall not prohibit Purchaser or any of its Affiliates from (i) engaging in solicitation by means of a general purpose advertisement not specifically targeted at the Retained Employees or employees of Assignor or hiring any Retained Employee or employee of Assignor as a result of such general purpose advertisement or (ii) hiring any Retained Employee or employees of Assignor who was terminated by any HSBC Seller or Assignor, as applicable, after the Closing Date; and

(2) Assignor and its Affiliates shall not, directly or indirectly, solicit for employment or hire any Transferred Business Employee or employee of Purchaser; provided that this Section 7.9(c)(2) shall not prohibit Assignor, from (i) engaging in solicitation by means of a general purpose advertisement not specifically targeted at the Transferred Business Employees or employees of Purchaser or hiring any Transferred Business Employee or employee of Purchaser as a result of such general purpose advertisement or (ii) hiring any Transferred Business Employee or employee of Purchaser who was terminated by Purchaser or any of its Affiliates after the Closing Date.

(d) During the period beginning on the date hereof and ending on the first (1st) anniversary of the Closing Date, Purchaser and its Affiliates shall not, directly or indirectly, (i) use any information regarding the Retained Businesses in their possession as a result of the transactions contemplated by this Agreement, including as part of the books and records that are Purchased Assets, to solicit or engage in other efforts directed to or targeted at any customer or customers of the Retained Businesses or the Non-Assigned Transferred Business with respect to providing Banking Related Services similar to those of the Retained Businesses or the Non-Assigned Transferred Business or (ii) use such information to take any other actions that are designed to induce any customer of the Retained Businesses or the Non-Assigned Transferred Business to transfer any portion of such customer’s Relationships with HSBC or Assignor, as applicable, with respect to the Retained Businesses or the Non-Assigned Transferred Business, as applicable, to a similar business of Purchaser or its Affiliates; provided that nothing in this Section 7.9(d) shall be construed as limiting the ability of Purchaser to (w) respond to unsolicited requests by customers of the Retained Businesses or the Non-Assigned Transferred Business; (x) service customers of the Retained Businesses or the Non-Assigned Transferred Business who also, as of the date hereof, are customers of Purchaser or its Affiliates; (y) offer or continue to offer Banking Related Services that are similar to the Retained Businesses or the Non-Assigned Transferred Business; or (z) solicit or engage in other efforts directed or targeted at any Person who is a Split Customer or an Excluded In-Market Customer or who is a customer of the Retained Business by virtue of the Assignor’s or HSBC Sellers’ retention of (I) Retained In-Process Loans, (II) credit card accounts and receivables or (III) loans that are covered by the exclusions in any of clauses (i), (ii) or (iii) of the term “Loans.”.  Notwithstanding the foregoing, Purchaser and its Affiliates may solicit Banking Center Customers to utilize credit card services notwithstanding that Assignor acquired the credit card accounts and receivables of such Banking Center Customers pursuant to the Primary Purchase Agreement and such credit card accounts and receivables constitute a portion of the Non-Assigned Transferred Business.

(e) During the period beginning on the date hereof and ending on the second (2nd) anniversary of the Closing Date (the “Non-Competition Period”), neither Assignor nor any of its Subsidiaries (collectively, for purposes of this Section 7.9(e), the “Restricted Entities”) shall establish new banking branches, ATMs or loan production offices in the Assignor Designated Footprint (it being understood that expansion at any existing banking branch in the Assignor Designated Footprint shall not be limited); provided, however, that the foregoing shall not restrict any of the Restricted Entities from making any acquisition (through merger, stock purchase or purchase of all or substantially all of another banking institution’s assets) of any then existing banking branches, ATMs or loan production offices from another banking institution located within the Assignor Designated Footprint provided that the value of the newly acquired banking branches, ATMs or loan production offices within the Assignor Designated Footprint would not constitute more than forty percent (40%) of such acquired entity’s consolidated total revenues in the last completed fiscal quarter immediately preceding the consummation of the purchase transaction.  During the Non-Competition Period, the Restricted Entities shall not: (I) (a) solicit or engage in other efforts targeted at customers of the Transferred Businesses with respect to providing Banking Related Services similar to those of the Transferred Businesses; or (b) take any other actions that are designed to induce any customer of the Transferred Business to transfer such customer’s Relationships with Purchaser with respect to the Transferred Businesses to a similar business of Assignor or its Affiliates; provided that nothing in this Section 7.9(e) shall be construed as limiting the ability of the Restricted Entities to (x) respond to unsolicited requests by customers of the Transferred Business; (y) offer or continue to offer Banking Related Services that are similar to the Transferred Business except to the extent otherwise restricted in the foregoing provisions of this Section 7.9 or (z) solicit or engage in other efforts directed or targeted at any Person who is a Split Customer (at least one of whose accounts has been transferred to Assignor) or an Excluded In-Market Customer or who is a customer of Assignor by virtue of the Assignor’s retention of (1) credit card accounts and receivables; or (2) loans that are covered by the exclusions in any of clauses (i), (ii) or (iii) of the term “Loans”; or (II) advertise or market Banking Related Services that are similar to the Transferred Business through advertisements or marketing efforts within the Assignor Designated Footprint or primarily targeting the customers of the Transferred Business; provided that nothing in this Section 7.9(e) shall be construed as limiting the ability of the Restricted Entities to conduct newspaper, radio, television, Internet and other advertisements, marketing efforts and solicitations that do not primarily target the customers of the Transferred Business so long as such marketing efforts or solicitations are not included in any newspaper or periodical having more than half of its circulation in the Assignor Designated Footprint or broadcast by any television or radio station physically located in the Assignor Designated Footprint (except that the limitations in the foregoing provision as to circulation in respect of newspapers and periodicals and physical location in respect of television or radio station shall not apply to restrict Assignor in the following community: Waterloo Village in Seneca County, New York).

(f) Each of Purchaser and Assignor understands and acknowledges that (i) it would be difficult to calculate damages to the applicable party and to HSBC from any breach of the obligations of the other party under this Section 7.9, (ii) injury to Purchaser, Assignor or the HSBC Sellers, as applicable, from any such breach would be irreparable and impossible to measure and (iii) the remedy at law for any breach or threatened breach of this Section 7.9 would therefore be an inadequate remedy and, accordingly, Purchaser and Assignor (and HSBC as a third party beneficiary) shall, in addition to all other available remedies (including, without limitation, seeking such damages as either can show it has sustained by reason of such breach and/or the exercise of all other rights either has under this Agreement), be entitled to seek injunctive relief, specific performance and other equitable remedies without the necessity of showing actual damages or posting bond.

(g) Purchaser and Assignor understand and acknowledge that the restrictive covenants and other agreements contained in this Section 7.9 are an essential part of this Agreement and the transactions contemplated hereby and thereby.  It is the intention of the parties that, if any of the restrictions or covenants contained herein are held to cover a geographic area or to be for a length of time that is not permitted by Applicable Law, or is in way construed to be too broad or to any extent invalid, such provision shall not be construed to be null, void and of no effect, but to the extent that such provision would then be valid or enforceable under Applicable Law, such provision shall be construed and interpreted or reformed to provide for a restriction or covenant having the maximum enforceable geographic area, time period and other provisions as shall be valid and enforceable under Applicable Law.

(h) For the avoidance of doubt, none of the restrictions imposed by applicable subsections of this Section 7.9 shall apply to any Person that is an Affiliate of a party to this Agreement if such Person ceases to be an Affiliate of such party.

Section 7.10 Distribution Agreements.  Purchaser agrees to enter into (i) one or more distribution agreements with HSBC and/or its applicable Affiliates, on terms mutually agreeable to them, to allow the continued distribution by Purchaser and its Affiliates and the continued servicing by HSBC and its Affiliates of asset management and other investment products of  HSBC and its Affiliates currently held by wealth management customers of the Transferred Business and (ii) such distribution or servicing arrangements, on terms mutually agreeable to them, as would allow for the portability of third-party asset management, annuity and other investment products currently held by wealth management customers of the Transferred Business.

Section 7.11 Arrangements with Respect to Employee Pension Plans, IRAs and Keogh Plans.  On or before the Closing Date, Assignor will cause HSBC to cause notice to be sent to each depositor of an Assumed Deposit held by HSBC or any of its Subsidiaries in an IRA and each “employer” who established an Assumed Deposit pursuant to a Keogh plan and each depositor that is an Employee Pension Plan, regarding the resignation of HSBC as IRA custodian or Keogh plan or Employee Pension Plan trustee, as applicable (as provided for in Section 7.12 of the Primary Purchase Agreement).  Such resignation shall be effective as of the date that is thirty (30) days following the date of the notice or, if later, the Closing Date.  If a depositor of an Assumed Deposit held by HSBC in an IRA or an employer who established an Assumed Deposit pursuant to a Keogh plan, Employee Pension Plan or other retirement plan fails to appoint another trustee or custodian for such account within this period, such depositor or employer will, to the extent permitted by Applicable Law, be deemed to have appointed Purchaser as successor trustee or custodian for the deposit account.  Upon its appointment as successor trustee or custodian for such accounts, as applicable, Purchaser shall perform the services and carry out the duties and obligations required of it under the applicable plans, the Code and Applicable Law.  If, notwithstanding the foregoing, as of the Closing Date, Purchaser shall be unable to retain deposit liabilities in respect of an Employee Pension Plan, IRA, Keogh Plan or other retirement plan, such deposit liabilities shall be considered “Excluded Deposits.”

Section 7.12 Updated Schedules.

(a) On the fifth (5th) day prior to the Closing Date anticipated by the parties, Assignor will or will cause HSBC to deliver to Purchaser updated versions of the following schedules so that they are as of a date no earlier than last day of the month preceding the Closing Date (such date, the “Update Date”):  Schedule 1.1(a) (Assumed Deposits), Schedule 1.1(c)(i) (Business Employees), Schedule 1.1(c)(ii) (Affiliated Employees), Schedule 1.1(h) (Purchased Overdrafts),  Schedule 1.1(l) (Transferred Business Banking Relationships), Schedule 1.1(m) (Transferred Wealth Management Relationships),  Schedule 2.1(a)(5)(i) (Purchased ATMs), Schedule 2.1(a)(5)(ii) (ATM Real Property Leases), Schedule 2.1(a)(6) (Purchased Loans), Schedule 2.1(a)(8) (CRA Assets), Schedule 2.1(b)(12) (Letters of Credit).  Purchaser acknowledges that the updated versions of the foregoing Schedules shall be prepared using the same methodology and criteria used in preparing the Schedules attached to this Agreement, subject to changes resulting from updates to the household allocations of customers to branches by HSBC consistent with “householding” methodology and change in householding made by HSBC Sellers in the Department of Justice divestiture Banking Centers in Buffalo.

(b) In connection with delivery of the Final Closing Statement Assignor shall deliver to Purchaser updated versions of the following schedules, so that they are as of the Closing Date (such schedules, collectively, the “Final Schedules”):  Schedule 1.1(a) (Assumed Deposits), Schedule 1.1(c)(i) (Business Employees), Schedule 1.1(c)(ii) (Affiliated Employees), Schedule 1.1(h) (Purchased Overdrafts), Schedule 1.1(l) (Transferred Business Banking Relationships), Schedule 1.1(m) (Transferred Wealth Management Relationships),  Schedule 2.1(a)(5)(i) (Purchased ATMs), Schedule 2.1(a)(5)(ii) (ATM Real Property Leases), Schedule 2.1(a)(6) (Purchased Loans), Schedule 2.1(a)(8) (CRA Assets), Schedule 2.1(b)(12) (Letters of Credit).  Purchaser acknowledges that the updated versions of the foregoing Schedules shall be prepared using the same methodology and criteria used in preparing the Schedules attached to this Agreement, subject to changes resulting from updates to the household allocations of customers to branches by HSBC consistent with “householding” methodology and change in householding made by HSBC Sellers in the Department of Justice divestiture Banking Centers in Buffalo.

ARTICLE VIII

FURTHER AGREEMENTS

Section 8.1 Conduct of the Transferred Business Prior to the Closing.

(a) From the date hereof until the earlier of the Closing Date and the termination of this Agreement, Assignor shall use commercially reasonable efforts to cause the HSBC Sellers, consistent with the other provisions of this Agreement: (i) to use reasonable best efforts to, and cause their applicable Subsidiaries to use their respective reasonable best efforts to, conduct the Transferred Business in the ordinary course consistent with past practice and maintain, generally, their existing relations and goodwill with Banking Center Customers and vendors and suppliers to the Transferred Business; (ii) to use their ordinary course efforts to, and cause their applicable Subsidiaries to use their respective ordinary course efforts to, consistent with historical and customary past practices, preserve in all material respects, and with respect to the Banking Centers, the mix, type and aggregate amount of the Purchased Assets and Assumed Liabilities, including the Assumed Deposits, provided that the agreements in this Section 8.1 and the agreement of the HSBC Sellers in Section 8.1 of the Primary Purchase Agreement shall not be construed as any promise, representation or guarantee by Assignor or the HSBC Sellers that such mix, type and amount will in fact be maintained and may in fact be materially different as of the Closing Date, and the occurrence of such event shall not, in and of itself, be considered a breach of the obligations of Assignor or the HSBC Sellers’ obligations under this Section 8.1(a) or Section 8.1 of the Primary Purchase Agreement; and (iii) to continue to maintain the Banking Centers in accordance with its national pricing strategy, except that HSBC may in its sole discretion adjust its rates and pricing to respond to actions taken in the market by Assignor.

(b) From the date hereof until the earlier of the Closing Date and the termination of this Agreement, Assignor will not agree to an amendment to or waiver of Section 8.1(b) of the Primary Purchase Agreement that would materially adversely affect the Transferred Business, Purchased Assets or Assumed Liabilities without the consent of Purchaser.  From the date hereof to the earlier of the Closing Date and the termination of this Agreement, Assignor will use commercially reasonable efforts to cause each HSBC Seller to comply with the terms of Section 8.1(b) of the Primary Purchase Agreement with respect to the Transferred Business, the Purchased Assets or the Assume Liabilities.

Section 8.2 Real Property Leases and ATM Leases.

(a) Assignor will use commercially reasonable efforts to cause HSBC to use its reasonable best efforts (which shall not require Assignor or HSBC to pay any money or other consideration to any Person or to initiate any claim or proceeding against any Person) to cause every landlord of a Real Property Lease or ATM Real Property Lease, the consent of which is required under the terms of the applicable Real Property Lease or ATM Real Property Lease to the assignment of such Real Property Lease or ATM Real Property Lease to Purchaser, to execute in favor of Purchaser a Landlord Consent.

(b) If, despite the efforts contemplated by Section 8.2(a), a Landlord Consent to assignment of a Real Property Lease or ATM Real Property Lease cannot be obtained, or cannot be obtained without the payment of an assignment fee or similar lump sum or rent increase, Assignor shall cause HSBC, if permitted without the consent of the landlord under the Real Property Lease or ATM Real Property Lease, to sublease the Business Premises or ATM location to Purchaser pursuant to a sublease agreement, as applicable, which shall be, to the extent permitted, for the remainder of the existing term of the Real Property Lease or ATM Real Property Lease, as applicable, and which shall provide for Purchaser to perform all of the obligations of HSBC under such Real Property Lease or ATM Real Property Lease and which otherwise shall contain mutually agreeable terms (a “Sublease Agreement”).

(c) Purchaser shall use its reasonable best efforts to cooperate with HSBC’s attempts to obtain each Landlord Consent or its approval of a Sublease Agreement, but shall not be obligated to pay any consideration or grant any concession in connection therewith.

(d) Notwithstanding anything to the contrary contained in this Agreement, if HSBC is unable to obtain for Purchaser the right to occupy a Business Premise, whether pursuant to a Landlord Consent or a Sublease Agreement or otherwise, Purchaser shall not be entitled to terminate this Agreement and Purchaser shall remain obligated to perform all of its obligations hereunder, including, without limitation, the assumption of the Assumed Deposits without any reduction or adjustment to the consideration to be paid by Purchaser as provided in this Agreement except, in the case of Banking Centers identified on Schedule 8.2(d), for the adjustment to the consideration to be paid by Purchaser if, as and to the extent provided for in Section 8.2(e).

(e) If (i) HSBC is unable to obtain for Purchaser the right to occupy the Business Premises on which a Banking Center identified on Schedule 8.2(d) is situated because the required Landlord Consent to assignment of the applicable Real Property Lease cannot be obtained; (ii) HSBC is not permitted to provide such occupancy right under a Sublease Agreement for the remainder of the term of the applicable Real Property Lease as in effect at the Closing Date (without taking into account any optional extension of the term); and (iii) Assignor is not able to procure for Purchaser a right to occupy such Business Premises under a new lease with the landlord of the applicable Premises on fair market terms for similar facilities at a similar location, then, although Purchaser shall remain obligated to perform all of its obligations hereunder, including, without limitation, the assumption of the Assumed Deposits without any reduction or adjustment to the consideration to be paid by Purchaser as provided in this Agreement, Assignor will be required to pay to Purchaser an amount equal to the Non-Consent Fee in respect of such Banking Center, as provided for in the following paragraph.

The Non-Consent Fee with respect to a Banking Center identified on Schedule 8.2(d) shall be payable only if (x) the total deposit balance in accounts at such Banking Center as of 11:59 p.m. on the date that is ninety (90) days after the Closing Date (the “90th Day Deposit Balance”) (computed as provided for below) is less than (y) ninety-five percent (95%) of the deposit balance in accounts at such Banking Center as of 11:59 p.m. on the Closing Date (the “Closing Date Deposit Balance”); and in such event, then Assignor will pay to Purchaser an amount equal to 3.89% of the dollar amount that the 90th Day Deposit Balance is less than the Closing Date Deposit Balance.  The deposit balance in accounts at a Banking Center on the Closing Date shall be the month-to-date average daily balance (including Accrued Interest and Fees) of the deposit liabilities at such Banking Center that are Assumed Deposits, calculated as specified in Section 3.1(d).  The 90th Day Deposit Balance for such a Banking Center’s accounts shall be the average daily balance (including Accrued Interest and Fees) of the deposit liabilities at such Banking Center as of such ninetieth (90th) day computed by taking into account the same categories of deposit liabilities that are covered by the term “Assumed Deposits” and calculated in the same manner as for purposes of Section 3.1(d). Notwithstanding anything herein to the contrary, in computing both the 90th Day Deposit Balance and the Closing Date Deposit Balance, there shall be excluded any certificates of deposit and Government Deposits.

Purchaser covenants to cooperate reasonably (which shall not require Purchaser to pay any money or other consideration to any Person or to initiate any claims or proceedings against any Person) with any request of Assignor or HSBC to enable Assignor or HSBC to obtain for Purchaser the right to occupy the Business Premises on which a Banking Center is situated.  Purchaser further covenants to manage the applicable Banking Center in the ordinary course of business and consistent with Purchaser’s management of Purchaser’s other branches in Western or Northern New York State, as applicable.

If Purchaser believes that a Non-Consent Fee is due and payable, it shall provide a written notice to Assignor and afford Assignor rights of access to review supporting book and records.  The Non-Consent Fee shall be payable by Purchaser not later than fifteen (15) days after Purchaser delivers such notice unless Assignor objects in good faith, in which case the parties shall cooperate in good faith to expeditiously resolve the disagreement.

Section 8.3 Assignment and Other Documents.

(a) Assignor will use commercially reasonable efforts to cause HSBC to use its reasonable best efforts to deliver to Purchaser at the Closing all signed UCC-1 financing statements and UCC-3 assignments of financing statements, endorsed notes, participations, assignments of mortgages in recordable form and all other documentation necessary to effect the assignment of the Purchased Loans (including all related collateral) to Purchaser.  The out-of-pocket costs and expenses (excluding internal labor costs and overhead expenses) of preparing and filing any such documentation with respect to the Purchased Loans that are allocated to Assignor under Section 8.3 of the Primary Purchase Agreement shall be split equally between Assignor and Purchaser. Assignor agrees to split equally with Purchaser the costs and expenses of preparing and filing UCC-1 financing statements in the name of Purchaser that are allocated to Assignor under Section 8.3 of the Primary Purchase Agreement with respect to Purchased Loans that are commercial loans secured by a security interest in personal property, which security interest is currently not perfected by UCC filing, control, possession, mortgage recording or other means of perfection; provided that the parties agree that if a single filing for any obligor under any such Purchased Loans may perfect the security interests in multiple Purchased Loans, only a single filing shall be made.

(b) Purchaser acknowledges HSBC’s agreement in Section 8.3(b) of the Primary Purchase Agreement, and Assignor shall upon Purchaser’s request use its commercially reasonable efforts to cause HSBC to comply therewith.

(c) Assignor shall cause the HSBC Sellers to use their reasonable best efforts to deliver on or before the sixtieth (60th) calendar day after the Closing Date (but in any event shall deliver on or before the ninetieth (90th) calendar day after the Closing Date) the Purchased Loans, duly and properly endorsed, to Purchaser together with all notes, guarantees, agreements and other evidence thereof and all collateral and security interests securing the Purchased Loans in the possession of HSBC or its Subsidiaries and all necessary assignments (if applicable, in recordable form), endorsements and other instruments of conveyance as may be necessary under the circumstances; provided that all such assignments, endorsements and other instruments of conveyance shall be without recourse as to collection to HSBC.  If and to the extent that, and for so long as, any of such collateral remains in the possession of HSBC or its Subsidiaries after the relevant Closing Date, Assignor shall cause HSBC and its Subsidiaries to use reasonable best efforts to hold such collateral in a manner designed to ensure the uninterrupted perfection of the security interests in such collateral for the sole benefit of Purchaser.  From the Close of Business on the Closing Date until such delivery, Assignor shall cause HSBC to hold any such undelivered documentation related to the Purchased Loans as the agent exclusively for Purchaser and to exercise the same degree of care that HSBC exercises over its own similar documentation.  During the ninety (90) day period following the Closing Date, Assignor shall cause the HSBC Sellers to arrange for regular deliveries of any previously undelivered documents that are the subject of this Section 8.3 with the objective of expediting possession of such documents by Purchaser; it being understood that non-delivery by the HSBC Sellers to Purchaser of an accurate original or copy of the relevant promissory note, together with any and all amendments thereto, in respect of a Purchased Loan (such Purchased Loan, a “Designated Purchased Loan”) shall be a breach of the covenant in this Section 8.3(c), including for purposes of the Assignor’s indemnity obligations under Article XIII.

Section 8.4 Letters of Credit.  Assignor and Purchaser agree to enter into an agreement (the “Interim Processing Agreement”) on the Closing Date providing procedures with respect to the handling of the Letters of Credit and draws thereunder following the Closing Date. Purchaser agrees, and the Interim Processing Agreement shall provide, that following the Closing Date, Purchaser shall reimburse Assignor for any draws under the Letters of Credit that are honored by Assignor pursuant to Section 8.4 of the Primary Purchase Agreement.  To provide for payment of Purchaser’s obligation under this Section 8.4 and the Interim Processing Agreement, if a reimbursement is not otherwise made pursuant to the terms of the Interim Processing Agreement, Purchaser shall issue in favor of Assignor an irrevocable standby letter of credit, in form and substance reasonably acceptable to Assignor (the “Stand-by Facility”), in an aggregate face amount equal to the maximum amount that may be drawn under the Letters of Credit associated with the Banking Centers (subject to any adjustments that may be provided in the Interim Processing Agreement).  If reimbursement by Purchaser to Assignor pursuant to the Interim Processing Agreement is not received by the second (2nd) Business Day following Assignor’s request for reimbursement, Assignor shall be entitled to draw on the Stand-by Facility for any such unreimbursed amounts.  On the Closing Date, Assignor shall cause HSBC to transfer and assign its rights under any Credit Documents related to the Letters of Credit associated with the Banking Centers transferred on the Closing Date.  In the event that Assignor or the HSBC Sellers receive any reimbursements from customers under the Letters of Credit, Assignor shall, or shall cause the HSBC Sellers to, reasonably promptly transmit such amounts to Purchaser.  Following the Closing Date, Assignor shall use commercially reasonable efforts to cause the HSBC Sellers not to renew any Letter of Credit that is scheduled to expire and to send a notification of non-renewal (notice period permitting) with respect to any Letter of Credit that is subject to “automatic” renewals.  For clarity, Purchaser shall have no recourse against Assignor or the HSBC Sellers for repayment of amounts properly drawn under the Stand-by Facility except to the extent of any obligation to transmit reimbursements as provided above in this Section 8.4.  Purchaser acknowledges that the HSBC Sellers shall retain all customer fees associated with the Letters of Credit that have been or that hereafter are paid to the HSBC Sellers.  Assignor agrees to reasonably cooperate, and to use commercially reasonably efforts to cause the HSBC Sellers to reasonably cooperate, with Purchaser’s efforts, if any, to transfer any Letters of Credit after the Closing Date to Purchaser.

Section 8.5 Form of Transfer.  Assignor and Purchaser may by mutual written agreement at any time, with the consent of HSBC, change the method of transferring the Transferred Business from HSBC to Purchaser in order to achieve, in a more efficient manner, the business, financial accounting, regulatory and tax objectives of Assignor and Purchaser in connection with the transactions contemplated by this Agreement; provided, however, no such change shall alter or change the amount of consideration to be paid by Purchaser as provided in this Agreement.

Section 8.6 Conversion Plan, Data Processing and Related Matters.

(a) The parties hereto agree to cooperate with each other and with HSBC to employ their reasonable best efforts to plan, execute and complete the Conversion in an orderly and efficient manner pursuant to the Conversion Plan.  As promptly as practicable after the date hereof, Purchaser and Assignor shall each appoint qualified staff members to act as project managers for the Conversion (each, a “Conversion Project Manager”). Such Conversion Project Managers shall act as the principal contacts between the parties and with HSBC representatives on matters relating to the Conversion, and shall coordinate the assignment of personnel as required and generally facilitate the planning, execution and completion of the Conversion pursuant to the Conversion Plan.  In addition to any conversion of the data and systems files as part of the Conversion pursuant to the Conversion Plan, the parties shall reasonably cooperate with each other and with HSBC in performing such tasks as may be outlined in the Conversion Plan (as defined below), including the collection and input of relevant data, development of new operating procedures and design of forms, in each case, as mutually agreed by the parties.

(b) Purchaser and Assignor shall each bear all out-of-pocket costs and expenses associated with their respective area of responsibility as defined in the Conversion Plan, including costs and expenses incurred in converting, moving, storing, archiving, adapting or otherwise transferring or facilitating the transfer of any data, information, securities, records, files and systems from the systems and facilities of the HSBC Sellers and their respective Affiliates to the systems and facilities of Purchaser and its Affiliates (including costs with respect to computer programs, data processing, deconversion, data extraction, third-party charges and filing fees) provided, however, that, notwithstanding anything to the contrary in this Section 8.6 or otherwise in this Agreement, Purchaser shall not be liable hereunder for any termination fees, penalties or other break costs incurred by the HSBC Sellers or any of their respective Subsidiaries as a result of the Conversion.  Purchaser and Assignor each agrees to promptly reimburse the other in accordance with the Conversion Plan.  The agreement of the parties in this Section 8.6(b) does not alter the agreement of Assignor in Section 8.6(b) of the Primary Purchase Agreement.

(c) In connection with the conversion activities described in subsections (a) and (b) immediately above, and subject to Applicable Law and Exhibit A, it is further agreed that:

(1) Purchaser will review, subject to Section 7.1, current operations of the Transferred Business and Purchaser and Assignor shall cooperate with each other and with HSBC and use their reasonable best efforts to develop a mutually agreeable written plan within forty-five (45) days of the date hereof (as it may be amended from time to time, the “Conversion Plan”), which Conversion Plan shall (i) set forth the plan, procedures, scheduling methodology, resources and expenditures required to fully effect the Conversion by the end of the weekend immediately after the Closing Date (or such other date as may be agreed by the parties), (ii)  include interim target dates for the completion of integral items to the Conversion; (iii) provide that conversion items integral to the operation of the Transferred Business shall have the earliest target completion dates in the Conversion Plan and (iv) specify the appropriate procedures to allocate the Primary Purchased Assets and Primary Assumed Liabilities between Purchaser and Assignor; and

(2) as of the Closing Date, Assignor will use commercially reasonable efforts to cause the HSBC Sellers to provide Purchaser with existing customer, account and transaction data feeds related to the Transferred Business in order to allow Purchaser to comply with applicable legal and contractual anti-money laundering and privacy requirements on and after the Closing Date.

(d) The parties agree to cooperate with each other and with HSBC to schedule arrangements for change in displays and advertisements at the Banking Centers such that on the next Business Day following the Closing Date, no Signage shall be displayed at the Banking Centers, either internally or externally.  To the extent that any Signage shall remain at a Banking Center, Purchaser shall use its reasonable best efforts to remove such Signage prior to the next Business Day following the Closing Date and to retain such Signage for later collection by the HSBC Sellers.

(e) The parties agree to address certain transitional matters addressed in Exhibit A in accordance with the provisions of Exhibit A and to coordinate with HSBC with respect to those matters.

(f) Purchaser agrees to allow the HSBC Sellers to remove Verix cash advance terminals from the Banking Centers at the HSBC Sellers’  sole expense; provided that if the removal occurs after the Closing Date, such removal will occur after normal business hours and in a manner so as not to unreasonably interfere with the operations of the applicable Banking Center.

Section 8.7 HSBC Intellectual Property.

(a) Except as specifically provided in this Section 8.7, Purchaser acknowledges and agrees that none of Purchaser or its Affiliates is purchasing, acquiring, receiving a license to or otherwise obtaining any right, title or interest in, to or under any Intellectual Property owned or licensed by the HSBC Sellers or any of their respective Affiliates, including the HSBC Entity Names.

(b) Except as provided in this Section 8.7, as of and following the Closing, Purchaser shall, and shall cause its Affiliates to, cease and discontinue promptly after the Closing any and all uses of any and all Intellectual Property owned or licensed by the HSBC Sellers or any of their respective Affiliates, including any HSBC Entity Names.  Except as provided in this Section 8.7, Purchaser agrees that, as of and following the Closing, none of Purchaser nor any of its Affiliates shall have any right, title or interest in, or any authority or license to use or allow others to use in any manner whatsoever, any Intellectual Property owned or licensed by the HSBC Sellers or their respective Affiliates, and any such right, title, interest, authority, license or sublicense or other arrangement relating thereto (whether written or oral) existing prior to the Closing, shall automatically terminate simultaneously with and effective as of the Closing.  Notwithstanding the foregoing and only to the extent that use of labeling, stationery, business forms, supplies, ATM cards, debit cards, gift cards, checks, deposit slips and envelopes (but excluding any advertising, marketing or other promotional materials) existing on the Business Premises, in the inventory of Purchaser or any of its Affiliates or in the possession of a Banking Center Customer, in each case, that bear an HSBC Entity Name as of the Closing (the “Business Material”) cannot be commercially reasonably avoided after the Closing by Purchaser and its Affiliates, Purchaser and such Affiliates shall have, subject to the execution by Purchaser and such Affiliates of the License Agreement, a limited, non-transferable, non-sublicensable, royalty-free, non-exclusive right to use and deplete the Business Materials for a thirty- (30) day period following the Closing Date (such right, the “HSBC Seller Name License” and such period, the “Transitional Period”); provided, however, that (i) none of Purchaser or any of its Affiliates shall take any action that could reasonably be expected to impair the value of or goodwill associated with the HSBC Entity Names, (ii) Purchaser and its Affiliates shall use the Business Materials and make any use of the HSBC Entity Names pursuant to this Section 8.7 in substantially the same forms, and for substantially the same purposes, as an HSBC Entity is using such HSBC Entity Names in connection with the operation and conduct of the Transferred Business immediately prior to the Closing, but not including any advertising, marketing or other promotional activities and (iii) Purchaser and its Affiliates shall use their reasonable best efforts to minimize their respective use of the HSBC Entity Names and shall cease using the HSBC Entity Names on such Business Materials as set forth in the License Agreement and in any event within the Transitional Period.  For clarity, the foregoing activities during the Transitional Period will be for wind-down purposes only, and none of Purchaser or any of its Affiliates shall actively use the HSBC Entity Names in any advertising, marketing or other promotional activities during the Transitional Period.

(c) Purchaser, for itself and its Affiliates, acknowledges and agrees that, (i) as between the parties hereto, the HSBC Sellers and their respective Affiliates own or have the exclusive right to use any and all of the HSBC Entity Names and, except as otherwise expressly provided in this Section 8.7, none of Purchaser or any of its Affiliates shall, as of the Closing, have any rights in or to the HSBC Entity Names, (ii) none of Purchaser or any of its Affiliates shall contest the ownership or validity of any rights of the HSBC Sellers or any of their respective Affiliates in or to the HSBC Entity Names, and (iii) none of Purchaser or any of its Affiliates shall adopt, use, register or attempt to register any of the HSBC Entity Names or instruct others to do so.  Purchaser, for itself and its Affiliates, agrees and shall ensure that any use of the HSBC Entity Names as permitted in this Section 8.7 shall be only with respect to goods and services of a level of quality equal to or greater than the quality of goods and services with respect to which the HSBC Sellers and their respective Affiliates used such HSBC Entity Names prior to the Closing.  Purchaser, for itself and its Affiliates, agrees that, after the Closing, none of Purchaser or any of its Affiliates, will expressly, or willingly by implication, do business as or represent themselves as any HSBC Seller or any Affiliate of the HSBC Sellers and the personnel of Purchaser or any of its Affiliates shall not, and shall have no authority to, as of the Closing, hold themselves out as officers, employees or agents of the HSBC Sellers or any of their respective Affiliates.

(d) Purchaser, on behalf of itself and its Affiliates, agrees that Purchaser and its Affiliates shall indemnify and hold harmless Assignor and the HSBC Sellers and their respective Affiliates from and against all Damages that arise out of, relate to or result from use of the HSBC Entity Names by Purchaser during the Transitional Period.

Section 8.8 [Reserved].

Section 8.9 Wrong Pocket Assets.  Unless otherwise specifically provided in Exhibit A, if at any time or from time to time after the Closing Date, Assignor, Purchaser, or any HSBC Seller, shall receive or otherwise possess any asset (including cash) that should belong to another Person pursuant to this Agreement, Assignor or Purchaser agrees to promptly transfer, or cause to be transferred, such asset to the Person so entitled thereto.

Section 8.10 Enforcement of HSBC Obligations.

(a) Provisions in this Agreement for Assignor to cause or to use reasonable best efforts or commercially reasonable efforts (or words and phrases of similar import) to cause HSBC or any of the other HSBC Sellers to perform an agreement, covenant or obligation that HSBC or the applicable HSBC Sellers have made or undertaken shall not be construed as assurance by Assignor that HSBC or any of the other HSBC Sellers will perform such an agreement, covenant or obligation; however, by virtue of any such provision, and when such provision is applicable, Assignor shall, upon proper request by Purchaser, make one or more (as appropriate ) verbal (and, if appropriate, written) requests to representatives of HSBC or the other HSBC Sellers, as applicable, to perform such agreement, covenant or obligation.  If Purchaser advises Assignor in writing that notwithstanding such request(s) by Assignor, HSBC or another of the HSBC Sellers have not complied with such agreement, covenant or obligation, Assignor shall, if further requested by Purchaser, commence and prosecute a legal proceeding (at Purchaser’s cost and expense) to obtain specific performance of such agreement, covenant or obligation by the applicable HSBC Sellers.  In such a proceeding, Purchaser shall have the right to approve (which approval shall not be unreasonably withheld) legal counsel selected by Assignor to conduct such legal proceedings.  Assignor shall instruct its legal counsel to consult with and provide periodic updates to Purchaser and its legal counsel relating to such legal proceedings, and to provide Purchaser and its counsel copies of all material pleadings and motions exchanged in such legal proceedings, subject to Purchaser and its legal counsel entering into appropriate arrangements necessary to protect confidential and privileged information.  If requested by Purchaser to discontinue, abandon or settle such legal proceedings, Assignor will endeavor to do so on terms proposed by Purchaser provided such terms do not alter or prejudice Assignor’s rights and entitlements.  Purchaser agrees to compensate and reimburse Assignor, from time to time, for the third party costs and expenses (including the fees and disbursements of legal counsel approved by Purchaser) as such costs and expenses are incurred by Assignor in complying with this Section 8.10.  Purchaser shall, without regard to the limitations in ARTICLE XIII, indemnify and hold harmless Assignor from any claims or counterclaims brought by HSBC or HSBC Sellers in response to legal proceedings brought by Assignor pursuant to this Section 8.10 if any such claims or counterclaims relate to the claims in the underlying legal proceedings brought by Assignor pursuant to this Section 8.10 and do not involve acts or omissions of Assignor not authorized by Purchaser.  In no event shall Assignor be obligated to take any action pursuant to this Section 8.10 without reasonable assurances from Purchaser as to the merits of Purchaser’s position.

(b) The provisions of this Section 8.10 are in addition to any rights and remedies otherwise available to Purchaser under law or this Agreement.

Section 8.11 Special Procedures for Categorized Customers.

(a) The parties acknowledge that Assignor and the HSBC Sellers agreed to the process summarized in Exhibit 8.11 whereby the HSBC Sellers used their reasonable best efforts to identify Categorized Customers and afford such customer options as to where such customer’s eligible deposit and loan accounts will be maintained.

(b) Assignor agrees to use its reasonable best efforts, and to cause the HSBC Sellers to use their reasonable best efforts, to effect the valid election of any Categorized Customer who properly completed and returned a required “Transfer Exception Form” (or who confirmed their election orally with a customer service representative of the HSBC Sellers) by April 27, 2012, including, as applicable, on the Update Date and in connection with the delivery of any Final Closing Statement, adjusting Schedule 1.1(a) (Assumed Deposits), Schedule 1.1(h) (Purchased Overdrafts), Schedule 2.1(a)(6) (Purchased Loans), Schedule 2.1(a)(8) (CRA Assets) and Schedule 2.1(b)(12) (Letters of Credit) to reflect any applicable additions or removals of accounts of Categorized Customers.

Section 8.12 Reactive Exclusion of Eligible Customers.  If, prior to May 11, 2012, an Eligible Customer contacted an HSBC Seller and indicated that he or she would like to maintain his or her Relationship with the HSBC Sellers, Assignor shall cause the HSBC Sellers to take any actions it deems necessary to cause such Eligible Customer’s entire Relationship with the HSBC Sellers to be excluded from, as applicable, the Purchased Assets and Assumed Liabilities.

Section 8.13 Designated Purchased Loans.  Following the Closing Date, if at any time the principal or interest on with respect to a Designated Purchased Loan shall have been due and unpaid by the obligor thereunder for sixty (60) days, Purchaser may, in its sole discretion, and no later than thirty (30) days after such Designated Purchased Loan becomes sixty (60) days past due (or, with respect to any Designated Purchased Loans that are sixty (60) days or more past due as of the date on which the Designated Purchased Loan Schedule is delivered, within thirty (30) days of such delivery date), notify the HSBC Sellers and Assignor that such Designated Purchased Loan has become sixty (60) days past due and present such Designated Purchased Loan to the HSBC Sellers for possible repurchase.  Purchaser shall, upon the written request of the HSBC Sellers delivered to Purchaser not later than fifteen (15) days after being notified of such Designated Purchased Loan, sell such Designated Purchased Loan to the HSBC Sellers at the Repurchase Price of such Designated Purchaser Loan as of the date of such sale. If the HSBC Sellers elect to repurchase a Designated Purchased Loan, the parties agree to effect the repurchase as promptly as reasonably practical after such election and that such repurchase shall satisfy any and all obligations of Assignor under Section 13.2(a)(2) with respect to such Designated Purchased Loan, except for Designated Loan Losses already incurred by the Purchaser at the time of repurchase.  The parties agree to work in good faith to effect the intention of this Section 8.14 with a view towards minimizing Designated Loan Losses and other Losses, in either case, that are indemnifiable pursuant to Section 13.2(a)(2). Within two (2) Business Days of the Closing Date, Assignor shall cause the HSBC Sellers to use reasonable best efforts deliver to Purchaser, for informational purposes only, a schedule (the “Designated Purchased Loan Schedule”) listing each of the Designated Purchased Loans transferred on the Closing Date.

ARTICLE IX

EMPLOYMENT AND BENEFIT MATTERS

Section 9.1 Transferred Business Employees.

(a) Offers of Employment.  Subject to Applicable Law, at least thirty (30) days (unless an earlier date is required by Applicable Law) prior to the Closing Date and effective as of the Closing Date, (i) Purchaser shall make and shall use reasonable best efforts to cause to be accepted, a Comparable Job Offer to all Business Employees and Wealth Management Employees (excluding Retained Employees) and (ii) Purchaser shall make, and shall use reasonable best efforts to cause to be accepted, a Comparable Job Offer to all such Affiliated Employees (other than the Wealth Management Employees) whom Purchaser reasonably determines, in good faith, are likely to meet Purchaser’s reasonable employment qualifications in respect of Purchaser’s business needs following the Closing Date both in terms of  the transactions contemplated by this Agreement and Purchaser’s internal business needs outside the context of such transactions; provided, however, that the Purchaser shall provide to Assignor, who shall provide to HSBC, within thirty (30) days following the date of this Agreement, a list of such Affiliated Employees to whom Purchaser shall make a Comparable Job Offer.  Purchaser’s employment of the Transferred Business Employees shall be deemed to commence at 11:59 p.m. on the Closing Date, without regard to whether the Transferred Business Employee is actively at work on the Closing Date in the case of an employee who on the Closing Date is absent from work due to a vacation, jury duty, funeral leave or personal day.  Notwithstanding the foregoing, to the extent that a Business Employee or an Affiliated Employee who has accepted Purchaser’s offer (x) is not available to perform services on the Closing Date because on the Closing Date such employee is on sick leave, short-term disability, workers compensation leave, military leave, leave of absence under the Family Medical Leave Act or other leave of absence approved by an HSBC Seller or one of its Affiliates (other than a vacation, jury duty, funeral leave or personal day), he or she shall remain an employee of the HSBC Sellers or one of their respective Affiliates (except as otherwise required by Applicable Law); provided that Purchaser shall hire such Business Employee or Affiliated Employee if such Business Employee of Affiliated Employee returns to work no later than the date that is the earlier of the scheduled return date (including any approved extensions thereto) and six (6) months from the date of commencement of such leave, unless such Employee is entitled to reemployment under the Uniformed Services Employment and Reemployment Act, in which case Purchaser shall not be obligated hire such Employee unless the return date is no later than twelve (12) months following the Closing Date, or (y) is one of the financial advisors listed on Schedule 9.1(y), he or she shall terminate employment with the HSBC Sellers or one of their respective Affiliates, and shall commence active employment with Purchaser, at a date prior to the Closing Date, as set forth on Schedule 9.1(y); and, for purposes of this Agreement, each such Employee referenced in clauses (x) and (y) shall become a Transferred Business Employee as of the date that active employment with Purchaser commences and, to the extent applicable, references in this Section 9.1 to the “Closing Date” shall relate to the date on which active employment commences.  Those Business Employees and Affiliated Employees who do not accept Comparable Job Offer from Purchaser shall not be considered Transferred Business Employees for any purpose of this Agreement.  Each of the Transferred Employees shall be provided by the Purchaser with an aggregate annual amount of paid time-off under the plans of the Purchaser  equal to such Transferred Employee’s current aggregate annual amount of paid time off, which, for clarity, takes into account and grandfathers all service with the HSBC Sellers and their Affiliates (including vacation time, personal time and sick time); provided that the Purchaser may allocate such aggregate annual amount of paid time off in a manner consistent with the policies of the Purchaser.

(b) Termination of Employment with the HSBC Sellers.  As of the Closing Date, and as provided for in the Primary Purchase Agreement, the Transferred Business Employees shall cease active participation in each Employee Plan and shall have a “separation from service” as that term is defined by Section 409A of the Code and the regulations promulgated thereunder.  As provided for in the Primary Purchase Agreement, (i) the HSBC Sellers and their respective Affiliates shall retain all assets and Liabilities for the Business Employees and the Affiliated Employees, respectively, under the Employee Plans and (ii) the HSBC Sellers and their respective Affiliates shall be liable for all eligible claims for benefits under the Employee Plans that are welfare plans that are incurred by the Transferred Business Employees on or prior to the Closing Date.  For purposes of this Agreement, the following claims shall be deemed to be incurred as follows:  (i) life, accidental death and dismemberment, business travel accident, disability and workers compensation insurance benefits, upon the event giving rise to such benefits; and (ii) health, vision, dental and/or prescription drug benefits, on the date such services, materials or supplies were provided.  As provided for in Section 9.1(b) of the Primary Purchase Agreement, prior to the Closing Date, the HSBC Sellers shall request “good leaver” status from the Remuneration Committee of HSBC Holdings plc with respect to any outstanding awards under the HSBC Holdings plc Share Plan.

(c) Benefits Following the Closing Date.  Effective as of the Closing Date, Purchaser shall provide the Transferred Business Employees with the same employee benefit plans and programs as those that are provided to similarly situated employees of Purchaser (both by job classification or status and by geographic location).  For purposes of determining (i) eligibility to participate in and vesting under applicable employee benefit plans of Purchaser or its Affiliates (other than under any employee stock ownership or option plan), (ii) the banking privileges and perquisites applicable to the Transferred Business Employees, (iii) retirement eligibility under any Purchaser plan providing for the grant of equity awards, (iv) for benefit accrual purposes only for vacation, paid time off and severance benefits, and (v) and level of pay credits under a cash balance plan,  in each case, as applicable, each Transferred Business Employee shall be credited with the years of service he or she has been credited with under the comparable Employee Plans; provided that such service shall not be recognized for purposes of (x) grandfathering and/or benefit accruals under any Purchaser defined benefit retirement plan, (y) retiree medical benefits (but it shall be recognized for access-only retiree medical, if applicable) or (z) any employee stock ownership or option plan.  Purchaser shall (i) deem satisfied any preexisting conditions and waiting periods under the welfare benefit plans of Purchaser that provide healthcare benefits in which the Transferred Business Employees are eligible to participate to the same extent that such conditions and waiting periods were satisfied under the comparable Employee Plan and (y) subject to the HSBC Sellers providing Purchaser with the applicable information with respect to each Transferred Business Employee in a form that Purchaser determines is administratively feasible to take into account under its plans, cause such plans to honor any expenses incurred by such Transferred Business Employees and their eligible dependents under Employee Plans that are healthcare benefit plans during the portion of the calendar year in which they become Transferred Business Employees for purposes of satisfying applicable deductible, co-insurance, maximum out-of-pocket, and similar expenses, to the same extent that such expenses were recognized under the comparable Employee Plan.  Purchaser shall not provide any payment or incentive to any Transferred Business Employee to induce such employee to elect continued participation in any healthcare benefit plan of the HSBC Sellers.

(d) Severance.  (i)  Termination of Transferred Business Employees Following the Closing Date.  Purchaser shall pay, or cause to be paid, severance and provide benefits in accordance with the severance schedule set forth on Schedule 9.1(d)(i)(A), to each Transferred Business Employee whose employment is terminated by Purchaser or any Affiliate of Purchaser without “cause” (within the meaning set forth on Schedule 9.1(d)(i)(B)) within twelve (12) months after the Closing Date, subject to the execution, delivery and non-revocation of a release of claims in favor of Purchaser, the HSBC Sellers and Assignor and the respective Affiliates of Purchaser, the HSBC Sellers and Assignor.

(ii) Termination of Business Employees who do not become Transferred Business Employees.  With respect to Business Employees and Affiliated Employees who do not become Transferred Business Employees for any reason (other than due to having rejected a Comparable Job Offer), (A) Purchaser shall be responsible for reimbursing the HSBC Sellers or their respective Affiliates, as applicable (or reimbursing Assignor if Assignor has directly reimbursed the HSBC Sellers or their Affiliates under the Primary Purchase Agreement), for any severance benefits but not greater than those described on Schedule 9.1(d)(i)(A) to the extent a Business Employee or Affiliated Employee rejects an offer of employment from Purchaser that was not a Comparable Job Offer and (B) the HSBC Sellers and their respective Affiliates shall retain and shall satisfy, as provided for in the Primary Purchase Agreement, all severance benefits payable to any other Business Employees or Affiliated Employees, respectively, and Assignor shall use its commercially reasonable efforts to cause the HSBC Sellers to satisfy such obligation.  Except as may otherwise be required by Applicable Law, none of the HSBC Sellers, Assignor or Purchaser or any of their respective Affiliates shall pay or provide severance benefits to any Business Employee and Affiliated Employee who receives a Comparable Job Offer from Purchaser and does not accept such offer.  Nothing in this Section 9.1(d)(ii) is intended to conflict with the provisions of Section 9.1(g), but in the event of an inconsistency, Section 9.1(d)(ii)  shall govern.  Subject to Applicable Law, the HSBC Sellers, their applicable Affiliates and Purchaser shall cooperate to take commercially reasonable steps to reduce, to the extent possible, the likelihood that severance benefits will be required to be paid to any Business Employees or Affiliated Employees who do not become Transferred Business Employees; provided, however, that, in no event, shall Purchaser, Assignor or the HSBC Sellers be required to find alternative employment for such employees at Purchaser, Assignor or the HSBC Sellers or one of their respective Affiliates, nor shall Purchaser have any other obligation with respect to such employees if Purchaser has otherwise complied with its obligations hereunder.

(e) Retirement Plans.  Effective as of the Closing Date, to the extent permitted by Applicable Law, and as provided for in Section 9.1(e) of the Primary Purchase Agreement, the HSBC Sellers shall take action to provide that the account balances and accrued benefits, as applicable, of all Transferred Business Employees under the tax-qualified employee savings plan(s) (the “HSBC’s Savings Plan”) and pension plan(s) that are sponsored by the HSBC Sellers or any of their respective Affiliates in the United States in which the Transferred Business Employees participated immediately prior to the Closing Date shall vest in full.  Purchaser shall take all action necessary to permit Purchaser’s tax-qualified employee savings plan(s) maintained in the United States and in which Transferred Business Employees participate to accept rollover contributions of “eligible rollover distributions” (within the meaning of Section 402(c)(4) of the Code) for the benefit of participating Transferred Business Employees.

(f) Annual Incentives.  (i)  In accordance with Section 9.1(f) of the Primary Purchase Agreement, the HSBC Sellers shall be liable for the payment of all formulaic incentive bonuses and annual discretionary bonuses to the Transferred Business Employees with respect to the calendar year commencing on January 1, 2011 and ending on December 31, 2011.  In addition, in accordance with Section 9.1(f) of the Primary Purchase Agreement, the HSBC Sellers shall be liable for the payment of any formulaic incentive bonuses, including monthly, quarterly and semi-annual incentive bonuses, to the Transferred Business Employees with respect to the period commencing on January 1, 2012 and ending on the Closing Date.  Purchaser acknowledges that such payments shall be made consistent with past practice of the applicable HSBC Seller, notwithstanding that Transferred Business Employees may not be employed by the HSBC Sellers or any of their respective Affiliates at the time of payment.

(ii) Purchaser shall provide Transferred Business Employees an annual discretionary bonus opportunity prorated for calendar year 2012, based upon the number of days elapsed between the Closing Date and December 31, 2012 (with the amount, if any, determined consistent with Purchaser’s internal methodology for awarding annual discretionary bonuses).  Purchaser acknowledges that HSBC shall be responsible for and shall pay to the Transferred Business Employees a prorated portion of the annual discretionary bonuses accrued for the Transferred Business Employees prior to the Closing Date, calculated using accruals for performance year 2011, based upon the number of days elapsed between January 1, 2012 and the  Closing Date.  For purposes of clarity, and as provided for in Section 9.1(f) of the Primary Purchase Agreement, the HSBC Sellers and their respective Affiliates shall retain all liabilities for, and shall be responsible for the payment of, any formulaic incentive bonus amounts payable to the Transferred Business Employees for performance periods occurring prior to Closing Date under any formulaic incentive plans maintained by the HSBC Sellers or their Affiliates (for example, under any monthly, quarterly or commissions-based plans), and such formulaic incentive plans shall not be taken into consideration when determining the obligations of the Purchaser and the HSBC Sellers under this Section 9.1(f)(ii).

(g) WARN Act.  The parties hereto agree to cooperate in good faith, including by sharing information about terminations of employment in a timely manner, to determine whether any notification may be required under the WARN Act as a result of the transactions contemplated by this Agreement.  Purchaser shall be responsible for providing any notice (or pay in lieu of notice) required pursuant to the WARN Act with respect to a layoff or plant closing involving Transferred Business Employees that occurs on or after the Closing Date.  Subject to Section 9.1(d)(ii), and as provided for in Section 9.1(g) of the Primary Purchase Agreement, the HSBC Sellers and their respective Affiliates shall be responsible for providing any such notice (or pay in lieu of notice) with respect to a layoff or plant closing occurring prior to, on or after the Closing Date and involving Business Employees or Affiliated Employees, respectively who do not become Transferred Business Employees.

(h) Employee Communications.  Any communications by Purchaser with the Business Employees and/or Affiliated Employees prior to the Closing Date shall be subject to and in compliance with the terms of this Agreement.  Written communications from Purchaser to Business Employees and/or Affiliated Employees shall be subject to prior review, comment and approval by the HSBC Sellers and their respective Affiliates.  Purchaser acknowledges that in Section 9.1(h) of the Primary Purchase Agreement, the HSBC Sellers have agreed not to make any promises or commitments to the Business Employees or Affiliated Employees with respect to employment by Purchaser or the terms and conditions thereof.

(i) Banking Privileges. Purchaser agrees to provide the Transferred Business Employees with the same banking privileges, if any, that Purchaser generally provides to similarly situated employees of Purchaser (both by job classification or status and by geographic location).

(j) No Third-Party Rights.  No provision of this Section 9.1 shall create any third-party beneficiary rights in any Business Employee or Affiliated Employee (including any beneficiary or dependent thereof) nor is it intended to amend or alter any benefit plan of the Purchaser, the HSBC Sellers or any of their respective Affiliates, or limit the ability of the Purchaser or its Affiliates to amend their benefits plans in any respect at any time nor guarantee any Transferred Business Employee the right to continued employment for any period or with any Person.

Section 9.2 Cooperation Regarding Transferred Business Employees.  Notwithstanding anything in Section 9.1  to the contrary, Purchaser agrees to work together with HSBC and reasonably to cooperate with HSBC (and as appropriate with Assignor) to delay the separation from the HSBC Sellers and the start date with Purchaser for any Transferred Business Employees who are necessary to assist the HSBC Sellers in fulfilling their obligations under the Transition Services Agreement.

ARTICLE X

TAX MATTERS

Section 10.1 Tax Indemnification.

(a) Purchaser shall pay or cause to be paid, shall be liable for, and shall indemnify, defend and hold Assignor and the HSBC Sellers and their respective Affiliates harmless from and against any and all Taxes relating to the Transferred Business other than Excluded Taxes.

(b) Payment in full of any amount due from Purchaser to Assignor or the HSBC Sellers under this Section 10.1 shall be made to the affected party in immediately available funds at least two (2) Business Days before the date payment of the Taxes to which such payment relates is due, or, if no Tax is payable, within fifteen (15) days after written demand is made for such payment.

Section 10.2 Refunds, Credits and Carrybacks.

(a) Purchaser acknowledges and agrees that the HSBC Sellers shall be entitled to any refunds or credits of or against any Excluded Taxes.  Purchaser shall be entitled to any refunds or credits of or against any Taxes relating to Transferred Business, other than refunds or credits of or against Excluded Taxes.

(b) Purchaser shall promptly forward, on behalf of Assignor, to the HSBC Sellers or reimburse the HSBC Sellers for (or reimburse Assignor if Assignor has made payments directly to the HSBC Sellers in respect of) any refunds or credits due to the HSBC Sellers (pursuant to the terms of this ARTICLE X) after receipt thereof, and Assignor will forward or will use commercially reasonable efforts to cause the HSBC Sellers to promptly forward, on behalf of Assignor, to Purchaser or reimburse Purchaser for any refunds or credits due Purchaser (pursuant to the terms of this ARTICLE X) after receipt thereof.

Section 10.3 Cooperation.  Each party hereto shall, and shall cause its Affiliates to, and Assignor shall use commercially reasonable efforts to cause the HSBC Sellers to, provide such cooperation, documentation and information relating to the Transferred Business as any of them or the HSBC Sellers reasonably may request in:  (i) filing any Tax Return, amended Tax Return or claim for refund, (ii) determining a liability for Taxes or an indemnity obligation under this ARTICLE X or a right to refund of Taxes, (iii) conducting any audit, examination, contest, litigation or other proceeding by or against any Taxing Authority, (iv) determining an allocation of Taxes between a Pre-Closing Period and Post-Closing Period or (v) effecting any other tax provision in this Agreement (including this ARTICLE X) or in the Primary Purchase Agreement (including Article X thereof).  Each party will retain, and Assignor shall use commercially reasonable efforts to cause HSBC, as provided for in Section 10.3 of the Primary Purchase Agreement) to retain all Tax Returns, schedules and work papers, and all material records and other documents relating to Taxes relating to the Transferred Business for Tax periods ending on or prior to the Closing Date until the later of (x) the expiration of the statute of limitations for the Tax periods to which the Tax Returns or other documents relate or (y) eight (8) years following the due date (without extension) for such Tax Returns.  Thereafter, the party holding such Tax Returns or other documents (or HSBC, as provided for in Section 10.3 of the Primary Purchase Agreement) may dispose of them after offering the other party reasonable notice and opportunity to take possession of such Tax Returns and other documents at such other party’s own expense.  Each party shall (and Assignor shall use commercially reasonable to cause HSBC, to the extent provided for in Section 10.3 of the Primary Purchase Agreement to) make its employees reasonably available on a mutually convenient basis at its cost to provide explanation of any documents or information so provided.

Section 10.4 Contest Provisions.  Each of Purchaser and Assignor shall, and Assignor shall use commercially reasonable efforts to cause the HSBC Sellers to, promptly notify the others, as applicable, in writing upon receipt of notice of any pending or threatened audits or assessments with respect to Taxes for which such other party (or such other party’s Affiliates) may be liable hereunder.  Assignor acknowledges and agrees that the HSBC Sellers shall be entitled to participate at their expense in the defense of and, at its option, take control of the complete defense of, any Tax audit or administrative or court proceeding relating to Taxes for which it may be liable, and to employ counsel and other advisors of its choice at its expense.  Neither party may agree to settle any claim for Taxes for which the other or the HSBC Sellers may be liable without the prior written consent of such other party or the HSBC Sellers, as applicable, which consent shall not be unreasonably withheld.

Section 10.5 Transfer Taxes.

(a) Assignor and Purchaser acknowledge that all Transfer Taxes that are payable or that arise as a result of the consummation of the  transactions contemplated by the Primary Purchase Agreement shall be paid in accordance with the Primary Purchase Agreement, and Assignor shall use commercially reasonable efforts to cause the HSBC Sellers to pay all Transfer Taxes required to be paid by them.  In order to effectuate the provisions of this Section 10.5, Assignor and Purchaser agree that any Tax Returns that must be filed in connection with such Transfer Taxes shall be prepared and filed by the party primarily or customarily responsible under Applicable Law for filing such Tax Returns, and such party will use its reasonable best efforts to provide such Tax Returns to the other party (and Assignor shall use commercially reasonable efforts to cause HSBC to provide such Tax Returns under the Primary Purchase Agreement), at least ten (10) Business Days prior to the date such Tax Returns are due to be filed.  Such Tax Returns shall be prepared consistent with the Allocation Statement pursuant to Section 3.4(a).  Purchaser and Assignor agree to cooperate, and Assignor shall use commercially reasonable efforts to cause HSBC to cooperate, in the timely completion and filing of all such Tax Returns.  Purchaser agrees to timely sign and deliver any certificates or forms as may be necessary or appropriate to establish an exemption from (or otherwise reduce), and file the Tax Returns with respect to, such Transfer Taxes to the extent required to be signed and filed by Purchaser under this Section 10.5.  Assignor shall use commercially reasonable efforts to cause each HSBC Seller to timely sign, deliver and file the Tax Returns with respect to the Tax Returns with respect to Transfer Taxes, to the extent required to be signed and filed by the HSBC Sellers under the Primary Purchase Agreement.  For the avoidance of doubt, any Transfer Taxes resulting from any transfer after the Closing Date of any Purchased Asset or Assumed Liability, or any other property owned after the Closing Date by Purchaser or any of its Affiliates shall be borne by Purchaser and any Tax Returns relating thereto shall be prepared and filed by Purchaser.  The parties, subject to the Primary Purchase Agreement with HSBC, shall attempt in good faith to agree, on or prior to the Closing Date, on the fair market value of the Business Premises to be transferred and shall prepare and file (and Assignor shall use commercially reasonable efforts to cause HSBC to prepare and file) any Tax Returns required to be filed by them (or either of them or HSBC) with respect to Transfer Taxes on a basis consistent with any such agreed valuation.

(b) The parties agree that each of them (or the HSBC Sellers, as applicable) shall have the right to seek a refund of any and all Transfer Taxes paid by it for which it is responsible pursuant to this Section 10.5 at its own expense (subject to the last sentence of this Section 10.5(b)).  If so requested, the other party shall and Assignor shall use commercially reasonable efforts to cause the HSBC Sellers to cooperate in good faith with the party, seeking such refund and will cooperate with the HSBC Sellers with respect to any refund the HSBC Sellers may seek under Section 10.5(a) of the Primary Purchase Agreement.  Any refund of Transfer Taxes (and any reasonable out-of-pocket expenses incurred by the parties, in obtaining such refund, provided, in the case of fees and disbursements paid to any accounting firm, such expenses were incurred after providing reasonable advance notice to and consulting in good faith with the other party) shall be shared between the parties, in accordance with the portion of such Tax paid by each such party, and any refund shall be shared with the HSBC Sellers to the extent the HSBC Sellers are required to pay the Tax relating to the refund under the Primary Purchase Agreement.

Section 10.6 Coordination.  Notwithstanding anything in this Agreement to the contrary, in the event there is a conflict between ARTICLE X and any provision contained in any other article of this Agreement, ARTICLE X shall control.

Section 10.7 Tax Treatment of Payments.  Assignor and Purchaser and their respective Affiliates shall treat any and all payments under this ARTICLE X or ARTICLE XIII as an adjustment to the consideration for Tax purposes unless they are required to treat such payments otherwise by applicable Tax laws.

Section 10.8 Limitations and Survival.  Notwithstanding anything in this Agreement to the contrary, the indemnification provisions of Section 10.1 are not subject to the limitations of ARTICLE XIII and shall survive the Closing until the expiration of the applicable statutes of limitation.

Section 10.9 No Double Recovery.  For the avoidance of doubt, neither Purchaser nor Assignor shall be entitled to receive indemnification from the other in respect of all or any portion of any Loss more than once, in each case, whether proceeding under this ARTICLE X or ARTICLE XIII.

ARTICLE XI

CLOSING CONDITIONS

Section 11.1 Conditions to Obligations of Each Party to Close.  The respective obligations of each party to effect the transactions contemplated by this Agreement are subject to the satisfaction or, where legally permitted, waiver by such party, prior to or at the Closing, of each of the following conditions:

(a) No statute, rule, regulation, executive order, decree, ruling, permanent injunction or other permanent order shall have become effective (and final and nonappealable) permanently restraining, enjoining or otherwise prohibiting or making illegal the consummation of the transactions contemplated hereby.

(b) All Regulatory Approvals set forth on Schedule 11.1(b) (the “Required Government Approvals”) shall have been obtained, and any applicable waiting periods relating thereto shall have expired or been terminated early.

(c) The Primary Closing (as defined in the Primary Purchase Agreement) shall have occurred.

(d) Assignor shall have received confirmation from HSBC that in HSBC’s reasonable judgment this Agreement complies with Section 7.11 of the Primary Purchase Agreement and with all conditions to Assignment in the Primary Purchase Agreement.

Section 11.2 Conditions to Obligation of Assignor to Effect the Closing.  The obligation of Assignor to effect the transactions contemplated by this Agreement is subject to the satisfaction or waiver (in the sole discretion of Assignor), prior to or at the Closing, of each of the following conditions:

(a) All of the covenants and other agreements required by this Agreement to be complied with and performed by Purchaser on or before the Closing Date shall have been duly complied with and performed in all material respects.

(b) Each of the representations and warranties of Purchaser contained in ARTICLE VI shall be true and correct as of the Closing Date as though made on and as of the Closing Date, except (i) that those representations and warranties which address matters only as of a particular date shall be true and correct as of such particular date; and (ii) where the failure of such representations and warranties in the aggregate to be so true and correct has not had, and would not reasonably be expected to result in, a material adverse effect on Purchaser’s ability to consummate the transactions contemplated by this Agreement (disregarding for purposes of this clause (ii) any qualification in the text of the relevant representation or warranty as to materiality, material adverse effect or Knowledge).

(c) Assignor shall have received at the Closing a certificate dated the Closing Date and validly executed on behalf of Purchaser by an appropriate officer certifying that the conditions specified in Section 11.2(a) and Section 11.2(b) have been satisfied.

(d) Assignor shall have received counterparts to each of the Interim Processing Agreement and the Stand-by Facility duly executed on behalf of Purchaser.

Section 11.3 Conditions to Obligation of Purchaser to Effect the Closing.  Purchaser’s obligation to effect the transactions contemplated by this Agreement is subject to the satisfaction or waiver (in Purchaser’s sole discretion), prior to or at the Closing, of each of the following conditions:

(a) All of the covenants and agreements required by this Agreement and the Transition Services Agreement among Assignor, Purchaser and the HSBC Sellers to be complied with and performed by Assignor and the HSBC Sellers on or before the Closing Date shall have been duly complied with and performed in all material respects.

(b) Each of the representations and warranties of Assignor contained in ARTICLE V shall be true and correct as of the Closing Date as though made on and as of the Closing Date, except (i) that those representations and warranties which address matters only as of a particular date shall be true and correct as of such particular date; and (ii) where the failure of such representations and warranties in the aggregate to be so true and correct has not had, and would not reasonably be expected to result in, a Material Adverse Effect (disregarding for purposes of this clause (ii) any qualification in the text of the relevant representation or warranty as to materiality, Material Adverse Effect or Knowledge).

(c) Purchaser shall have received at the Closing a certificate dated the Closing Date and validly executed on behalf of Assignor by an appropriate officer of Assignor certifying that the conditions specified in Section 11.3(a) and Section 11.3(b), to the extent applicable to Assignor, have been satisfied.

(d) Purchaser shall have received a counterpart of the Interim Processing Agreement duly executed on behalf of Assignor.

ARTICLE XII

TERMINATION

Section 12.1 Termination.  This Agreement may be terminated at any time prior to the Closing Date:

(a) by mutual written consent of Purchaser and Assignor;

(b) by Purchaser or Assignor if (i) any Governmental Entity that must grant a Required Government Approval has denied such Required Government Approval, and such denial has become final and nonappealable or (ii) any Governmental Entity of competent jurisdiction shall have issued a final nonappealable order enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement or the Primary Purchase Agreement, unless, in either case, such denial of approval or issuance of such order arises out of, or results from, a material breach by the party seeking to terminate this Agreement of any representation, warranty, covenant or agreement of such party in this Agreement;

(c) by Purchaser or by Assignor, if the Closing shall not have occurred on or before the Outside Date; unless the failure of the Closing to occur by such date arises out of, or results from, a material breach by the party seeking to terminate this Agreement of any representation, warranty, covenant or agreement of such party in this Agreement; and

(d) (i) by Purchaser, if Assignor has breached any of its covenants or agreements or any of its representations or warranties contained in this Agreement, which breach, individually or in the aggregate, would cause the conditions set forth in Section 11.3(a) or Section 11.3(b) to be not satisfied, and such breach is not cured within forty-five (45) days following written notice to Assignor or cannot, by its nature, be cured prior to the Outside Date; provided that Purchaser is not then in material breach of any representation, warranty, covenant or other agreement contained in this Agreement, or (ii) by Assignor, if Purchaser has breached any of its covenants or agreements or any of its representations or warranties contained in this Agreement, which breach, individually or in the aggregate, would cause the conditions set forth in Section 11.2(a) or Section 11.2(b) to not be satisfied, and such breach is not cured within forty-five (45) days following written notice to Purchaser, or cannot, by its nature, be cured prior to the Outside Date; provided that Assignor is not then in material breach of any representation, warranty, covenant or other agreement contained in this Agreement.

(e) In addition, this Agreement will automatically terminate upon termination of the Primary Purchase Agreement pursuant to its terms.

Section 12.2 Effect of Termination.  In the event of termination of this Agreement as provided in Section 12.1, this Agreement shall forthwith become void and have no effect, and none of Assignor, Purchaser, HSBC any of their respective Affiliates or any of the officers, directors or stockholders of any of them shall have any liability of any nature whatsoever hereunder, or in connection with the transactions contemplated hereby, except (i) the confidentiality provisions of Section 7.5 shall survive any termination of this Agreement, and (ii) notwithstanding anything to the contrary contained in this Agreement, none of Purchaser or Assignor shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

ARTICLE XIII

SURVIVAL; INDEMNIFICATION

Section 13.1 Survival of Representations and Warranties.  The representations and warranties contained in this Agreement shall survive the Closing for the period set forth in this Section 14.1.  All representations and warranties contained in this Agreement and all claims with respect thereto shall terminate on the eighteen (18) months after the Primary Closing Date, except that (i) the representations and warranties contained in Section 5.1, Section 5.2, Section 5.7, Section 6.1, Section 6.2 and Section 6.7 shall survive until the expiration of the applicable statute of limitations; it being understood that in the event notice of any claim for indemnification under this ARTICLE XIII has been given (within the meaning of Section 13.4) within the applicable survival period, the representations and warranties that are the subject of such indemnification claim shall survive with respect to such claim until such time as such claim is finally resolved.  The agreements and covenants contained in this Agreement that by their terms contemplate performance after the Closing Date shall survive the Closing in accordance with their terms.

Section 13.2 Indemnification by Assignor.

(a) Assignor hereby agrees that from and after the Closing it shall indemnify, defend and hold harmless Purchaser and its respective Affiliates, and their respective directors, officers, employees (other than the Transferred Business Employees), agents and their heirs, successors and permitted assigns, each in their capacity as such (the “Purchaser Indemnified Parties”) from, against and in respect of any (i) damages, losses, charges, Liabilities, claims, demands, actions, suits, proceedings, payments, judgments, settlements, assessments, deficiencies, interest, penalties, and costs and expenses (including removal costs, remediation costs, closure costs, fines, penalties and expenses of investigation and ongoing monitoring, reasonable attorneys’ fees, and reasonable out of pocket disbursements) (collectively, “Losses”) or (ii) Designated Loan Losses, in either case of (i) or (ii) imposed on, sustained, incurred or suffered by, or asserted against, any of the Purchaser Indemnified Parties, whether in respect of third-party claims, claims between the parties hereto, or otherwise, directly or indirectly relating to, or arising out of:

(1) any breach of any representation or warranty made by Assignor under ARTICLE V for the period such representation or warranty survives, it being understood that for purposes of this Section 13.2 any qualifications in the text of any such representation or warranty relating to materiality, Material Adverse Effect, or Knowledge shall be disregarded for purposes of determining whether such representation or warranty was breached or the amount of Losses;

(2) any breach of any covenant or agreement of Assignor contained in this Agreement (including under Section 8.3(c) with respect to any Designated Purchased Loans); and

(3) any of the (i) the Excluded Liabilities (including, for the avoidance of doubt, any of the litigation disclosed in Schedule 5.6) or (ii) Liens that are not Permitted Liens or (iii) or the conduct of the Retained Business after the Primary Closing Date.

(b) Assignor shall not be liable to the Purchaser Indemnified Parties for (i) any Losses in respect of Section 13.2(a)(1) for any individual claim (or group of directly related claims) less than twenty thousand dollars ($20,000) (each a “de minimis loss”) or (ii) any Losses in respect of Section 13.2(a)(1) unless the Losses therefrom exceed an aggregate amount (including all Losses attributable to Assignor) equal to one million two hundred thousand ($1,200,000), and then only for Losses in excess of that amount and up to an aggregate amount equal to twenty-five percent (25%) of the Purchaser Premium.

Section 13.3 Indemnification by Purchaser.

(a) Purchaser hereby agrees that from and after the Closing it shall indemnify, defend and hold harmless Assignor, any of its Affiliates, and each of their respective directors, officers, agents and their heirs, successors and permitted assigns, each in their capacity as such (the “Assignor Indemnified Parties” and collectively, with the Purchaser Indemnified Parties, the “Indemnified Parties”) from, against and in respect of any Losses imposed on, sustained, incurred or suffered by, or asserted against, any of the Assignor Indemnified Parties, whether in respect of third-party claims, claims between the parties hereto, or otherwise, directly or indirectly (including any Losses sustained by HSBC for which Assignor must indemnify HSBC pursuant to the Primary Purchase Agreement), relating to, arising out of or resulting from:

(1) any breach of any representation or warranty made by Purchaser under ARTICLE VI for the period such representation or warranty survives, it being understood that for purposes of this Section 13.3 any qualifications in the text of any such representation or warranty relating to materiality, material adverse effect, or Knowledge shall be disregarded for purposes of determining whether such representation or warranty was breached;

(2) any breach of a covenant or agreement of Purchaser contained in this Agreement;

(3) any of the Assumed Liabilities or the conduct of the Transferred Business after the Closing Date; and

(4) the Letters of Credit following the Closing Date.

(b) Purchaser shall not be liable to the Assignor Indemnified Parties for (i) a de minimis loss in respect of Section 13.3(a)(1) or (ii) any Losses with respect to the matters contained in Section 13.3(a)(1) unless the Losses therefrom exceed an aggregate amount equal to one million two hundred thousand dollars ($1,200,000), and then only for Losses in excess of that amount and up to an aggregate amount equal to twenty-five percent (25%) of the Purchaser Premium.

Section 13.4 Third-Party Claim Indemnification Procedures.

(a) In the event that any written claim or demand for which an indemnifying party (an “Indemnifying Party”) may have liability to any Indemnified Party hereunder, other than those relating to Taxes (which are the exclusive subject of ARTICLE X), is asserted against or sought to be collected from any Indemnified Party by a third party (a “Third-Party Claim”), such Indemnified Party shall promptly, but in no event more than ten (10) days following such Indemnified Party’s receipt of a Third-Party Claim, notify the Indemnifying Party in writing of such Third-Party Claim, the amount or the estimated amount of damages sought thereunder to the extent then ascertainable (which estimate shall not be conclusive of the final amount of such Third-Party Claim), any other remedy sought thereunder, any relevant time constraints relating thereto and, to the extent practicable, any other material details pertaining thereto (a “Claim Notice”); provided, however, that the failure timely to give a Claim Notice shall affect the rights of an Indemnified Party hereunder only to the extent that such failure has a material prejudicial effect on the defenses or other rights available to the Indemnifying Party with respect to such Third-Party Claim. The Indemnifying Party shall have thirty (30) days (or such lesser number of days set forth in the Claim Notice as may be required by court proceeding in the event of a litigated matter) after receipt of the Claim Notice (the “Notice Period”) to notify the Indemnified Party that it desires to assume the defense of the Indemnified Party against such Third-Party Claim.

(b) In the event that the Indemnifying Party notifies the Indemnified Party within the Notice Period that it desires to defend the Indemnified Party against a Third-Party Claim, the Indemnifying Party shall have the right to defend the Indemnified Party by appropriate proceedings and shall have the sole power to direct and control such defense at its expense.  Once the Indemnifying Party has duly assumed the defense of a Third-Party Claim, the Indemnified Party shall have the right, but not the obligation, to participate in any such defense and to employ separate counsel of its choosing.  The Indemnified Party shall participate in any such defense at its expense unless the Indemnifying Party and the Indemnified Party are both named parties to the proceedings and the Indemnified Party shall have reasonably concluded, based on the written advice of counsel, that representation of both parties by the same counsel would be inappropriate due to actual or potential differing material interests between them.  The Indemnifying Party shall not, without the prior written consent of the Indemnified Party, settle, compromise or offer to settle or compromise any Third-Party Claim; provided, however, that no such prior written consent of the Indemnified Party shall be required to any proposed settlement that involves only the payment of money by the Indemnifying Party, includes as an unconditional term thereof the granting by the person asserting such claim or bringing such action of an unconditional release from liability to all Indemnified Parties with respect to such claim and does not include any admission of culpability.

(c) If the Indemnifying Party elects not to defend the Indemnified Party against a Third-Party Claim, whether by not giving the Indemnified Party timely notice of its desire to so defend or otherwise, the Indemnified Party shall have the right but not the obligation to assume its own defense; it being understood that the Indemnified Party’s right to indemnification for a Third-Party Claim shall not be adversely affected by assuming the defense of such Third-Party Claim. The Indemnified Party shall not settle a Third-Party Claim without the consent of the Indemnifying Party and/or its respective insurer.

(d) The Indemnified Party and the Indemnifying Party shall cooperate in order to ensure the proper and adequate defense of a Third-Party Claim, including by providing access to each other’s relevant business records and other documents, and employees.

(e) The Indemnified Party and the Indemnifying Party shall use reasonable best efforts to avoid production of confidential information (consistent with Applicable Law), and to cause all communications among employees, counsel and others representing any party to a Third-Party Claim to be made so as to preserve any applicable attorney-client or work-product privileges.

Section 13.5 Consequential Damages.  Notwithstanding anything to the contrary contained in this Agreement, no Person shall be liable under this ARTICLE XIII for any consequential, punitive, special, incidental or indirect damages, including lost profits, except to the extent awarded by a court of competent jurisdiction in connection with a Third-Party Claim.

Section 13.6 Adjustments to Losses.

(a) In calculating the amount of any Loss, the proceeds actually received by the Indemnified Party or any of its Affiliates under any insurance policy or pursuant to any claim, recovery, settlement or payment by or against any other Person in each case relating to the Third-Party Claim, net of any actual costs, expenses or premiums incurred in connection with securing or obtaining such proceeds, shall be deducted.  Without limiting the generality or effect of any other provision hereof, each Indemnified Party and Indemnifying Party shall duly execute upon request all instruments reasonably necessary to evidence and perfect the subrogation and subordination rights detailed herein, and otherwise cooperate in the prosecution of such claims.

(b) In calculating the amount of any Loss, there shall be deducted an amount equal to any net Tax benefit actually realized (including the utilization of a Tax loss or Tax credit carried forward) as a result of such Loss by the party claiming such Loss, and there shall be added an amount equal to any actual net Tax detriment resulting from such Loss.

(c) Reimbursement.  If an Indemnified Party recovers an amount from a third-party in respect of a Loss that is the subject of indemnification hereunder after all or a portion of such Loss has been paid by an Indemnifying Party pursuant to this ARTICLE XIII, the Indemnified Party shall promptly remit to the Indemnifying Party the excess (if any) of (i) the amount paid by the Indemnifying Party in respect of such Loss, plus the amount received from the third party in respect thereof, less (ii) the full amount of Loss.

Section 13.7 Payments.  The Indemnifying Party shall pay all amounts payable pursuant to this ARTICLE XIII, by wire transfer of immediately available funds, promptly following receipt from an Indemnified Party of a bill, together with all accompanying reasonably detailed back-up documentation, for a Loss that is the subject of indemnification hereunder, unless the Indemnifying Party in good faith disputes the Loss, in which event it shall so notify the Indemnified Party.  In any event, the Indemnifying Party shall pay to the Indemnified Party, by wire transfer of immediately available funds, the amount of any Loss for which it is liable hereunder no later than three (3) days following any final determination of such Loss and the Indemnifying Party’s liability therefor.  A “final determination” shall exist when (i) the parties to the dispute have reached an agreement in writing, (ii) a court of competent jurisdiction shall have entered a final and non-appealable order or judgment, or (iii) an arbitration or like panel shall have rendered a final non-appealable determination with respect to disputes the parties have agreed to submit thereto.

Section 13.8 Mitigation.  Each Indemnified Party shall use its reasonable best efforts to mitigate any indemnifiable Loss.  In the event an Indemnified Party fails to so mitigate an indemnifiable Loss, the Indemnifying Party shall have no liability for any portion of such Loss that reasonably could have been avoided had the Indemnified Person made such efforts.

Section 13.9 Survival of Indemnity.  The obligation of Purchaser and Assignor to indemnify under this ARTICLE XIII as to claims covered by Section 13.2(a)(1) and Section 13.3(a)(1), as applicable, shall expire on the first (1st) anniversary of the Closing Date, and shall not apply to any claims made after such date, except that the obligation of Purchaser and Assignor to indemnify with respect to bona fide claims for indemnity made in writing by Assignor Indemnified Parties and Purchaser Indemnified Parties, as applicable, within such one- (1) year period shall continue until final resolution of such claims.

Section 13.10 Remedies Exclusive.  Except as otherwise specifically provided in this Agreement or in the case of fraud or willful misconduct, the remedies provided in this ARTICLE XIII shall be the exclusive remedies of the parties hereto from and after the Closing in connection with any breach of a representation or warranty, or non-performance, partial or total, of any covenant or agreement contained herein except as to Taxes, as to which the provisions of ARTICLE X shall control exclusively.

Section 13.11 No Indemnification by HSBC Sellers of Purchasers.  It is understood and agreed by Purchaser that no HSBC Seller shall have any obligation whatsoever (including under ARTICLE X) to indemnify Purchaser for any matter whatsoever arising in connection with, or arising after, Purchaser’s purchase and assumption of the Transferred Business, including the Purchased Assets and the Assumed Liabilities.

Section 13.12 Purchaser’s Release of HSBC and Exculpation of Assignor.  Purchaser hereby releases HSBC and Assignor and their respective Affiliates and waives any claims which Purchaser may now or hereafter have against HSBC, Assignor or any of their respective Affiliates relating to the physical condition of the Purchased Real Property from and after the Closing.  Purchaser hereby agrees that Assignor and its Affiliates shall have no liability to Purchaser for any matters that result from a failure of any HSBC Seller to perform its obligations under the Primary Purchase Agreement except and to the extent that such failure results from a breach by Assignor of its agreements under the Primary Purchase Agreement or this Agreement.

ARTICLE XIV

MISCELLANEOUS

Section 14.1 Entire Agreement; Amendment.  All Exhibits (attached hereto and as executed) and Schedules hereto shall be deemed to be incorporated into and made part of this Agreement.  This Agreement, together with the Exhibits and Schedules hereto, the Settlement Procedures Agreement and the Transition Services Agreement, contain the entire agreement and understanding among the parties with respect to the subject matter hereof (and supersede any prior agreements, arrangements or understandings among the parties with respect to the subject matter hereof) and there are no agreements, representations, or warranties which are not set forth herein.  No provision of this Agreement may be amended or waived except (i) by a writing signed by Assignor and Purchaser and (ii) with the prior written consent of the HSBC Sellers (which consent shall not be unreasonably withheld, delayed or conditioned); provided that no amendment to this Agreement shall diminish the obligations or liabilities of Assignor or the rights of the HSBC Sellers under the Primary Purchase Agreement or as third party beneficiaries of this Agreement.

Section 14.2 Binding Effect; Assignment; Third-Party Beneficiaries.  Except as otherwise provided in this Agreement, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Except as expressly provided herein, this Agreement and all rights hereunder may not be assigned by any party hereto except by prior written consent of the other party hereto; provided that Purchaser may assign its right to acquire any asset and/or the obligation to pay all or part of the consideration and to assume any liability to any wholly owned Subsidiary without the prior written consent of the other party hereto; provided, further, that Purchaser agrees to guarantee the performance of any such wholly owned Subsidiary.  The parties intend that this Agreement shall not benefit or create any right or cause of action in or on behalf of any Person other than the parties hereto; provided that the HSBC Sellers are express third party beneficiaries of this Agreement and shall have the right to enforce the provisions of this Agreement against any party hereto to the same extent as if they were a party to this Agreement but only to the extent the provisions sought to be enforced by the HSBC Sellers do not enlarge their rights or expand the obligations or liabilities of Assignor under the Primary Purchase Agreement; provided that nothing in this Agreement shall diminish or offset Assignor’s obligations to the HSBC Sellers with respect to the Transferred Business, Purchased Assets or Assumed Liabilities.

Section 14.3 Specific Performance.  The parties hereto acknowledge and agree that (i) monetary damages could not adequately compensate any party hereto in the event of a breach of this Agreement by any other party which results in the failure of the transactions contemplated by this Agreement to be consummated by the Outside Date; (ii) the non-breaching party would suffer irreparable harm in the event of such a breach with such an effect; and (iii) the non-breaching party (or by the HSBC Sellers, as a third-party beneficiaries) shall have, in addition to any other rights or remedies it may have at law or in equity, specific performance and injunctive relief as a remedy for the enforcement hereof.  The parties agree to not seek, and agree to waive, any requirement for the securing or posting of a bond in connection with a party seeking or obtaining any relief pursuant to this Section 14.3.

Section 14.4 Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.  This Agreement shall become binding when two or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.  The execution and delivery of this Agreement may be effected by facsimile or any other electronic means such as “.pdf” or “.tiff” files.

Section 14.5 Notices.  All notices, request, demands and other communications required hereunder shall be in writing and shall be deemed to have been duly given or made if delivered personally, sent by facsimile transmission or telex confirmed in writing within two (2) Business Days, or sent by registered or certified mail, postage prepaid, as follows:

If to Assignor addressed to:

Oliver H. Sommer
Executive Vice President, Corporate Development
First Niagara Financial Group, Inc.
726 Exchange Street, Suite 618
Buffalo, NY 14210
Facsimile:  (716) 819-5157

with a copy to:

Kristy Berner
First Vice President & Assistant General Counsel
First Niagara Financial Group, Inc.
726 Exchange Street, Suite 618
Buffalo, NY 14210
Facsimile:  (716) 819-5862

with an additional copy to:

Michael Friedman, Esq.
Pepper Hamilton LLP
3000 Two Logan Square
Eighteenth and Arch Streets
Philadelphia, PA  19103-2799
Facsimile:  (215) 981-4750

and if to Purchaser addressed to:

Mark E. Tryniski
President & Chief Executive Officer
Community Bank System, Inc.
5790 Widewaters Parkway
Dewitt NY 13214-1883
Facsimile:  (315) 445-7347

with a copy to:

George J. Getman
Executive Vice President & General Counsel
Community Bank System, Inc.
5790 Widewaters Parkway
Dewitt, NY 13214
Facsimile:  (315) 445-7364

with an additional copy to:

Ronald C. Berger, Esq.
Bond, Schoeneck & King, PLLC
One Lincoln Center
Syracuse, NY 13202-1355
Facsimile:  (315) 218-8100

Any party may change the address or fax number to which such communications are to be sent to it by giving written notice of change of address to the other party in the manner provided above for giving notice.

Section 14.6 Provisions Separable.  The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

Section 14.7 Expenses.  Except as otherwise expressly set forth herein, all fees and expenses payable in connection with the consummation of the transactions contemplated by this Agreement shall be the sole liability of the party incurring such expense.

Section 14.8 Deadlines.  If the last day of the time period for the giving of any notice or the taking of any action required under this Agreement falls on a Saturday, Sunday or legal holiday or a date on which banks in the State of New York are authorized by law to close, the time period for giving such notice or taking such action shall be extended through the next Business Day following the original expiration date of such.

Section 14.9 Scope of Agreements.  This Agreement shall not create any partnership, joint venture or other similar arrangement between Assignor or any of its Affiliates, on the one hand, and Purchaser or any of its Affiliates, on the other hand.

Section 14.10 Delays or Omissions.  Any waiver, permit, consent or approval of any kind or character of any breach or default under this Agreement, or any waiver of any provision or condition of this Agreement shall be effective only to the extent specifically set forth in writing.  Notwithstanding any provision set forth herein, no party hereto shall be required to take any action or refrain from taking any action that would cause it to violate any Applicable Law, statute, legal restriction, regulation, rule or order or any Governmental Entity.

Section 14.11 Waiver of Jury Trial.  EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY OF THEM AGAINST THE OTHER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, OR ANY OTHER AGREEMENTS EXECUTED IN CONNECTION HEREWITH, OR THE ADMINISTRATION THEREOF OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN.  NO PARTY TO THIS AGREEMENT SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM, OR ANY OTHER LITIGATION PROCEDURE BASED UPON, OR ARISING OUT OF, THIS AGREEMENT OR ANY RELATED INSTRUMENTS OR THE RELATIONSHIP BETWEEN THE PARTIES.  NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION, IN WHICH A JURY TRIAL HAS BEEN WAIVED, WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.  THE PROVISIONS OF THIS SECTION HAVE BEEN FULLY DISCUSSED BY THE PARTIES HERETO, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS.  NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

Section 14.12 Governing Law; Consent to Jurisdiction.  The execution, interpretation, and performance of this Agreement shall be governed by the laws of the State of New York without giving effect to any conflict of laws provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the law of any other jurisdiction other than the State of New York.  EACH PARTY HERETO, TO THE EXTENT IT MAY LAWFULLY DO SO, HEREBY SUBMITS TO THE JURISDICTION OF ANY COURT OF THE STATE OF NEW YORK LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AS WELL AS TO THE JURISDICTION OF ALL COURTS FROM WHICH AN APPEAL MAY BE TAKEN OR OTHER REVIEW SOUGHT FROM THE AFORESAID COURTS, FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF SUCH PARTY’S OBLIGATIONS UNDER OR WITH RESPECT TO THIS AGREEMENT OR ANY OF THE AGREEMENTS, INSTRUMENTS OR DOCUMENTS CONTEMPLATED HEREBY AND EXPRESSLY WAIVES ANY AND ALL OBJECTIONS IT MAY HAVE AS TO VENUE IN ANY OF SUCH COURTS.

Section 14.13 Effect of Amendment and Restatement.  This Agreement amends and restates the Original Agreement in its entirety. All amendments to the Original Agreement effected by this Agreement, and all other covenants, agreements, terms and provisions of this Agreement, shall be deemed to have effect as of the Original Date unless expressly stated otherwise. This Agreement shall be effective as of the date that the Agreement has been executed and delivered by each of the parties hereto.  Each of the representations and warranties made in this Agreement shall be deemed to be made on and as of the Original Date and not made as of the date of this amendment and restatement.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Assignment, Purchase and Assumption Agreement to be duly executed as an instrument under seal by its officer thereunto duly authorized as of the date first above written.

FIRST NIAGARA BANK, NATIONAL ASSOCIATION

By: /s/ John R. Koelmel
Name: John R. Koelmel
Title: President and Chief Executive Officer

COMMUNITY BANK, NATIONAL ASSOCIATION

By:/s/ Mark E. Tryniski
Name: Mark E. Tryniski
Title: President and Chief Executive Officer

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